UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 __________________________________
 SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐	Soliciting Material under §240.14a-12
Post Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
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December 6, 2021

Dear Fellow Shareholders:
You are cordially invited to attend our annual meeting of shareholders on Thursday, January 27, 2022. We will hold the meeting at 9:00 a.m., Central Time. The meeting will be entirely virtual, conducted via a live audio-only webcast, in order to protect the health and safety of our shareholders and employees.
In connection with the annual meeting, we have prepared a notice of the meeting, a proxy statement, a proxy card and our annual report to shareholders for the fiscal year ended September 30, 2021, which contain detailed information about us and our operating and financial performance. On or about December 6, 2021, we began mailing to our shareholders these materials or a Notice Regarding the Availability of Proxy Materials containing instructions on how to access these materials online.
Whether or not you plan to attend the virtual meeting, we encourage you to vote your shares. You may vote by telephone or on the Internet, or if you received or requested to receive printed proxy materials, complete, sign and return the enclosed proxy card in the postage-paid envelope enclosed with the proxy materials. The prompt execution of your proxy will be greatly appreciated.

Sincerely,
/s/ Robert V. Vitale
Robert V. Vitale
President and Chief Executive Officer

Post Holdings, Inc.
2503 S. Hanley Road
St. Louis, Missouri 63144
December 6, 2021
Notice of Annual Meeting of Shareholders
Dear Shareholders:
In light of the COVID-19 pandemic, the Board of Directors, after careful consideration, has decided to hold the 2022 annual meeting of shareholders of Post Holdings, Inc. exclusively online, via a live audio-only webcast, in order to protect the health and safety of our shareholders and employees. If you plan to attend the virtual meeting, please see the information below as well as the attendance and registration instructions in the proxy statement. There will be no physical location for the meeting.

Meeting Information:	Date:	Thursday, January 27, 2022
	Time:	9:00 a.m., Central Time
	Website:	https://meetnow.global/MMC6X9U
At the annual meeting, shareholders will consider the following matters:
1.the election of three nominees to the Company’s Board of Directors;
2.the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2022;
3.advisory approval of the Company’s executive compensation;
4.the approval of the Post Holdings, Inc. 2021 Long-Term Incentive Plan; and
5.any other business properly introduced at the annual meeting.
The close of business on November 22, 2021 has been fixed as the record date for the determination of shareholders entitled to receive notice of and to vote at the annual meeting or any adjournment or postponement thereof. This notice of the annual meeting, the proxy statement and the proxy card are first being sent or made available to shareholders on or about December 6, 2021.
We are pleased to take advantage of Securities and Exchange Commission rules that allow us to furnish these proxy materials and our annual report to shareholders on the Internet. This means that most shareholders will not receive paper copies of our proxy materials and annual report to shareholders. We will instead send shareholders a Notice Regarding the Availability of Proxy Materials with instructions for accessing the proxy materials and annual report to shareholders on the Internet. We believe that posting these materials on the Internet enables us to provide shareholders with the information that they need more quickly, while lowering our costs of printing and delivery and reducing the environmental impact of our annual meeting.
Your vote is important. Please note that if you hold your shares through a broker, your broker cannot vote your shares on any matter, except ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, in the absence of your specific instructions as to how to vote. In order for your vote to be counted, please make sure that you submit your vote to your broker.
By order of the Board of Directors,
/s/ Diedre J. Gray
Diedre J. Gray
Executive Vice President, General Counsel
and Chief Administrative Officer, Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JANUARY 27, 2022
This notice, the proxy statement attached to this notice and our annual report to shareholders for the fiscal year ended September 30, 2021 are available at www.envisionreports.com/POST and on our website at www.postholdings.com.

PROXY STATEMENT

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary is not a complete description, and you should read the entire proxy statement carefully before voting.

ANNUAL MEETING

Time and Date:	9:00 a.m., Central Time, on Thursday, January 27, 2022

Website:	https://meetnow.global/MMC6X9U

Record Date:	November 22, 2021

Voting:	Shareholders on the record date are entitled to one vote per share on each matter to be voted upon at the annual meeting

VOTING ITEMS

Item		Board Recommendation	Page Reference

1	Election of Three Directors	For all nominees	15

2	Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the fiscal year ending September 30, 2022	For	20

3	Advisory Approval of the Company’s Executive Compensation	For	54

4	Approval of the Post Holdings, Inc. 2021 Long-Term Incentive Plan	For	55

Transact any other business that properly comes before the meeting.

BOARD OF DIRECTORS
The following table provides summary information about each director nominee as of November 15, 2021. At our annual meeting, shareholders will be asked to elect the three director nominees in Class I listed in the table below. The Board of Directors unanimously recommends a vote FOR each nominee.
Class I - Directors whose terms expire at the 2022 annual meeting of shareholders and who are nominees for terms expiring at the 2025 annual meeting

Name	Director Since	Occupation and Experience	Independent	Board Committees(1)
				AC	CGCC	EC	SFOC

Gregory L. Curl	2012	President of Temasek Holdings	Yes	✓			✓

Ellen F. Harshman	2017	Retired Executive	Yes	✓

David P. Skarie	2012	Retired Executive	Yes		✓	✓

(1)	AC - Audit Committee; CGCC - Corporate Governance and Compensation Committee; EC - Executive Committee; SFOC - Strategy and Financial Oversight Committee

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
As a matter of good governance, we are asking our shareholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2022. The Board of Directors unanimously recommends a vote FOR ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

EXECUTIVE COMPENSATION
Our Board of Directors is asking that our shareholders vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement. This vote is not intended to address any specific item of our compensation programs, but rather addresses our overall approach to the compensation of our named executive officers. Please read Compensation Discussion and Analysis beginning on page 22 and the executive compensation tables beginning on page 38 for additional details about our executive compensation programs. The Board of Directors unanimously recommends a vote FOR advisory approval of the compensation of our named executive officers.

POST HOLDINGS, INC. 2021 LONG-TERM INCENTIVE PLAN
We are seeking shareholder approval of the Post Holdings, Inc. 2021 Long-Term Incentive Plan, which will increase the number of shares authorized to fund awards under our long-term incentive compensation programs. The Board of Directors unanimously recommends a vote FOR this proposal because we believe that the ability to make equity awards to our executives, employees and directors is important to align their interests with those of our shareholders and to better attract, retain and incentivize key personnel.

PROXY AND VOTING INFORMATION
Why am I receiving these materials?
The Board of Directors (the “Board of Directors” or the “Board”) of Post Holdings, Inc. (“Post Holdings,” “Post,” the “Company” or “we”) is soliciting proxies for the 2022 annual meeting of shareholders. This proxy statement, the form of proxy and the Company’s 2021 annual report to shareholders will be available at www.envisionreports.com/POST beginning on December 6, 2021. On or about December 6, 2021, a Notice Regarding the Availability of Proxy Materials (the “Notice”) will be mailed to shareholders of record at the close of business on November 22, 2021, the record date for the 2022 annual meeting of shareholders. On the record date, there were 62,563,659 shares of our common stock outstanding.
How can I receive printed proxy materials?
We have elected to take advantage of the Securities and Exchange Commission (the “SEC”) rules that allow us to furnish proxy materials to you online. We believe electronic delivery will expedite shareholders’ receipt of materials, while lowering our costs and reducing the environmental impact of our annual meeting by reducing printing and mailing of full sets of materials. On or about December 6, 2021, we mailed to many of our shareholders a Notice containing instructions on how to access our proxy statement and annual report to shareholders online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials, unless you specifically request one. However, the Notice contains instructions on how to receive a paper copy of the materials.
Why is the Company holding a virtual annual meeting? How can I attend?
In light of the COVID-19 pandemic, the Board of Directors, after careful consideration, has decided that the annual meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively online via a live audio-only webcast, in order to protect the health and safety of our shareholders and employees. There will be no physical location for the annual meeting. You are entitled to participate in the annual meeting only if you were a shareholder as of the close of business on the record date, or if you hold a valid proxy for the annual meeting. The virtual annual meeting has been designed to provide substantially the same rights to participate as you would have at an in-person meeting.
If you are a shareholder, you can attend the annual meeting online, vote and submit your questions prior to and during the meeting by visiting https://meetnow.global/MMC6X9U. Please follow the login and registration instructions outlined below. You will need a 15-digit control number to participate in the annual meeting.
Anyone may enter the annual meeting as a guest in listen-only mode at https://meetnow.global/MMC6X9U, but only shareholders of record and beneficial owners of shares who have registered for the meeting may participate in the annual meeting.
The online meeting will begin promptly at 9:00 a.m., Central Time. We encourage you to access the meeting prior to the start time to provide ample time for logging in. Rules of conduct for the annual meeting will be posted on the annual meeting website at https://meetnow.global/MMC6X9U.
I am a shareholder of record. How do I register for the annual meeting?
If you are a shareholder of record (i.e., you hold your shares through the Company’s transfer agent, Computershare), then you do not need to register to attend the annual meeting virtually. To attend the meeting, please visit the annual meeting website at https://meetnow.global/MMC6X9U to log in on the day of the meeting. To access the meeting, you will need to enter the 15-digit control number printed in the shaded bar on your proxy card or Notice.
I am a beneficial owner of shares. How do I register for the annual meeting?
If your shares are held in “street name” (i.e., you hold your shares through an intermediary, such as in a stock brokerage account or by a bank or other nominee), then you must register in advance in order to attend the annual meeting virtually. To register, you must submit a legal proxy that reflects your proof of proxy power. The legal proxy must reflect your Post Holdings, Inc. share holdings, along with your name. Please forward a copy of the legal proxy, along with your email address, to Computershare. Requests for registration should be directed to Computershare either by email to legalproxy@computershare.com (forwarding the email from your broker, or attaching an image of your legal proxy) or by mail to Computershare, Post Holdings Legal Proxy, P.O. Box 43001, Providence, Rhode Island 02940-3001.
Requests for registration must be labeled as “Legal Proxy” and be received by Computershare no later than Monday, January 24, 2022. You will receive a confirmation of your registration by email (or by mail, if no email address is provided) after Computershare receives your registration materials. To attend the meeting, please visit the annual meeting website at https://meetnow.global/MMC6X9U to log in on the day of the meeting. To access the meeting, you will need to enter the 15-digit control number provided in the confirmation sent by Computershare.

What is the difference between holding shares as a “shareholder of record” and as a “beneficial owner”?
If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the “shareholder of record” with respect to those shares. We have sent a Notice or proxy materials directly to you.
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares held in “street name.” Your broker, bank or other nominee who is considered the shareholder of record with respect to those shares has forwarded a Notice or proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by using the voting instruction card included in the mailing or by following its instructions for voting by telephone or on the Internet.
What if I have trouble accessing the annual meeting virtually?
If you have difficulties logging into the annual meeting virtually, you can contact technical support at 888-724-2416 (locally) or 781-575-2748 (internationally) for technical assistance.
If there are any technical issues in convening or hosting the annual meeting, we will promptly post information to our newsroom website, www.postholdings.com/newsroom, under the Corporate and Financial Releases heading, including information on when the meeting will be reconvened.
What am I being asked to vote on at the meeting?
We are asking our shareholders to consider the following items:
1.the election of the three nominees to our Board of Directors named in this proxy statement;
2.the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2022;
3.advisory approval of the Company’s executive compensation;
4.approval of the Post Holdings, Inc. 2021 Long-Term Incentive Plan; and
5.any other business properly introduced at the annual meeting.
How many votes do I have?
You have one vote for each share of our common stock that you owned at the close of business on the record date. These shares include:
•shares registered directly in your name with our transfer agent, Computershare, for which you are considered the “shareholder of record”;
•shares held for you as the beneficial owner through a broker, bank or other nominee in “street name”; and
•shares credited to your account in the Post Holdings, Inc. Savings Investment Plan, the 8th Avenue Food & Provisions, Inc. 401(k) Plan and the BellRing Brands, Inc. 401(k) Plan.
How can I vote my shares?
You can vote by proxy or online at the virtual annual meeting. If you intend to vote at the virtual annual meeting, please refer to “Why is the Company holding a virtual annual meeting? How can I attend?” on page 3, “I am a shareholder of record. How do I register for the annual meeting?” on page 3 and “I am a beneficial owner of shares. How do I register for the annual meeting?” on page 3.
How do I vote by proxy?
 Pursuant to rules adopted by the SEC, we are providing you access to our proxy materials over the Internet. Accordingly, we are sending a Notice to our shareholders of record. If you received a Notice by mail, you will not receive a printed copy of the proxy materials, including a printed proxy card, unless you request to receive these materials. The Notice will instruct you as to how you may access and review the proxy materials on the Internet on the website referred to in the Notice. The Notice also instructs you as to how you may vote on the Internet.
Registered Shares: If you are a shareholder of record, you may vote by telephone, Internet or mail. Our telephone and Internet voting procedures are designed to authenticate shareholders by using individual control numbers that can be found on the Notice or proxy card mailed to you.
•Voting by telephone: You can vote by calling 800-652-VOTE (8683) and following the instructions provided. Telephone voting is available 24 hours a day, 7 days a week.
•Voting by Internet: You can vote via the Internet by accessing www.envisionreports.com/POST and following the instructions provided. Internet voting is available 24 hours a day, 7 days a week.

•Voting by mail: If you choose to vote by mail (if you request printed copies of the proxy materials by mail), simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.
Street Name Shares: If you hold shares through a broker, bank or other nominee, you will receive materials from that person explaining how to vote.
If you submit your proxy using any of these methods, Jeff A. Zadoks or Diedre J. Gray, who have been appointed by our Board of Directors as the proxies for our shareholders for this meeting, will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all three, two, one or none of the nominees to our Board of Directors and for or against any other proposals properly introduced at the annual meeting. If you vote by telephone or Internet and choose to vote with the recommendations of our Board of Directors, or if you vote by mail, sign your proxy card and do not indicate specific choices, your shares will be voted “FOR” the election of the three nominees to our Board of Directors; “FOR” ratification of the appointment of our independent registered public accounting firm; “FOR” the proposal regarding advisory approval of the Company’s executive compensation; and “FOR” the Post Holdings, Inc. 2021 Long-Term Incentive Plan.
If any other matter is presented at the meeting, your proxy will authorize Jeff A. Zadoks or Diedre J. Gray to vote your shares in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters to be considered at the annual meeting other than those referenced in this proxy statement.
How can I authorize someone else to attend the annual meeting or vote for me?
Shareholders of Record: Shareholders of record can authorize someone other than the individual(s) named on the proxy card or Notice to attend the virtual meeting or vote on their behalf by crossing out the individual(s) named on the proxy card or Notice and inserting the name, address and email address of the individual being authorized. Request registration of an authorized representative for the annual meeting by forwarding an image of your updated proxy card or Notice to Computershare either by email to legalproxy@computershare.com or by mail to Computershare, Post Holdings Legal Proxy, P.O. Box 43001, Providence, Rhode Island 02940-3001.
Beneficial Owners of Shares: Beneficial owners of shares can authorize someone other than the individual(s) named on the legal proxy obtained from their brokers or banks to attend the virtual meeting or vote on their behalf by providing a written authorization to the individual being authorized along with a legal proxy. Contact information for the authorized individual, including name, address and email address, is required for registration of the authorized representative. Requests for registration of an authorized representative for the annual meeting, along with the contact information specified above and an image of your legal proxy, should be directed to Computershare either by email to legalproxy@computershare.com or by mail to Computershare, Post Holdings Legal Proxy, P.O. Box 43001, Providence, Rhode Island 02940-3001.
Requests for registration of an authorized representative must be labeled as “Legal Proxy” and be received by Computershare no later than Monday, January 24, 2022.
How can I change or revoke my proxy?
Shareholders of Record: You may change or revoke your proxy by voting again on the Internet or by telephone after submitting your original vote, by submitting a written notice of revocation to Post Holdings, Inc., c/o Corporate Secretary, 2503 S. Hanley Road, St. Louis, Missouri 63144 before the annual meeting, by requesting and returning a proxy card by mail with a later date, or by attending the virtual annual meeting and voting online. For all methods of voting, the last vote cast will supersede all previous votes.
Beneficial Owners of Shares: You may change or revoke your voting instructions by following the specific directions provided to you by your broker, bank or other nominee.
How do I vote in person?
You will not be able to vote in person at the annual meeting as the annual meeting will be exclusively virtual this year. However, you will be able to vote online at the virtual annual meeting. See “How can I vote my shares?” on page 4.
If I hold shares in street name, how can I vote my shares?
You can submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this by telephone, over the Internet or by mail. Please refer to the materials you receive from your broker, bank or other nominee.
How do I vote my shares in the Post Holdings, Inc. Savings Investment Plan, the 8th Avenue Food & Provisions, Inc. 401(k) Plan or the BellRing Brands, Inc. 401(k) Plan?
If you are both a shareholder of Post and a participant in the Post Holdings, Inc. Savings Investment Plan, the 8th Avenue Food & Provisions, Inc. 401(k) Plan or the BellRing Brands, Inc. 401(k) Plan, you will receive a single Notice or proxy card that covers shares of our common stock credited to your plan account as well as shares of record registered in exactly the same name. If your plan account is not carried in exactly the same name as your shares of record, you will receive separate Notices or proxy cards for individual and plan holdings. If you own shares through one of these plans and you do not return your proxy by 11:59 p.m., Eastern Time, on January 24, 2022, the trustee will vote your shares in the same proportion as the shares that are voted by the other participants in the applicable plan. The trustee also will vote unallocated shares of our common stock held in the applicable plan in direct proportion to the voting of allocated shares in the applicable plan for which voting instructions have been received unless doing so would be inconsistent with the trustee’s duties.
Is my vote confidential?
Yes. Voting tabulations are confidential, except in extremely limited circumstances. Such limited circumstances include a contested solicitation of proxies, when disclosure is required by law, to defend a claim against us or to assert a claim by us, and when a shareholder includes written comments on a proxy card or other voting materials.
What “quorum” is required for the annual meeting?
In order to have a valid shareholder vote, a quorum must exist at the annual meeting. For us, a quorum exists when shareholders holding a majority of the outstanding shares entitled to vote at the meeting are present or represented at the meeting, provided that in no event shall a quorum consist of less than a majority of the outstanding shares entitled to vote.
What vote is required?
The election of each director nominee, the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for our fiscal year ending September 30, 2022, the advisory approval of the Company’s executive compensation and the approval of the Post Holdings, Inc. 2021 Long-Term Incentive Plan must be approved by a majority of the shares represented at the annual meeting virtually or by proxy and entitled to vote on the matter.
Although the approval of the Company’s executive compensation is advisory and not binding on the Company, the Board of Directors and the Corporate Governance and Compensation Committee, which is responsible for administering the Company’s executive compensation programs, are interested in the opinions expressed by our shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
How are the voting results determined?
A vote of “withhold” for a nominee will not be voted for that nominee. A vote of “abstain” on a matter will be considered to be represented at the annual meeting, but not voted for these purposes. If a broker indicates on its proxy that it does not have authority to vote certain shares held in street name, the shares not voted are referred to as “broker non-votes.” Broker non-votes occur when brokers do not have discretionary voting authority to vote certain shares held in street name on particular proposals under the rules of the New York Stock Exchange (the “NYSE”), and the beneficial owner of those shares has not instructed the broker to vote on those proposals. If you are a beneficial owner and you do not submit voting instructions to your broker, bank or other nominee, your broker, bank or other nominee is permitted to vote your shares only with regard to ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Shares registered in the name of a broker, bank or other nominee, for which proxies are voted on some, but not all, matters, will be considered to be represented at the annual meeting for purposes of determining a quorum and voted only as to those matters marked on the proxy card.
Is any other business expected at the annual meeting?
The Board of Directors does not intend to present any business at the annual meeting other than the proposals described in this proxy statement. However, if any other matter properly comes before the annual meeting, including any shareholder proposal omitted from the proxy statement and form of proxy pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), your proxies will act on such matter in their discretion.
What happens if the annual meeting is adjourned or postponed?
If the annual meeting is adjourned or postponed, your proxy will still be valid and may be voted at the adjourned or postponed meeting.
How can I ask questions pertinent to annual meeting matters?
Shareholders may submit questions either before the annual meeting (from Monday, January 3, 2022 at 7:00 a.m., Central Time, until Thursday, January 20, 2022 at 4:00 p.m., Central Time) or during the annual meeting. If you wish to submit a question either before or during the annual meeting, please log into https://meetnow.global/MMC6X9U, enter your 15-digit control number, and follow the instructions to submit a question. Questions pertinent to meeting matters will be answered during the meeting after voting is completed, subject to time constraints. Questions or comments that relate to proposals that are not properly before the annual meeting, relate to matters that are not proper subject for action by shareholders, are irrelevant to the Company’s business, relate to material non-public information of the Company, relate to personal concerns or grievances, are derogatory to individuals or that are otherwise in bad taste, are in substance repetitious of a question or comment made by another shareholder, or are not otherwise suitable for the conduct of the annual meeting as determined in the sole discretion of the Company will not be answered. In addition, questions may be grouped by topic by our management with a representative question read aloud and answered.
Where can I find the voting results?
We intend to announce preliminary voting results at the annual meeting. We will publish the final results in a Current Report on Form 8-K, which we expect to file with the SEC on or before February 2, 2022. You also can go to our website at www.postholdings.com to access the Form 8-K. Information on our website does not constitute part of (and shall not be deemed incorporated by reference in) this proxy statement or any other document we file with the SEC.

CORPORATE GOVERNANCE

Overview
We are dedicated to creating long-term shareholder value. It is our policy to conduct our business with integrity and an unrelenting passion for providing value to our customers and consumers. All of our corporate governance materials, including our corporate governance guidelines, our code of conduct for directors, officers and employees, our Audit Committee charter and our Corporate Governance and Compensation Committee charter, are published under the Corporate Governance section within the Investor Relations portion of our website at www.postholdings.com. Information on our website does not constitute part of (and shall not be deemed incorporated by reference in) this proxy statement or any other document we file with the SEC. Our Board of Directors regularly reviews these materials, Missouri law, the rules and listing standards of the NYSE and SEC rules and regulations, as well as best practices suggested by recognized governance authorities, and modifies our corporate governance materials as warranted.

Director Independence and Role of the Independent Lead Director
Our Board of Directors follows the categorical independence standards based on the NYSE listing standards and the SEC rules and regulations as described in our corporate governance guidelines. Our Board has determined, in its judgment, that all of our non-employee directors, except for Mr. Stiritz, our Chairman of the Board, and Mr. Erb, are independent directors as defined in the NYSE listing standards and the SEC rules and regulations.
The independent members of the Board of Directors meet regularly in executive sessions without the presence of management. These sessions are normally held following or in conjunction with regular Board and committee meetings. The chairman of the Corporate Governance and Compensation Committee acts as the presiding director during an executive session of the Board, and the chairman of the committee then in session acts as the chairman during an executive session of that committee.
Our corporate governance guidelines provide that if the Chairman of the Board is not an independent director, then the chairman of our Corporate Governance and Compensation Committee will serve as our independent Lead Director. Our Lead Director has a number of important responsibilities that are described in our corporate governance guidelines, including (i) working with the Chief Executive Officer to develop Board and committee agendas, (ii) coordinating and chairing executive sessions of the Board’s independent directors and (iii) working with the Corporate Governance and Compensation Committee to identify for appointment the members of the various Board committees. Mr. Callison currently serves as our Lead Director and plays an active role in the Company. He serves as an independent liaison between the Chairman of the Board, the Chief Executive Officer, the other members of our Board and management of our Company. Mr. Callison has extensive knowledge about Post’s strategic objectives, the industry in which Post operates and the areas of strategic importance to Post. Our Chief Executive Officer confers regularly with Mr. Callison on a variety of topics, including updates on the Company’s business, merger and acquisition opportunities and other strategic matters. Mr. Callison also consults regularly with the Company’s independent compensation consultant, Aon, and works closely with Aon to develop proposals for the design of our executive compensation programs, which are then reviewed by our Corporate Governance and Compensation Committee.

Code of Conduct
Our code of conduct sets forth our expectations for the conduct of business by our directors, officers and employees. We intend to post amendments to or waivers from (to the extent applicable to one of our directors or our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions) our code of conduct on our website or in a report on Form 8-K.

Conflicts of Interest
Pursuant to our code of conduct, each director and officer has an obligation not to engage in any transaction that could be deemed a conflict of interest.
The Corporate Governance and Compensation Committee is responsible for approving and ratifying transactions in which one or more directors or executive officers may have an interest. The Committee reviews the material facts of all interested party transactions that require the Committee’s approval and either approves or disapproves of the entry into the interested party transaction. In the event management, in the normal course of reviewing our records, determines an interested party transaction exists which was not approved by the Committee, management will present the transaction to the Committee for consideration.
No director may participate in the approval of an interested party transaction for which he or she is a related party. If an interested party transaction will be ongoing, the Committee may establish guidelines for our management to follow in its ongoing dealings with the related party.

Policy on Hedging and Pledging Company Stock
We have a policy that prohibits directors and executive officers from engaging in derivative or hedging transactions in the Company’s securities and prohibits pledging of shares of the Company’s securities by directors and executive officers. Specifically, the policy prohibits directors and executive officers from (i) purchasing any financial instrument or entering into any transaction that is designed to hedge or offset any decrease in the market value of the Company’s common stock or other equity securities (including, but not limited to, prepaid variable forward contracts, equity swaps, collars or exchange funds) and (ii) pledging, hypothecating or otherwise encumbering shares of the Company’s common stock or other equity securities as collateral for indebtedness, including holding such shares in a margin account. Pursuant to the terms of the policy, directors and executive officers are afforded a reasonable opportunity to unwind or otherwise terminate any transaction existing as of the time such director or executive officer became subject to the policy that would otherwise violate the policy.

Structure of the Board of Directors
The Board of Directors is currently comprised of eleven members. Our Amended and Restated Articles of Incorporation (as amended) and Amended and Restated Bylaws provide for a Board of Directors that is divided into three classes as equal in size as possible. The classes have three-year terms, and the term of one class expires each year in rotation at that year’s annual meeting of shareholders. The size of the Board of Directors can be changed by a vote of its members, and in the event of any increase or decrease in the number of directors, the directors in each class shall be adjusted as necessary so that all classes shall be as equal in number as reasonably possible. However, no reduction in the number of directors shall affect the term of office of any incumbent director. Vacancies on the Board of Directors may be filled by a majority vote of the remaining directors, and the Board of Directors determines the class to which any director shall be assigned. A director elected to fill a vacancy, or a new directorship created by an increase in the size of the Board of Directors, serves until the next meeting of shareholders at which directors in his or her assigned class are elected, at which time he or she may stand for election if nominated by the full Board.

Board Meetings and Committees
The Board of Directors has the following four committees: Audit; Corporate Governance and Compensation; Executive; and Strategy and Financial Oversight. The table below contains information concerning the membership of each of the committees and the number of times the Board of Directors and each committee met during fiscal year 2021. During fiscal year 2021, each director attended at least 75% of the total number of meetings of the Board of Directors and the committee(s) on which he or she served, except for Ms. Kuperman and Mr. Erb, who were appointed to the Board of Directors effective May 4, 2021. Ms. Kuperman attended all meetings of the Board of Directors held in fiscal year 2021 after her appointment to the Board of Directors, and attended all Audit Committee meetings held in fiscal year 2021 after her appointment to the Audit Committee. Mr. Erb attended all meetings of the Board of Directors held in fiscal year 2021 after his appointment to the Board of Directors, and attended all Strategy and Financial Oversight Committee meetings held in fiscal year 2021 after his appointment to the Strategy and Financial Oversight Committee. Because our annual meeting of shareholders is purely routine in nature, our corporate governance guidelines do not require our directors to attend the annual meeting of shareholders, and accordingly, one director attended the 2021 annual meeting of shareholders. The table below sets forth the members of the Board of Directors and each committee as of November 15, 2021.

Director	Board	Audit	Corporate Governance and Compensation	Executive	Strategy and Financial Oversight
William P. Stiritz	Δ			Δ	Δ
Robert V. Vitale	•			•	•
Dorothy M. Burwell	•	•
Edwin H. Callison	•	•	Δ
Gregory L. Curl	•	•			•
Thomas C. Erb	•				•
Robert E. Grote	•		•
Ellen F. Harshman	•	•
David W. Kemper	•	Δ
Jennifer Kuperman	•	•
David P. Skarie	•		•	•
Meetings held in fiscal year 2021	7	4	5	0	4

Δ	–	Chair	•	–	Member

Audit Committee
The Audit Committee’s primary responsibilities are to monitor and oversee (a) the quality and integrity of our financial statements and financial reporting, (b) the independence and qualifications of our independent registered public accounting firm, (c) the performance of our internal audit function and independent registered public accounting firm, (d) our systems of internal accounting, financial controls and disclosure controls and (e) compliance with legal and regulatory requirements, codes of conduct and ethics programs.
The Board of Directors has determined, in its judgment, that the Audit Committee is comprised solely of independent directors as defined in the NYSE listing standards and Rule 10A-3 of the Exchange Act. The Audit Committee operates under a written charter, adopted by the Board of Directors, which is available under the Corporate Governance section within the Investor Relations portion of our website at www.postholdings.com. The Board of Directors also has determined, in its judgment, that Mr. Kemper, the chair of our Audit Committee, and Mr. Callison qualify as “audit committee financial experts” as defined by SEC rules and that each member of the Audit Committee is “financially literate” as defined in the NYSE listing standards. Our corporate governance guidelines and Audit Committee charter provide that no Audit Committee member may serve on more than two other public company audit committees absent a judgment by the Board of Directors that such simultaneous service would not impair the ability of that director to effectively serve on our Audit Committee. The Board of Directors has determined that none of the members of the Audit Committee currently serves on the audit committees of more than three public companies. The report of the Audit Committee can be found on page 21 of this proxy statement.
Corporate Governance and Compensation Committee
The Corporate Governance and Compensation Committee (a) determines the compensation level of our Section 16 officers, (b) reviews management’s Compensation Discussion and Analysis relating to our executive compensation programs and approves the inclusion of the same in our proxy statement and/or annual report to shareholders, (c) issues a report confirming the Committee’s review and approval of the Compensation Discussion and Analysis for inclusion in our proxy statement and/or annual report to shareholders, (d) administers and makes recommendations with respect to director compensation, incentive compensation plans and stock-based plans and (e) reviews and oversees risks arising from or in connection with our compensation policies and programs for all employees. The Corporate Governance and Compensation Committee also (i) reviews and revises, as necessary, our corporate governance guidelines, (ii) considers and evaluates transactions between the Company and any director, officer or affiliate of the Company and (iii) identifies individuals qualified to become members of our Board of Directors. The Committee has the authority to delegate any of its responsibilities to subcommittees as it deems appropriate, provided that any such subcommittees are composed entirely of independent directors.
The Board of Directors has determined, in its judgment, that the Corporate Governance and Compensation Committee is comprised solely of independent directors as defined in the NYSE listing standards. The Committee operates under a written charter, adopted by the Board of Directors, which is available under the Corporate Governance section within the Investor Relations portion of our website at www.postholdings.com. The report of the Corporate Governance and Compensation Committee can be found on page 53 of this proxy statement.
Executive Committee
The Executive Committee may exercise all Board authority in the intervals between Board meetings, to the extent such authority is in compliance with our corporate governance guidelines and does not infringe upon the duties and responsibilities of other Board committees.
Strategy and Financial Oversight Committee
The Strategy and Financial Oversight Committee periodically reviews financial and strategic matters with management in order to assist the Board of Directors in exercising its responsibilities regarding the financial condition, objectives and strategy of the Company.

Nomination Process for Election of Directors
The Corporate Governance and Compensation Committee has responsibility for assessing the need for new directors to address specific requirements or to fill a vacancy. The Committee may, from time to time, initiate a search for a new candidate, seeking input from our Chairman of the Board and from other directors. The Committee may retain an executive search firm to identify potential candidates. All candidates must meet the requirements specified in our Amended and Restated Bylaws and our corporate governance guidelines. Candidates who meet those requirements and otherwise qualify for membership on our Board of Directors are identified, and the Committee initiates contact with preferred candidates. The Committee regularly reports to the Board of Directors on the progress of the Committee’s efforts. The Committee meets to consider and approve final candidates who are then presented to the Board of Directors for consideration and approval. Our Chairman or the chairman of the Committee may extend an invitation to join the Board of Directors.

The Committee relies primarily on recommendations from management and members of the Board of Directors to identify director nominee candidates. However, the Committee will consider timely written suggestions from shareholders. Such suggestions and the nominee’s consent to being nominated, together with appropriate biographical information (including principal occupation for the previous five years and business and residential addresses) and other relevant information, as outlined in our Amended and Restated Bylaws, should be submitted in writing to our corporate secretary. Shareholders wishing to suggest a candidate for director nomination for the 2023 annual meeting of shareholders should mail their suggestions to our principal executive offices at Post Holdings, Inc., 2503 S. Hanley Road, St. Louis, Missouri 63144, Attn: Corporate Secretary. Suggestions must be received by the corporate secretary no earlier than September 29, 2022 and no later than October 29, 2022.

Other Board Service
Our corporate governance guidelines do not prohibit our directors from serving on boards or committees of other organizations, except that no Audit Committee member may serve on more than two other public company audit committees absent a judgment by the Board of Directors that such simultaneous service would not impair the ability of that director to effectively serve on our Audit Committee. Our corporate governance guidelines provide, however, that each of our directors is expected to ensure that other commitments do not interfere with the director’s discharge of his or her duties.
Mr. Vitale is our President and Chief Executive Officer and serves as a member of our Board of Directors, as well as on the board of directors of the publicly-traded company Energizer Holdings, Inc. and as executive chairman of BellRing Brands, Inc. (“BellRing”), our publicly-traded subsidiary that manufactures products in the convenient nutrition category through its operating subsidiaries which historically comprised Post’s active nutrition business. Mr. Vitale became executive chairman of BellRing shortly before its October 2019 initial public offering (the “BellRing IPO”). We believe that Mr. Vitale has the capacity to serve in these various roles. Serving as executive chairman of BellRing is the formalization of the oversight role in which Mr. Vitale previously served for Post’s historical active nutrition business prior to the BellRing IPO. Mr. Vitale’s involvement with BellRing is the same as it was prior to the BellRing IPO with respect to Post’s historical active nutrition business, only with a different title, and Mr. Vitale has not spent, and we do not expect Mr. Vitale to spend, a materially different amount of time dedicated to BellRing as he spent prior to the BellRing IPO. Since he began serving as BellRing’s executive chairman in 2019, Mr. Vitale’s service has not impacted the discharge of any of his duties at Post. In addition, BellRing has an independent lead director who undertakes many of the traditional responsibilities that are typically fulfilled by the chairperson of a board of directors. Therefore, our Board of Directors does not believe that Mr. Vitale’s other board commitments have interfered or will interfere with Mr. Vitale’s discharge of his duties as our President and Chief Executive Officer and as a member of our Board of Directors.

Role of the Board in Risk Oversight
The Board of Directors is responsible for the oversight of risk, while management is responsible for the day-to-day management of risk. The Board of Directors, directly and through its committees, carries out its oversight role by regularly reviewing and discussing with management the risks inherent in the operation of our business and applicable risk mitigation efforts. Management meets regularly to discuss our business strategies, challenges, risks and opportunities and reviews those items with the Board of Directors at regularly scheduled meetings. The Board of Directors has received updates on the evolving COVID-19 pandemic from, and has discussed these updates with, our management, including with regard to protecting the health and safety of our employees and evaluating the impact of the COVID-19 pandemic on strategy, operations, liquidity and financial matters.
We do not believe that our compensation policies and practices encourage excessive and unnecessary risk-taking. The design of our compensation policies and practices encourages employees to remain focused on both short- and long-term financial and operational goals. For example, bonus plans measure performance on an annual basis but are subject to the Corporate Governance and Compensation Committee’s ultimate judgment and discretion. In addition, equity awards typically vest over a number of years, which we believe encourages employees to focus on sustained stock price appreciation over an extended period of time instead of on short-term financial results.

Board Leadership Structure
Our current Board leadership structure consists of:
•separate Chairman of the Board and Chief Executive Officer roles;
•an independent Lead Director;
•all non-management directors except for the Chief Executive Officer;
•independent Audit and Corporate Governance and Compensation Committees; and
•governance practices that promote independent leadership and oversight.

Separate Chairman and Chief Executive Officer
We do not have a formal policy with respect to separation of the offices of Chairman of the Board and Chief Executive Officer, and the Board of Directors believes that it should maintain flexibility to select our chairperson and Board leadership structure from time to time. William P. Stiritz serves as our non-executive Chairman of the Board, and Robert V. Vitale serves as our Chief Executive Officer. Mr. Vitale also is a member of the Board. The Board believes that this leadership structure, which separates the Chairman and Chief Executive Officer roles, is optimal at this time because it allows Mr. Vitale to focus on operating and managing our Company, while Mr. Stiritz can focus on leading our Board. In addition, an independent director serves as Lead Director. As described below, we believe our governance practices ensure that skilled and experienced independent directors provide independent guidance and leadership.
When determining the leadership structure that will allow the Board of Directors to effectively carry out its responsibilities and best represent our shareholders’ interests, the Board considers various factors, including our specific business needs, our operating and financial performance, industry conditions, the economic and regulatory environment, Board and committee annual self-evaluations, advantages and disadvantages of alternative leadership structures and our corporate governance practices.
Independent Lead Director and Independent Directors
Pursuant to our corporate governance guidelines, the chairman of the Corporate Governance and Compensation Committee, currently Mr. Callison, acts in the role of our independent Lead Director. The Lead Director’s duties are described above under “Director Independence and Role of the Independent Lead Director.”
In addition to the Lead Director, the Board has a majority of independent directors. The Audit Committee and Corporate Governance and Compensation Committee are composed solely of independent directors. Consequently, independent directors directly oversee critical matters and appropriately monitor the Chief Executive Officer. Our independent directors have the opportunity to meet in executive session at the conclusion of each of our Board of Directors meetings.

Director Evaluations
On an annual basis, the Corporate Governance and Compensation Committee is expected to conduct an evaluation of the Board of Directors and the functioning of the committees of the Board. In addition to this evaluation, and as a part of this process, the Board and each committee conducts a self-assessment. The Corporate Governance and Compensation Committee reviews the results of these self-assessments, shares the same with the Board and each committee, as appropriate, and makes any advisable recommendations based on this feedback.

Policy on Director Diversity
Although the Corporate Governance and Compensation Committee does not have a written policy regarding diversity in identifying new director candidates, the Committee takes diversity into account in looking for the best available candidates to serve on the Board of Directors. The Committee believes that maintaining a diverse membership with varying backgrounds, skills, expertise and other differentiating personal characteristics promotes inclusiveness, enhances the Board of Directors’ deliberations and enables the Board of Directors to better represent all of our constituents, including our diverse consumer base and workforce. Accordingly, the Committee seeks out highly qualified candidates with diverse backgrounds, skills and experiences. The Committee looks to establish diversity on the Board of Directors through a number of demographics, experience (including operational experience), skills and viewpoints. The Committee also considers factors such as diversity on the basis of race, color, national origin, gender, religion, disability and sexual orientation. These considerations have been important factors in recent additions to the Board of Directors: three of our directors are women, Ms. Burwell, Ms. Harshman and Ms. Kuperman, and Ms. Burwell is African-American.

Communication with the Board
Shareholders and other parties interested in communicating directly with an individual director or with the non-management directors as a group may do so by writing to the individual director or group, c/o Post Holdings, Inc., 2503 S. Hanley Road, St. Louis, Missouri 63144, Attn: Corporate Secretary. In light of disruptions caused by the COVID-19 pandemic, we advise that you also send a copy via email to investor.relations@postholdings.com. The Board of Directors has directed our corporate secretary to forward shareholder communications to our Chairman and any other director to whom the communications are directed. In order to facilitate an efficient and reliable means for directors to receive all legitimate communications directed to them regarding our governance or operations, our corporate secretary will use her discretion to refrain from forwarding the following: sales literature; defamatory material regarding us and/or our directors; incoherent or inflammatory correspondence, particularly when such correspondence is repetitive or was addressed previously in some manner; and other correspondence unrelated to the Board of Directors’ corporate governance and oversight responsibilities.

Environmental, Sustainability and Social Matters
We believe that integrating environmental, social and governance (“ESG”) considerations is key to creating long-term value for our shareholders and other stakeholders. Our Board of Directors is responsible for overseeing matters relating to our ESG practices and initiatives, and our Audit Committee is responsible for reviewing information concerning environmental matters that may represent material risk and the appropriate management thereof. Our Board of Directors also is responsible for reviewing our annual ESG reports and considering significant ESG trends that may impact our Company. To assist our Board of Directors in overseeing our ESG practices and initiatives, in fiscal year 2020, we formed two groups of key internal stakeholders: (i) an ESG steering committee (the “ESG Committee”) that is comprised of senior leaders from across our Company, the mission of which is to steer our ESG direction by leading the development of our ESG strategy, considering and recommending goals, policies, practices and disclosures that align with such strategy and overseeing our ESG progress, reporting, disclosure and communications and (ii) an ESG operations council (the “ESG Council”) comprised of technical influencers from each of our businesses, the mission of which is to implement our ESG strategy by defining each business’s roadmap based on our enterprise ESG strategy, tracking progress and sharing successes and key learnings.

Environmental Sustainability
In fiscal year 2021, we launched a detailed and thoughtful process to establish enterprise-wide, concrete, measurable sustainability goals. The process was spearheaded by the ESG Committee, with oversight from the Board of Directors and significant input from the ESG Council. Based on the results of this process, we developed an ambitious enterprise-wide sustainability goal of reducing our greenhouse gas (“GHG”) emissions by 30% by 2030 in our direct operations (Scope 1 and Scope 2), and we committed to develop a supply chain GHG goal (Scope 3) within 12 months. Further, based on the results of the process, we determined that we would: (i) adopt a “no deforestation” policy within our supply chain covering key commodities, (ii) assess our water impact, particularly in high stress environments, (iii) assess our waste to landfill, (iv) join the Sustainable Packaging Coalition®, (v) implement How2Recycle®, a standardized labeling system that clearly communicates recycling instructions to the public, across our products and (vi) continue enhancing and evolving our animal welfare policies and ensure our suppliers are accountable to our policies.
We remain committed to improved transparency around our programs and practices that impact ESG. In fiscal year 2021, we provided detailed public responses to a leading global not-for-profit entity’s annual climate change questionnaire, which responses included detailed quantitative metrics relating to our global environmental impact, such as data covering Scope 1 and Scope 2 GHG emissions and climate-related risk assessments. Further, our ESG Committee published our second annual Environmental, Social and Governance Report in December 2021, which is available on our website at www.postholdings.com/about/corporate-responsibility. Information on our website, including in our Environmental, Social and Governance Report, does not constitute part of (and shall not be deemed incorporated by reference into) this proxy statement or any other document we file with the SEC.

Empowering People
Diversity, Equity and Inclusion
We are dedicated to creating an inclusive environment that reflects the communities in which we live and work. During fiscal year 2020, we formed a Diversity, Equity and Inclusion Council with representation from both our holding company and each of our businesses, the aim of which is to develop strategies and guidelines, establish objectives for diversity, equity and inclusion (DE&I) and create tools that can be used to align efforts and monitor and track progress.
COVID-19
During fiscal year 2021, as the COVID-19 pandemic has persisted, we have continued to prioritize the health, safety and well-being of our employees, including their economic health. Throughout the pandemic, we have adhered to our infectious disease preparedness and response plans, which have continually been reviewed and updated as the COVID-19 pandemic has evolved. Many of the safety measures implemented in fiscal year 2020 were also utilized in fiscal year 2021. At various points during fiscal year 2021, these measures have included, where practicable: practicing social distancing, installing physical barriers in our manufacturing facilities and offices where social distancing was not possible, installing touchless (hands-free) appliances, deep cleaning our facilities, staggering break times and shift changes at our manufacturing locations, providing personal protective equipment, encouraging hygiene practices advised by health authorities, restricting business travel and site visitors, improving air handling units with ionization technology in our offices and implementing remote working for certain office employees. In addition, we continued to utilize third party service providers to provide on-the-ground nurses, testing and protection to our employees. We also held over 25 on-site vaccination events at our facilities. As federal, state, local and international regulations and guidelines continue to evolve, we continue to enhance our practices to remain aligned with such regulations and guidelines. Moreover, at various points during the COVID-19 pandemic, including during portions of fiscal year 2021, we provided regular compensation and benefits to employees who had COVID-19, had to quarantine due to COVID-19 exposure, were awaiting COVID-19 test results or needed to provide care for their families due to COVID-19.
Empowering People in our Communities
We are passionate about making a difference in our communities and use our time, talent and resources to give back. We primarily direct our community involvement to charities and other initiatives that focus on food and feeding people. We make substantial donations of food to food banks, community kitchens and community health organizations. We also make monetary donations to organizations dedicated to feeding people in need.

Information Technology and Cybersecurity Risk Oversight

We recognize the importance of protecting our information and our information technology (“IT”) systems. With this in mind, we focus on IT and cybersecurity measures on both an enterprise-wide operational level, including at each of our businesses, and on an individual employee level. Accordingly, we have in place various methods and levels of IT and cybersecurity measures which are aimed at protecting our information and IT systems to help secure long-term value for our shareholders and other stakeholders.

By way of example, these measures generally include the following:

•industry standard targeted controls to protect our environment, including antivirus, antimalware, multi-factor authentication, long and regularly changed passwords, email security and firewalls to protect our assets and our ability to maintain operations;
•we use a number of technologies to help detect, identify and manage risks within our environments, including endpoint detect and response (EDR), security information and event management (SIEM) and vulnerability management;
•we have documented incident response processes that incorporate third party response retainers;
•we regularly assess our cybersecurity programs using external parties through cyber maturity assessments, penetration tests and other targeted controls assessments;
•our central systems are backed up and have associated disaster recovery plans;
•we are a member of an information sharing and analysis center (ISAC) to help us understand sector specific challenges and contribute to the overall cybersecurity community; and
•our employees complete various training and awareness programs addressing cybersecurity and data privacy challenges we face in our industry.

Our Audit Committee is responsible for overseeing matters relating to our IT and cybersecurity practices and initiatives, and is briefed annually by our senior management on cybersecurity matters. To further assist our Audit Committee, we also have designated specific roles who oversee cybersecurity for the Company.

ELECTION OF DIRECTORS
(Proxy Item No. 1)
The terms of three current directors (Ms. Harshman and Messrs. Curl and Skarie) will expire at the 2022 annual meeting of shareholders. Our Board of Directors has nominated Ms. Harshman and Messrs. Curl and Skarie for election for a three-year term that will expire in 2025. The Board of Directors is not aware that any of the nominees will be unwilling or unable to serve as a director. Each nominee has consented to be named in the proxy statement and to serve if elected. If, however, a nominee is unavailable for election, your proxy authorizes the persons named on the proxy card to vote for a replacement nominee if the Board of Directors names one. As an alternative, the Board of Directors may reduce the number of directors to be elected at the meeting. Proxies may not be voted for a greater number of persons than the nominees presented.
Each nominee is currently a director. Messrs. Curl and Skarie were elected to the Board effective February 3, 2012, immediately after Post’s separation from Ralcorp Holdings, Inc. (“Ralcorp”) was completed. Ms. Harshman was elected to the Board effective October 1, 2017.
The persons named on the proxy card intend to vote the proxy representing your shares for the election of Ms. Harshman and Messrs. Curl and Skarie, unless you indicate on the proxy card that the vote should be withheld or you indicate contrary directions. If you deliver the proxy card without giving any direction, the persons named on the proxy card will vote the proxy representing your shares FOR the election of the nominees named on the proxy card.
The Board of Directors unanimously recommends a vote “FOR” each of these nominees.

Information about the Current Directors and Nominees for Election to the Board of Directors
Board Composition
We believe that our directors should possess the highest personal and professional integrity and values and be committed to representing the long-term interests of our shareholders. We further believe that the backgrounds and qualifications of our directors, considered as a group, should provide a blend of business experience and competence, and professional and personal abilities, that will allow the Board of Directors to fulfill its responsibilities. The Corporate Governance and Compensation Committee works with the Board to determine the appropriate mix of these backgrounds and qualifications to maintain a Board with strong collective abilities.
To fulfill these objectives, the Board of Directors has determined that it is important to nominate directors with the skills and experiences set forth below, among others. The experiences, qualifications and skills that the Board considered in each director’s re-nomination are included in their individual biographies and in the matrix provided below.
•Leadership Experience.  We believe that directors with experience in significant leadership positions over an extended period generally possess strong abilities to motivate and manage others and to identify and develop leadership qualities in others. They also generally possess a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth.
•Financial or Accounting Acumen.  We believe that an understanding of finance and financial reporting processes enables our directors to evaluate and understand the impact of business decisions on our financial statements and capital structure. In addition, accurate financial reporting and robust auditing are critical to our ongoing success.
•Industry Experience.  We seek directors with experience as executives or directors or in other leadership positions in industries relevant to our business, including consumer packaged goods, branded products, retail or consumer product manufacturing.
•Operational Experience.  We believe that directors who are current or former executives with direct operational responsibilities bring valuable practical insight to helping to develop, implement and assess our operating plan and business strategy. Operational experience includes experience in areas such as marketing, supply chain, sustainability and commodity management.
•Public Company Experience.  Directors with experience as executives or directors of other publicly-traded companies generally are well prepared to fulfill the Board’s responsibilities of overseeing and providing insight and guidance to management, and help further our goals of greater transparency, accountability for management and the Board and protection of our shareholders’ interests.
In addition, when evaluating the suitability of individuals for nomination, the Corporate Governance and Compensation Committee considers other appropriate factors, including whether the individual satisfies applicable independence requirements.
The following information is furnished with respect to each nominee for election as a director and each continuing director. The ages of the directors are as of December 31, 2021.

Board Matrix
The following matrix provides information regarding each nominee for election as a director and each continuing director, including certain types of experiences and skills that the Board of Directors has determined are important. The matrix does not encompass all of the experiences and skills of our directors, and the fact that a particular experience or skill is not listed does not mean that a director does not possess it.

	Burwell	Callison	Curl	Erb	Grote	Harshman	Kemper	Kuperman	Skarie	Stiritz	Vitale
Experiences and Skills
Leadership Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Financial or Accounting Acumen	✓	✓	✓	✓			✓	✓	✓	✓	✓
Industry Experience							✓		✓	✓	✓
Operational Experience	✓	✓			✓	✓	✓	✓	✓	✓	✓
Public Company Experience			✓		✓		✓	✓	✓	✓	✓
Race/Ethnicity
Black/African American	✓
Caucasian/White		✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Other
Gender
Female	✓					✓		✓
Male		✓	✓	✓	✓		✓		✓	✓	✓
Nominees for Election
GREGORY L. CURL has served as a member of the Board of Directors since February 2012. Mr. Curl has been President of Temasek Holdings, an investment company owned by the Singapore government, since September 2010, following a banking career of over 35 years. From 1997 until January 2010, he served as vice chairman of corporate development and chief risk officer at Bank of America Corporation, retiring from Bank of America Corporation in March 2010. Prior to that, Mr. Curl served in a number of senior executive capacities. Mr. Curl also serves on the board of directors of CITIC Limited, one of China’s largest conglomerates focusing primarily on financial services, resources and energy, manufacturing, engineering contracting and real estate. In addition, Mr. Curl serves on the board of directors of Rivulis Irrigation Ltd., a global manufacturer and provider of complete micro and drip irrigation systems and solutions in which Temasek Holdings owns a majority stake, and on the board of directors of its affiliate, Rivulis Pte Ltd. Mr. Curl has over 35 years of experience and background in the financial services industry, particularly in mergers and acquisitions. Age 73.
ELLEN F. HARSHMAN has served as a member of the Board of Directors since October 2017. Ms. Harshman most recently served as the Dean Emerita of the Richard A. Chaifetz School of Business (previously the John Cook School of Business) at Saint Louis University, where she worked at the direction of the Saint Louis University president to lead and manage an institutional project to celebrate the university’s bicentennial, from 2015 until her retirement in January 2019. From 2013 to 2015, Ms. Harshman served as the chief academic officer of Saint Louis University. Ms. Harshman served as the dean of the Richard A. Chaifetz School of Business at Saint Louis University from 2003 to 2013 and was the first female dean of a major business school in the St. Louis, Missouri area. Ms. Harshman also served as an associate professor of management. Ms. Harshman has expertise and background in legal affairs, human resources, employee relations, strategic planning and management. Age 76.
DAVID P. SKARIE has served as a member of the Board of Directors since February 2012. Mr. Skarie previously served as co-chief executive officer and president of Ralcorp from September 2003 until his retirement in December 2011. Mr. Skarie also served on the board of directors of Ralcorp from 2003 until February 2012. Prior to serving as co-chief executive officer and president of Ralcorp, Mr. Skarie served as president of several other companies in the consumer food products industry, including Ralston Foods and The Carriage House Companies. Mr. Skarie also served on the board of advisors of Clement Pappas and Company, Inc. (which has since merged into Lassonde Industries), a private label juice company, from 2002 until 2010. Mr. Skarie has expertise and background in the consumer packaged goods industry, including as a chief executive officer. Age 75.

Directors Continuing in Service
WILLIAM P. STIRITZ has served as our Chairman of the Board of Directors since February 2012. Previously, Mr. Stiritz served as our Chief Executive Officer from February 2012 until November 2014 and served as our Executive Chairman from November 2014 until February 2016. Mr. Stiritz is a private equity investor and served as the chairman of the board of directors of Ralcorp from 1994 until February 2012. Since prior to 2005, Mr. Stiritz has been a partner at Westgate Group LLC, a consumer-oriented private equity firm. Mr. Stiritz was chairman emeritus of the board of directors of Energizer Holdings, Inc., a publicly-traded manufacturer and distributor of primary batteries, portable lights and auto care appearance, performance, refrigerant and fragrance products, from January 2007 to May 2008 and chairman of the board of directors of Energizer Holdings, Inc. from 2000 to 2007. In addition, he served as a director of Vail Resorts, Inc., a publicly-traded global mountain resort operator, from 1997 to 2009. Mr. Stiritz has extensive managerial expertise, including as chairman of a number of public and private companies, and experience in financial operations, as well as diverse industry experience and expertise with large multinational corporations. Age 87.
DOROTHY M. BURWELL has served as a member of the Board of Directors since July 2020. Ms. Burwell joined The Finsbury Group Limited (“Finsbury”), a global strategic communications consultancy part of WPP PLC (“WPP”), in 2008, and has been a partner at Finsbury since September 2015. Ms. Burwell has played an integral role in the firm’s diversity efforts, serving on its global diversity committee and as an executive sponsor for WPP’s inter-agency diversity steering group, which oversees diversity and inclusion initiatives across the United Kingdom. Prior to joining Finsbury, Ms. Burwell spent six years at Goldman Sachs, a multinational investment bank and financial services company, in the investment banking division as well as in the firmwide strategy group. Ms. Burwell serves as a trustee of The Consumer’s Association, the registered charitable name of Which? Group, the largest independent consumer rights organization in the United Kingdom. Ms. Burwell also is the chair of trustees for the London chapter of The Links, Incorporated, a nonprofit organization committed to strengthening disadvantaged Black communities in the United States and internationally. Ms. Burwell has expertise in stakeholder engagement, corporate transactions, capital markets communications and crisis management. Age 41.
EDWIN H. CALLISON has served as a member of the Board of Directors since February 2012. Mr. Callison has been Executive Vice President of Corporate Development of Breakthru Beverage Group, LLC, a leading North American distributor of luxury and premium wine, spirits and beer brands, since January 2016. Previously, Mr. Callison served as executive vice president of Wirtz Beverage Group, which merged with Sunbelt Holdings to form Breakthru Beverage Group, from June 2012 until January 2016, and also served as senior vice president of Wirtz Beverage Group from June 2008 until June 2012. From 2003 to June 2008, he served as vice president and general manager for Judge & Dolph’s Spectrum division, an affiliate of the Wirtz Beverage Group. Prior to 2003, he spent more than 20 years in various leadership positions with Callison Distributing LLC in Belleville, Illinois. Mr. Callison serves on the board of directors of the Wine and Spirits Wholesalers of America, Wirtz Corporation, First Security Trust & Savings Bank, Elmwood Park, IL and First National Bank of South Miami and as an advisory member of the board of Breakthru Beverage Group, LLC. Mr. Callison has expertise and background in sales, marketing, finance, operations and logistics. Age 66.
THOMAS C. ERB has served as a member of the Board of Directors since May 2021. Mr. Erb is the Chairman Emeritus of Lewis Rice LLC (“Lewis Rice”), a St. Louis regional law firm with over 150 lawyers, and most recently served as Chairman of Lewis Rice from May 2012 until August 2020. Mr. Erb has spent his entire forty-plus year legal career with Lewis Rice. Mr. Erb has served as an advisory director of the CIC Group, a privately held construction company, since 2015, and previously served on the board of directors of the United Way of Greater St. Louis, a privately-funded charitable organization, from 2012 to 2020. Mr. Erb has two years of public accounting experience. Mr. Erb has expertise and background in legal affairs, human resources, employee relations, strategic planning, management and finance. Age 68.
ROBERT E. GROTE has served as a member of the Board of Directors since February 2012. Mr. Grote is, and has been for the past five years, a retired executive. Prior to 1998, Mr. Grote spent more than 20 years in management. He served in a number of executive positions at Washington Steel Corporation, an integrated, flat-rolled stainless steel producer, most recently as VP-Administration. He also served as general counsel for Washington Steel Corporation and on the company’s board of directors. Mr. Grote later ran two Pittsburgh, Pennsylvania non-profit organizations: Pittsburgh Center for the Arts and Central Blood Bank. Prior to joining Washington Steel, he practiced law in St. Louis, Missouri, and served for two years as an Assistant United States Attorney for the Eastern District of Missouri. Mr. Grote has expertise and background in legal affairs, human resources, employee relations, strategic planning and management. Age 78.
DAVID W. KEMPER has served as a member of the Board of Directors since September 2015. Mr. Kemper became Executive Chairman of Commerce Bancshares, Inc., a publicly-traded bank holding company, in August 2018, after serving as its chairman and chief executive officer since 1991. Mr. Kemper is a director of Tower Properties Company, a property management company, and Enterprise Holdings, Inc., a private holding company of car rental companies. Mr. Kemper previously served as president of the Federal Advisory Council to the Federal Reserve. Mr. Kemper also previously served on the board of directors of Ralcorp from 1994 to 2013. Mr. Kemper has extensive managerial expertise, including as a chief executive officer, experience in financial operations and expertise with large corporations. Age 71.
JENNIFER KUPERMAN has served as a member of the Board of Directors since May 2021. Ms. Kuperman is currently a director, investor and advisor to various public and private organizations across industries. Ms. Kuperman was Head of International Corporate Affairs at Alibaba Group Holding Limited, a multinational conglomerate holding company specializing in eCommerce, retail, internet and technology, from April 2016 until January 2021 and served as vice president, international corporate affairs at Alibaba Group Holding Limited from August 2014 to April 2016. Prior to joining Alibaba Group Holding Limited, Ms. Kuperman was senior vice president of corporate brand and reputation at Visa Inc., a global payments technology company, from April 2013 to August 2014 and chief of staff, office of the chairman and chief executive officer at Visa Inc. from August 2010 to April 2013. Ms. Kuperman also served as head of global corporate communications and citizenship at Visa Inc. from August 2008 to July 2010 and head of employee and client communication at Visa Inc. from August 2004 to June 2008. Ms. Kuperman serves on the board of directors of BellRing Brands, Inc., our publicly-traded subsidiary that manufactures products in the convenient nutrition category through its operating subsidiaries, and Post Holdings Partnering Corporation, our publicly-traded affiliate that is a special purpose acquisition company formed for the purpose of effecting a partnering transaction with one or more businesses. Ms. Kuperman also serves on the board of directors of CoachArt, a nonprofit organization that provides arts and recreational opportunities to youth with chronic and life-threatening illnesses. Ms. Kuperman has experience in significant leadership positions and extensive international experience. Age 48.
ROBERT V. VITALE has served as our President and Chief Executive Officer and as a member of the Board of Directors since November 2014. Previously, Mr. Vitale served as our Chief Financial Officer from October 2011 until November 2014.  Mr. Vitale served as president and chief executive officer of AHM Financial Group, LLC, a diversified provider of insurance brokerage and wealth management services, from 2006 until 2011 and previously was a partner of Westgate Equity Partners, LLC, a consumer-oriented private equity firm. Mr. Vitale has been the executive chairman of BellRing Brands, Inc., our publicly-traded subsidiary that manufactures products in the convenient nutrition category through its operating subsidiaries, since September 2019, is a member of the board of directors of 8th Avenue Food & Provisions, Inc., our historical private brands business that we separately capitalized with third parties, and has been the president and chief investment officer of Post Holdings Partnering Corporation, our publicly-traded affiliate that is a special purpose acquisition company formed for the purpose of effecting a partnering transaction with one or more businesses, since January 2021. Mr. Vitale also serves on the board of directors of Energizer Holdings, Inc., a publicly-traded manufacturer and distributor of primary batteries, portable lights and auto care appearance, performance, refrigerant and fragrance products. Age 55.

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
(Proxy Item No. 2)
The Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2022, and the Board of Directors has directed that management submit the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for ratification by our shareholders at the annual meeting of shareholders. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since February 2012. A representative of that firm will be present at the annual meeting of shareholders, will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions.
We are not required to obtain shareholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, we are submitting the appointment of PricewaterhouseCoopers LLP to our shareholders for ratification as a matter of good corporate practice. If our shareholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in our best interests and the best interests of our shareholders.
The following table sets forth an estimate of the fees that we expect to be billed for audit services during the fiscal year ended September 30, 2021 and for other services during that fiscal year, and the fees billed for audit services during the fiscal year ended September 30, 2020 and for other services during that fiscal year.

	Year Ended September 30,
	2021	2020
Audit fees(1)	$5,688,400	$5,491,400
Audit-related fees(2)	$—	$—
Tax fees(3)	$667,981	$548,400
All other fees(4)	$12,900	$5,400
_________
(1)Audit fees relate primarily to the audit and reviews of our financial statements and comfort letters, consents and reviews of SEC registration statements.
(2)Audit-related fees are for assurance and related services performed by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audit or review of our financial statements.
(3)Tax fees include consulting and compliance services and preparation of tax returns in jurisdictions outside of the United States.
(4)All other fees include any fees for services rendered by PricewaterhouseCoopers LLP which are not included in any of the above categories. The other fees consist of licensing fees paid for accounting research software.
With regard to the fees listed above, the Audit Committee has considered whether the provision by PricewaterhouseCoopers LLP of services other than audit services is compatible with its ability to maintain its independence. Regardless of the size or nature of the other services, if any, to be provided, it is the Audit Committee’s policy and practice to approve any services not under the heading “Audit Fees” before any such services are undertaken.
The Audit Committee has a formal policy concerning approval of all services to be provided by PricewaterhouseCoopers LLP, including audit, audit-related, tax and other services. The policy requires that all services PricewaterhouseCoopers LLP may provide to us must be pre-approved by the Audit Committee. The chairman of the Audit Committee has the authority to pre-approve permitted services that require action between regular Audit Committee meetings, provided that the chairman reports any pre-approval decisions to the Audit Committee at the next regular meeting. The Audit Committee approved all services provided by PricewaterhouseCoopers LLP during fiscal year 2021.
Our audit was staffed primarily by full-time, permanent employees of PricewaterhouseCoopers LLP.
The Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

AUDIT COMMITTEE REPORT
The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management is responsible for our internal controls, financial reporting processes and compliance with laws and regulations and ethical business standards. PricewaterhouseCoopers LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and our internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and issuing a report thereon. Our internal auditors assist the Audit Committee with its responsibility to monitor and oversee the financial reporting process and internal controls. The Audit Committee discusses with our internal auditors and independent registered public accounting firm the overall scopes and plans for their respective audits. The Audit Committee meets, at least quarterly, with the internal auditors and independent registered public accounting firm, and at the Audit Committee’s discretion with and without management present, and discusses the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting.
With respect to our audited financial statements for the fiscal year ended September 30, 2021, management has represented to the Audit Committee that the financial statements were prepared in accordance with United States generally accepted accounting principles (“GAAP”) and the Audit Committee has reviewed and discussed those financial statements with management. The Audit Committee also has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
The Audit Committee has received the written disclosures and letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed the independence of PricewaterhouseCoopers LLP with members of that firm.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended September 30, 2021 be included in our Annual Report on Form 10-K filed with the SEC for that year.
Although the Audit Committee has the responsibilities and powers set forth in its charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that our financial statements are complete and accurate or are in accordance with GAAP. This is the responsibility of management and the independent registered public accounting firm.
David W. Kemper, Chairman
Dorothy M. Burwell
Edwin H. Callison
Gregory L. Curl
Ellen F. Harshman
Jennifer Kuperman

COMPENSATION OF OFFICERS AND DIRECTORS
Compensation Discussion and Analysis
Introduction
The following Compensation Discussion and Analysis (the “CD&A”) describes our fiscal year 2021 executive compensation structure. This CD&A is intended to be read in conjunction with the tables beginning on page 38, which provide detailed compensation information for our following named executive officers (the “named executive officers” or the “NEOs”):

Name	Title
Robert V. Vitale	President and Chief Executive Officer
Jeff A. Zadoks	Executive Vice President and Chief Financial Officer
Diedre J. Gray	Executive Vice President, General Counsel and Chief Administrative Officer, Secretary
Howard A. Friedman	Executive Vice President and Chief Operations Officer(1)
Mark W. Westphal	President, Foodservice
(1) Effective September 13, 2021, Mr. Friedman transitioned from President and CEO, Post Consumer Brands to Executive Vice President and Chief Operations Officer of Post Holdings. Effective September 13, 2021, Nicolas Catoggio joined the Company as President & CEO, Post Consumer Brands.
Total Compensation Opportunity
Our executive compensation structure consists of three primary components: base salary, annual bonus (our Senior Management Bonus Program) and long-term incentives. A fourth element of our compensation structure consists of traditional benefits programs (e.g., limited perquisites and benefits).
Executive Summary
Performance and Company Highlights for Fiscal Year 2021
We view the Company’s performance in two primary ways:
•operating and financial performance; and
•return to shareholders over time, both on an absolute basis and relative to similar companies.
Post Holdings provides strategic oversight, capital allocation and shared corporate services to each of its operating businesses. In addition, Post Holdings executives provide strategic guidance to Post Holdings’ shared platforms, BellRing and 8th Avenue Food & Provisions, Inc., as well as Post Holdings’ newly formed special purpose acquisition company, Post Holdings Partnering Corporation (“PHPC”). We also measure the Company’s performance in our ability to create unique and dynamic investment opportunities and creative financing and mergers and acquisitions structures.
The COVID-19 pandemic has caused and continues to cause global economic disruption and uncertainty, including in our business. Our products sold through retail channels generally experienced an uplift in sales starting in March 2020 and continuing through the first half of fiscal year 2021, but during the second half of fiscal year 2021 most of our retail channel product categories trended toward growth rates in line with their pre-pandemic levels. In contrast, at the onset of the COVID-19 pandemic, our Foodservice business was significantly impacted by lower away-from-home demand resulting from the impact of the COVID-19 pandemic on various channels, including full service restaurants, quick service restaurants, education and travel and lodging establishments. Since then, the recovery of our Foodservice volumes has been closely tracking with changes in the degree of restrictions on mobility and gathering. Volumes in certain channels and product categories in our Foodservice business have nearly fully recovered to pre-pandemic levels; however, while volumes in other channels impacted by the COVID-19 pandemic have recovered from low levels experienced at the height of the pandemic, they have recently plateaued at levels below pre-pandemic volumes and in the aggregate, overall Foodservice volumes remain below pre-pandemic levels. The COVID-19 pandemic reinforced the strength of our portfolio, as our retail and Foodservice businesses naturally hedged one another.
When the COVID-19 pandemic began to spread across the United States, we swiftly established three priorities to guide our decision-making:
1.to safeguard the health of our employees, including their economic health;
2.to maintain the continuity of our supply chain to serve customers and consumers; and
3.to preserve financial liquidity to navigate the uncertainty caused by the pandemic.
In light of the COVID-19 pandemic, management recommended, and the Corporate Governance and Compensation Committee (the “Committee”) concurred, that none of the NEOs would receive a base salary increase in fiscal year 2021. Funds typically used for NEO base salary increases were instead used to provide meaningful increases to our hourly employees at our manufacturing facilities, whose personal commitment, reliability and resilience in maintaining our operations during the COVID-19 pandemic cannot be overstated. Post Holdings’ corporate named executive officers also did not receive any annual bonuses for fiscal year 2020 performance, prioritizing instead bonuses for other employees. In addition, none of the named executive officers received annual bonuses for fiscal year 2021.
Despite this challenging environment and the immense uncertainty of the COVID-19 pandemic that continued throughout fiscal year 2021, we achieved a number of strategic and financial accomplishments that we believe will benefit the Company and our shareholders alike in the coming years:
•We delivered on our financial commitments.
◦In November 2020, the Company announced that management expected Adjusted EBITDA of between $520 - $550 million for the first half of fiscal year 2021, and in August 2021, management revised the Company’s external guidance, indicating that it expected Adjusted EBITDA of between $590 - $610 million for the second half of fiscal year 2021.
◦Ultimately, the Company delivered $1,123.3 million of Adjusted EBITDA, which exceeded the bottom level of our combined full year budget range of $1,110 million in a challenging year in light of the continuing impact of COVID-19 on the Company, particularly our Foodservice business.
•Our closing stock price hit an all-time high of $117.40 on May 14, 2021. Our stock price at the end of fiscal year 2021 was $110.16, an increase of 28.1% from the start of the fiscal year and a compound annual growth rate of approximately 15.7% since our separation from Ralcorp in February 2012.
•In August 2021, we announced our plan to distribute a significant portion of our interest in BellRing to our shareholders (the “Distribution”), and our expectation that we will ultimately exchange the remainder of our interest in BellRing for existing debt of Post Holdings (together, the “Separation”). In October 2021, we announced that we had entered into a definitive transaction agreement with BellRing for the Distribution, and that we expect to complete the Distribution in the first calendar quarter of 2022.
•We launched PHPC, a special purpose acquisition company formed for the purpose of effecting a partnering transaction between one or more businesses. PHPC completed its initial public offering in May 2021 and generated gross proceeds of approximately $356 million (including the underwriters’ exercise in full of their over-allotment option and the sale of private placement units to a subsidiary of Post Holdings). Post Holdings beneficially owns 31.0% of PHPC.
•We completed several acquisitions that complement our existing business units, including the acquisitions of the Peter Pan® nut butter brand, the Egg Beaters® liquid egg brand, the ready-to-eat cereal business of TreeHouse Foods and Almark Foods (a leading provider of hard-cooked and deviled egg products).
•We opportunistically repurchased approximately 4.0 million shares of our common stock at an average price of $98.37 (exclusive of broker commissions), which is 11% below our stock price at the end of fiscal year 2021 of $110.16.
•We raised $1,800 million in long-term debt at a yield of 4.50% to refinance existing debt.

Management Team Drives Performance and Creates Shareholder Value
We are a shareholder value driven organization and our compensation philosophy is designed to be aligned with shareholder interests. Management’s objective is to maximize total shareholder return (“TSR”), and compensation decisions are guided by the principle of creating shareholder value.
2021 Say-on-Pay Vote
We received 97.6% support from our shareholders for the compensation of our named executive officers at our 2021 annual meeting of shareholders. The Committee considered this vote outcome, as well as the program and governance enhancements made in recent years in direct response to our shareholder outreach, and did not make any material structural changes to our compensation programs for fiscal year 2021.
Shareholder outreach is a cornerstone of our governance profile. We regularly engage with our shareholders to discuss issues, including, but not limited to, the status of and outlook for our business, the compensation arrangements used to support our business strategy and general governance topics. We seek a collaborative approach to issues of importance to our investors, and want to ensure that our corporate governance practices remain industry-leading from their perspectives.

Corporate Governance Highlights

What We Do (Best Practice)		What We Don’t Allow
✓	Enforce strict insider trading policies - adopted an anti-hedging and anti-pledging policy and enforce blackout trading periods for executives and directors	X	No hedging or pledging of Company stock by executives or directors
✓	Utilize a clawback policy for performance-based compensation	X	No single-trigger or modified single-trigger change-in-control arrangements
✓	Set meaningful stock ownership guidelines for executives and directors	X	No change-in-control severance multiple in excess of three times salary and target bonus
✓	Disclose performance goals and performance results for our Senior Management Bonus Program and our performance restricted stock unit (“PRSU”) equity grants	X	No excise tax gross-ups upon a change in control
✓	Set a maximum individual payout limit on our Senior Management Bonus Program and for our PRSU equity awards	X	No re-pricing or cash buyout of underwater stock options or stock appreciation rights (“SARs”) allowed
✓	In fiscal year 2021, approximately 90% of our Chief Executive Officer’s total pay opportunity was variable “at risk” compensation. Our other NEOs also had on average approximately 85% of their total compensation in variable “at risk” programs.	X	No enhanced retirement formulas
✓	Limited perquisites and other benefits	X	No executive officer guaranteed compensation either annually or multi-year
✓	Incorporate general severance and change-in-control provisions in our management continuity agreements and Executive Severance Plan that are consistent with market practice, including double-trigger requirements for change-in-control protection	X	No market timing with granting of equity awards
✓	Retain an independent compensation consultant reporting directly to the Committee	X	No discretionary adjustments to our Senior Management Bonus Program or long-term incentive programs in favor of our NEOs to reduce the negative impact of the COVID-19 pandemic
Our executive compensation programs are intended to attract and retain executive officers and to align the interests of our executive officers and our shareholders. The Committee’s objectives for our programs include, but are not limited to, the following:
•reflecting industry standards, offering competitive total compensation opportunities and balancing the need for talent with reasonable compensation expense;
•enhancing shareholder value by focusing management on financial metrics that drive value;
•focusing on at-risk compensation versus fixed compensation;
•attracting, motivating and retaining executive talent willing to commit to long-term shareholder value creation; and
•aligning executive decision-making with business strategy and discouraging excessive risk taking.
The Committee determines the type and amount of compensation opportunity for our officers based on a thorough review of a variety of factors, including competitive market data, the officer’s current responsibilities and value to the Company, future leadership potential and individual/corporate/business performance.

We believe that our executive compensation structure strikes a balance of incentive opportunities based on:
•financial metrics in the Senior Management Bonus Program that directly impact our stock price and enhance longer-term shareholder value;
•stock price performance to focus our executive team on delivering superior long-term shareholder value; and
•total shareholder return against companies in our industry to focus on delivering superior shareholder value.
The following table outlines the elements of our executive pay programs and each element’s relationship with our ongoing annual executive compensation philosophy for NEOs:

Component	Purpose	Characteristics	Fixed or Performance-Based

Base Salary	Attracts and retains executives through market-based pay	Compensates executives fairly and competitively for their roles	Fixed

Annual Bonus (Senior Management Bonus Program)	Encourages achievement of financial performance metrics that drive short-term results	Based on achievement of predefined corporate and business financial performance objectives	Performance-Based

Long-Term Incentives (“LTI”)	Align executives’ long-term compensation interests with shareholders’ investment interests	Value to the executive is based on long-term stock price performance	Performance-Based

Performance Restricted Stock Units	Motivate corporate executives to provide superior TSR over the long term	Cumulative three-year TSR ranking versus Russell 3000 Packaged Foods & Meats companies	Performance-Based

Restricted Stock Units (“RSUs”)	Provide basic retention value and reinforce management behaviors to increase stock price after the grant date	Require stock price growth for our executives to recognize increased value	Performance-Based

Health/Welfare Plans and Retirement Benefits	Provide competitive benefits that promote employee health and productivity and support longer-term physical and fiscal security	Similar to benefits offered to other employees	Fixed

Perquisites	Provide limited personal benefits that are consistent with our overall philosophy and objective to attract and retain superior executive talent	Limited personal use of the corporate aircraft, with pre-approved authorization of our President and Chief Executive Officer (see page 36)	Fixed

Fiscal Year 2021 NEO Target Compensation Structure Summary
Component	Summary
Base Salary
Our NEOs did not receive a salary increase for fiscal year 2021. The following salaries were approved for fiscal year 2021:
•Mr. Vitale: $1,224,000
•Mr. Zadoks: $612,000
•Ms. Gray: $600,000
•Mr. Friedman: $700,000
•Mr. Westphal: $600,000

Target Annual Bonus (Senior Management Bonus Program)
Our NEOs’ target bonuses as a percentage of base salary did not change from fiscal year 2020. Our fiscal year 2021 Senior Management Bonus Program was based on Corporate or Business Unit Adjusted EBITDA, depending on the organizational level of the executive. The following target bonus opportunities were approved for fiscal year 2021:
•Mr. Vitale: 150% of base salary
•All other NEOs: 100% of base salary

Long-Term Incentives
Regular On-Going Equity Grants
We offer a balanced equity portfolio to ensure our executives’ opportunities are linked to increases in shareholder value beyond grant date. We also believe a combination of LTI programs with significant performance-based value and efficient share utilization is most appropriate.
To that end, in fiscal year 2021, equity grants to our NEOs consisted of 50% of total value apportioned to each of PRSUs and RSUs. All NEOs are now compensated under the same long-term incentive structure.
•PRSU program: measures the Company’s cumulative three-year TSR performance ranking versus the Russell 3000 Packaged Foods & Meats companies.
•RSU program: RSUs vest one-third per year on the first, second and third anniversaries of the grant date.
Special One-Time Equity Grants
In fiscal year 2021, the Committee approved a special one-time grant to each of Mr. Zadoks and Ms. Gray. The grants were intended to (i) recognize Mr. Zadoks’s and Ms. Gray’s significant contributions with regard to recent merger and acquisition activity, financing and strategic business initiatives, and navigating the Company through financial, legal and human capital management issues during the COVID-19 pandemic and (ii) enhance retention of their employment through fiscal year 2023. The value mix for the one-time grant was consistent with our normal on-going grants of 50% of total value apportioned to PRSUs based on cumulative three-year TSR performance versus the Russell 3000 Packaged Foods & Meats companies and 50% of total value apportioned to RSUs. Each entire one-time grant is subject to a three-year cliff vesting schedule.

Total Compensation Mix
Our mix of total compensation, as illustrated by the below charts, is significantly skewed towards variable “at-risk” compensation (the below chart showing the average of other NEOs excludes the fiscal year 2021 special one-time equity grants to Mr. Zadoks and Ms. Gray):
Compensation Decision Process
Role of the Committee
The Committee is responsible to our Board of Directors for oversight of our executive compensation programs. The Committee consists of independent directors and is responsible for the review and approval of all aspects of our programs. Among its duties, the Committee is responsible for:
•considering input from our shareholders;
•reviewing and assessing competitive market data;
•reviewing the chief executive officer’s performance and determining the chief executive officer’s compensation;
•reviewing and approving incentive plan goals, achievement levels, objectives and compensation recommendations for the NEOs and other executive officers;
•evaluating the competitiveness of each executive’s total compensation package to ensure that we can attract and retain critical management talent; and
•approving any changes to the total compensation programs for the NEOs, including, but not limited to, base salary, annual bonuses, long-term incentives and benefits.
Following review and discussion, the Committee or the Board, as applicable, approves the executive compensation of our executive officers. The Committee is supported in its work by our Executive Vice President, General Counsel and Chief Administrative Officer and human resources and legal teams, as well as the Committee’s independent compensation consultant. In the event that an employee becomes an executive officer in the middle of the fiscal year, the Committee approves such executive officer’s compensation on a go-forward basis but does not retroactively approve any compensation or compensation targets previously set for such employee.
Role of Management
For executive officers other than himself, our President and Chief Executive Officer makes pay recommendations to the Committee based on competitive market data and an assessment of individual performance. His recommendations to the Committee establish appropriate and market-competitive compensation opportunities for our executive officers, consistent with our overall pay philosophy. The Committee reviews and discusses the recommendations, in conjunction with the Committee’s independent compensation consultant, in making compensation decisions or recommendations to the full Board. No executive officer participates directly in the final deliberations or determinations regarding his or her own compensation package.
Role of the Independent Compensation Consultant
The Committee retains the services of Aon, in accordance with the Committee’s charter. Aon reports directly to the Committee. The Committee retains sole authority to hire or terminate Aon, approves its professional fees, determines the nature and scope of its services and evaluates its performance. A representative of Aon attends Committee meetings, as requested, and communicates with the Committee chair between meetings. The Committee makes all final decisions regarding executive compensation.

Aon’s specific compensation consultation roles include, but are not limited to, the following:
•advising the Committee on director and executive compensation trends and regulatory developments;
•developing a peer group of companies for determining competitive compensation rates;
•providing a total compensation study for executives against peer companies;
•providing advice to the Committee on corporate governance best practices, as well as any other areas of concern or risk;
•serving as a resource to the Committee chair for meeting agendas and supporting materials in advance of each meeting;
•reviewing and commenting on proxy statement disclosure items, including preparation of the CD&A; and
•advising the Committee on management’s pay recommendations.
The Committee has assessed the independence of Aon as required by the NYSE listing standards. The Committee reviewed its relationship with Aon and considered all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) of the Exchange Act. Based on this review, the Committee concluded that there are no conflicts of interest raised by the work performed by Aon.
Role of Peer Companies and Competitive Market Data
Annually, the Committee reviews total compensation market data provided by Aon. The Committee reviews and approves the peer group used for comparisons prior to commencement of the pay study. Consistent with prior years, the following peer group development criteria were used to develop competitive market values to assist with fiscal year 2021 pay decisions:
•Industry: similar to Post, based on the Global Industry Classification System (GICS) code of Packaged Foods & Meats;
•Company size: approximately 0.4 times to 3 times Post’s annual revenues, with a secondary focus on market cap;
•Peers: companies using Post in their compensation peer group;
•Peers of peers: companies used in the peer groups of potential peer companies; and
•Competitors: companies that compete with Post for business and management talent.
No changes were made to the fiscal year 2020 peer group used to assist with fiscal year 2021 pay decisions. The peer group consisted of the following 15 companies:

•Campbell Soup Company •Conagra Brands, Inc. •General Mills, Inc. •The Hain Celestial Group, Inc. •The Hershey Company •Hormel Foods Corporation •The J. M. Smucker Company •Kellogg Company	•Lamb Weston Holdings, Inc. •McCormick & Company, Incorporated •Monster Beverage Corporation •Newell Brands Inc. •Pilgrim’s Pride Corporation •Primo Water Corporation •TreeHouse Foods, Inc.
The Committee uses competitive compensation data from the annual total compensation study of peer companies to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the Committee uses multiple reference points when establishing targeted compensation levels. The Committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader United States market. Instead, the Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as Company, business and individual performance, scope of responsibility, critical needs and skill sets, leadership potential and succession planning. The Committee also evaluates the compensation programs of other companies which, while not in the peer set, have similar characteristics of Post’s business model, complexity and sophistication.
Timing of Compensation Decisions
Pay recommendations for our executives, including our executive officers, are typically made by the Committee at its first regularly scheduled meeting of the fiscal year, normally held in November. This meeting is typically held around the same time as we report our fourth quarter and annual financial results for the preceding fiscal year. This timing allows the Committee to have a complete financial performance picture prior to making compensation decisions. In advance of its regularly scheduled November meeting, the Committee often has pre-meetings or other off-cycle discussions to give thorough consideration to the appropriate amount and structure of compensation for our executives.
Decisions with respect to prior fiscal year performance, as well as annual equity awards, base salary increases and target performance levels for the current fiscal year and beyond, also typically are made at the Committee’s first regularly scheduled meeting for the fiscal year. Further, any equity awards approved by the Committee at this meeting are dated as of the date of the Committee meeting. As such, the Committee does not time the grants of options or any other equity incentives to the release of material non-public information.
The exceptions to this timing are awards to executives who are promoted or hired from outside of the Company during the fiscal year. These executives may receive equity awards effective or dated, as applicable, as of the date of their promotion or hire or the next nearest scheduled Committee meeting.
Determination of CEO Compensation
At its first regularly scheduled meeting of the fiscal year, the Committee reviews and evaluates CEO performance, and determines performance achievement levels, for the prior fiscal year. The Committee also reviews competitive compensation data. Following review and discussion, the Committee or the Board, as applicable, approves the CEO’s compensation.
2021 Compensation Elements
Base Salary
Base salaries are designed to recognize the competency, experience and performance an executive brings to the position. Changes in base salary will result primarily from a comparison to peer group market data, individual and Company performance, internal equity, value to the organization, promotions and the specific responsibilities compared to market. The Committee reviews base salaries for our executive officers annually.

Name	Fiscal Year 2021 Base Salary	Change from Fiscal Year 2020
Robert V. Vitale	$1,224,000	0%
Jeff A. Zadoks	$612,000	0%
Diedre J. Gray	$600,000	0%
Howard A. Friedman	$700,000	0%
Mark W. Westphal	$600,000	0%
None of our NEOs received a base salary increase in fiscal year 2021. Those funds typically used for NEO base salary increases were instead used to provide meaningful increases to our hourly employees at our manufacturing facilities, whose personal commitment, reliability and resilience in maintaining our operations during the COVID-19 pandemic cannot be overstated.
Annual Bonus (Senior Management Bonus Program)
Our NEOs are eligible to earn incentives based on fiscal year performance. The Senior Management Bonus Program is designed to reward our executives who attain superior annual performance in key areas that we believe create long-term value for shareholders. Performance is measured at both the corporate and business unit level.
For fiscal year 2021, the Committee approved Adjusted EBITDA as the primary performance metric for both corporate and business unit level executive officers. We believe Adjusted EBITDA is the best metric for measuring performance achievement levels of our executive officers because it is directly linked to shareholder returns, and it is a clear straight-forward financial metric. Potential financial adjustments to determine performance achievement levels include items such as transaction costs and integration costs, provision for legal settlements, non-cash stock-based compensation and other items that the Company believes do not contribute to a meaningful evaluation of the Company’s current operating performance or comparisons of the Company’s operating performance to other fiscal periods. These adjustments are consistent with our announced results.
Upon completion of the fiscal year, the Committee determines achievement levels versus the pre-approved financial targets. The Committee also performs a comprehensive review of the overall financial performance at the corporate and business unit levels. For performance achievement between the threshold, target and maximum performance levels, earned amounts are interpolated on a straight-line basis between points. Performance achievement below the threshold level generally will result in a lower bonus amount, to the extent discretion is exercised, or no bonus at all. The Committee retains flexibility to make adjustments as needed to incorporate the results of its comprehensive financial review.
Target award opportunities: The following target bonuses (as a percentage of base salary) were approved for fiscal year 2021. No changes were made to the target bonus percentages approved for these individuals for fiscal year 2020.

Name	Fiscal Year 2021 Target (1) (% of Salary)
Robert V. Vitale	150%
Jeff A. Zadoks	100%
Diedre J. Gray	100%
Howard A. Friedman	100%
Mark W. Westphal	100%
(1) Participants may earn from 50% to 150% of target bonus based on performance achievement between the threshold and maximum levels. Payout opportunities for performance between the threshold, target and maximum levels are interpolated on a straight-line basis. Performance achievement below the threshold level generally will result in a lower bonus amount, to the extent discretion is exercised, or no bonus at all.
Target and Actual Fiscal Year 2021 performance: The following levels were approved for Corporate and Business Unit Adjusted EBITDA for fiscal year 2021:
(dollars in millions)

Fiscal Year 2021 Performance Goals / Achievement	Threshold (1)	Target (1)	Maximum (1)	Actual (1)
Corporate-Adjusted EBITDA(2)	$1,052.6	$1,108.0	$1,163.4	$1,123.3
Foodservice-Adjusted EBITDA(3)	$133.0	$140.0	$147.0	$197.0
Post Consumer Brands-Adjusted EBITDA(4)	$465.5	$490.0	$514.5	$460.5
(1) When evaluating financial goals/results, the Committee generally excludes non-recurring or extraordinary items.
(2) Corporate-Adjusted EBITDA is a non-GAAP measure which represents the consolidated net earnings of the Company from the Company’s Annual Report on Form 10-K, excluding income tax expense, net interest expense, depreciation and amortization (including accelerated depreciation and amortization), net (income) expense on swaps, net loss on extinguishment and refinancing of debt, non-cash stock-based compensation, noncontrolling interest adjustment, equity method investment adjustment, mark-to-market adjustments on commodity and foreign exchange hedges and warrant liabilities, adjustment to/gain on bargain purchase, provision for legal settlements, mark-to-market adjustments on equity securities, restructuring and facility closure costs (excluding accelerated depreciation), transaction costs, integration costs, inventory revaluation adjustment on acquired business, assets held for sale, advisory income and foreign currency loss (gain) on intercompany loans.
(3) Foodservice-Adjusted EBITDA is a non-GAAP measure which represents the segment profit of the Foodservice segment from the Company’s Annual Report on Form 10-K, excluding depreciation and amortization (including accelerated depreciation and amortization), mark-to-market adjustments on commodity and foreign exchange hedges and warrant liabilities, asset disposal costs and integration costs.
(4) Post Consumer Brands-Adjusted EBITDA is a non-GAAP measure which represents the segment profit of the Post Consumer Brands segment from the Company’s Annual Report on Form 10-K, excluding depreciation and amortization (including accelerated depreciation and amortization), provision for legal settlements, integration costs and inventory revaluation adjustment on acquired business.
The Company’s Foodservice business projected, and realized, a lower than historical performance in fiscal year 2021 as a result of the ongoing COVID-19 pandemic and its related downstream effects which has disproportionately impacted this business, which mostly serves full service restaurants, quick service restaurants, education and travel and lodging establishments. The COVID-19 pandemic and its related complexities impacted all aspects of the Foodservice business throughout fiscal year 2021, and is expected to dampen the recovery of this business to achievement of pre-COVID financial results until fiscal year 2023.

Based on the approved fiscal year 2021 performance results above and the results of the Committee’s comprehensive financial review, the Committee approved the following bonus amounts:

Approved Fiscal Year 2021 Actual Bonuses
Name	Fiscal Year 2021 Target Bonus (% of Salary)	Fiscal Year 2021 Actual Bonus Earned (% of Target)	Fiscal Year 2021 Actual Bonus Earned
Robert V. Vitale	150%	0%	$0
Jeff A. Zadoks	100%	0%	$0
Diedre J. Gray	100%	0%	$0
Howard A. Friedman(1)	100%	0%	$0
Mark W. Westphal	100%	0%	$0
(1) As Mr. Friedman transitioned from President and CEO, Post Consumer Brands to Executive Vice President and Chief Operations Officer of Post Holdings effective September 13, 2021, near the end of our fiscal year, the Committee determined that Mr. Friedman’s bonus would be determined based on the Post Consumer Brands business’s Adjusted EBITDA results for fiscal year 2021.
The Foodservice business exceeded its Adjusted EBITDA target of $140.0, delivering $197.0 million of Adjusted EBITDA. However, when the Committee established Adjusted EBITDA goals for the Foodservice business in November 2020, there was a large amount of uncertainty regarding the ongoing COVID-19 impact on the Foodservice business, given the Foodservice business’s substantial decline in fiscal year 2020 as many full service restaurants, quick service restaurants, education and travel and lodging establishments that sell our products were closed or only operating in limited capacities. Over the course of fiscal year 2021, the trajectory of the recovery of the Foodservice business was much faster than originally contemplated and management expectations for full year segment Adjusted EBITDA performance increased significantly. However, actual full year segment Adjusted EBITDA fell short of these revised management expectations; therefore, the Committee decided to exercise its reasonable downward discretion when determining not to award Mr. Westphal any bonus for fiscal year 2021.
The Post Consumer Brands business did not reach its threshold Adjusted EBITDA target of $465.5 million. Therefore, Mr. Friedman, as the leader of the Post Consumer Brands business for most of fiscal year 2021 and whose bonus the Committee determined would be based on the Post Consumer Brands business’s Adjusted EBITDA results for fiscal year 2021, did not receive a bonus payout for fiscal year 2021.
The Company exceeded its corporate Adjusted EBITDA target of $1,108.0, delivering $1,123.3 million of Adjusted EBITDA. Similar to the Foodservice business, when the Committee established Adjusted EBITDA goals for our corporate level NEOs in November 2020, there was a large amount of uncertainty regarding the ongoing COVID-19 impact on not only the Foodservice business, but on our other businesses as well. As fiscal year 2021 progressed, the trajectory of the recovery of the Company’s financial results was faster than originally contemplated and management expectations for full year Adjusted EBITDA performance increased significantly. However, actual full year Adjusted EBITDA fell short of these revised management expectations. Moreover, management recommended, and the Committee agreed, that bonuses should not be awarded to our corporate level NEOs when executive leadership of three business units of the Company did not receive any bonuses. Therefore, the Committee exercised its reasonable downward discretion and determined not to award bonuses to Messrs. Vitale and Zadoks and Ms. Gray for fiscal year 2021.
Long-Term Incentives – Fiscal Year 2021 Grants
The Committee believes in a balanced approach to long-term incentive compensation, with an emphasis on performance-based compensation opportunities and efficient share utilization. All NEOs were compensated on the same LTI structure consisting of approximately 50% of value apportioned to each of PRSUs and RSUs.
The Committee uses competitive market data from our annual total compensation study to assist with targeted long-term incentive value. In addition, the Committee considers individual performance, potential future contributions to our business, internal equity and management’s recommendations.
PRSUs: PRSUs are earned based on our future achievement of three-year goals. The opportunity to earn shares is based on our three-year TSR ranking versus the Russell 3000 Packaged Foods & Meats companies (which consists of 35 companies, including Post Holdings, as of October 1, 2020, the beginning of the three-year performance period). This component focuses our executives’ behaviors on long-term decision-making that enhances shareholder value. Each PRSU earned is settled with a share of the Company’s common stock following the completion of the three-year performance period. For the fiscal year 2021 PRSU grants, shares as a percentage of target may be earned on a sliding scale as follows:

Post’s Relative 3-Year TSR Percentile Rank	Vesting (1)
>85th	260% of target
75th	200% of target
50th	100% of target
25th	50% of target
<25th	0% of target
(1) Performance between points is interpolated on a straight-line basis.
The PRSU performance / payout scale was adjusted in fiscal year 2021 by adding a payout opportunity for performance above the 75th percentile. The Committee approved adding a TSR rank of the 85th percentile or higher with a corresponding maximum payout opportunity of 260% of target.
The following bullets summarize the fiscal year 2021 PRSU grant design parameters:
•Performance period: October 1, 2020 through September 30, 2023.
•Performance requirements and payout opportunities: please refer to the chart above.
•Peer group: Russell 3000 Packaged Foods & Meats companies; acquired companies are removed from the rankings; bankruptcies are dropped to the bottom ranking.
•Beginning and ending values: based on the average of the 250 trading days immediately prior to and including the first/last day of the performance period to mitigate any short-term swings in stock price on either end.
•Dividends: re-invested on the ex-dividend date.
•Negative three-year TSR: if Post has a negative three-year TSR, then payout is capped at 100% of target, regardless of ranking.
•Vesting: the number of PRSUs awarded in accordance with the sliding scale vesting table set forth above will vest following the end of the three-year performance period. No PRSUs will vest during the performance period, with limited exceptions in cases of death, disability or involuntary termination of employment associated with a change in control of the Company (or absent an involuntary termination, failure of the acquirer in a change in control to assume, on substantially the same terms, the PRSUs).
RSUs: The value of RSUs provides a base level of retention value as well as incentive for increasing shareholder value. Other than as noted below, our RSUs granted in fiscal year 2021 to our NEOs vest one-third per year on the first, second and third anniversaries of the grant date.
Special one-time grants: During fiscal year 2021, the Committee approved a special one-time equity grant to each of Mr. Zadoks and Ms. Gray. The one-time grants consist of 50% of total value apportioned to PRSUs, which have the same design as our regular on-going PRSU grants described above, and 50% of total value apportioned to RSUs, with three-year cliff vesting on the third anniversary date of the grant. The objective of these grants was to (i) recognize Mr. Zadoks’s and Ms. Gray’s significant contributions with regard to recent merger and acquisition activity, financing and strategic business initiatives, and navigating the Company through financial, legal and human capital management issues during the COVID-19 pandemic and (ii) enhance retention of their employment through fiscal year 2023.
Long-Term Incentives – Fiscal Year 2019 PRSU Grants Completed in Calendar Year 2021
The fiscal year 2019 PRSU grants measured our TSR versus the Russell 3000 Packaged Foods & Meats companies for the period of October 1, 2018 through September 30, 2021. The companies in the Russell 3000 Packaged Foods & Meats group were established and closed at the start of the performance period. During the performance period, bankruptcies dropped to the bottom ranking and acquisitions were removed from the group. The beginning and ending share price values were based on the average of the 250 trading days immediately prior to and including the first/last day of the performance period to mitigate any short-term stock price swings on either end.
The fiscal year 2019 PRSU grants had a performance / payout scale of 90th percentile ranking (200% of target payout), 50th percentile ranking (100% of target payout), and 25th percentile ranking (25% of target payout). Performance between points was interpolated on a straight-line basis. Performance below the 25th percentile ranking would have resulted in a 0% of target payout.
Our final TSR ranking for the fiscal year 2019 through fiscal year 2021 performance period was at the 59th percentile, resulting in an approved payout of 122.50% of the target number of PRSUs. Each PRSU earned was settled with a share of the Company’s common stock on October 14, 2021, after the end of fiscal year 2021.
Long-Term Incentives – Accelerated Vesting of RSU Grant
As disclosed in the Company’s proxy statement for its 2021 annual shareholders’ meeting, filed on December 7, 2020, the Committee did not approve any COVID-related financial adjustments for annual bonuses for our named executive officers in fiscal year 2020, resulting in no annual bonus payout for Mr. Vitale in fiscal year 2020, and his fiscal year 2021 salary was not increased from his fiscal year 2020 salary. Our named executive officers, on the other hand, went to great lengths to make COVID-related adjustments for our front-line employee population, especially those in the hard-hit Foodservice business, to be sure they were treated fairly and did not suffer compensation hardships during the COVID-19 pandemic.
In November 2020, to recognize Mr. Vitale’s superior management and leadership throughout the COVID-19 pandemic, the Committee approved a two-month acceleration of the five-year vesting schedule of his RSUs granted in 2016 from February 2, 2021 to December 15, 2020, subject to certain terms and conditions. The acceleration did not represent additional compensation for Mr. Vitale, but was an acknowledgement of his valuable service in a challenging year. There was no material cost impact to the Company due to vesting acceleration of less than two months of the original sixty-month term.
Other Compensation Policies
Stock Ownership Guidelines
We have stock ownership guidelines applicable to non-employee directors and Section 16 officers. Our Board of Directors believes it is in the best interests of the Company and our shareholders to align the financial interests of Section 16 officers and non-employee directors with those of our shareholders. Our guideline structure is as follows:
•Non-Employee Directors – 5x annual retainer
•Chief Executive Officer – 8x base salary (increased from 6x base salary in February 2021)
•Section 16 Officers – 2x base salary
Participants are expected to comply with the ownership requirements within five years of an appointment to a qualified position. As of September 30, 2021, over 80% of participants were in compliance with the ownership requirements, and all who were not compliant are still within the five-year timeframe for compliance. The categories of stock ownership that satisfy the ownership criteria include:
•shares owned directly or indirectly (e.g. by spouse or trust);
•unvested time-vested or performance-based cash or stock-settled restricted stock or RSUs (with any awards subject to unsatisfied performance-based vesting conditions taken into account at the “target” level of performance);
•shares represented by amounts invested in the Post Savings Investment Plan or the Executive Savings Investment Plan; and
•share equivalents, including deferred stock units and deferred compensation payable under our deferred compensation plans.
Unvested stock options, unexercised stock options and SARs are not included when determining compliance with the guidelines. The Committee is responsible for monitoring the application of the stock ownership guidelines and may modify the guidelines in its discretion, including as a result of dramatic or unexpected changes in the market value of Post common stock. The Committee has the discretion to enforce these stock ownership guidelines on a case-by-case basis.

Recoupment (“Clawback”) Policy
We have an executive compensation “clawback” policy in connection with performance-based compensation. The clawback policy provides that in the event there is a restatement of the Company’s financial results, other than due to a change in applicable accounting methods, rules or interpretations, the Committee, to the extent allowable under applicable law, has the authority to recoup performance-based compensation paid to a director or Section 16 officer during the three-year period preceding the restatement if (i) the restatement would result in the payment of a reduced award if the award were recalculated based on the restated results and (ii) the director or Section 16 officer engaged in fraud or intentional illegal conduct which materially contributed to the need for such restatement. The policy went into effect on May 4, 2015 and applies to all performance-based compensation granted, paid or credited after May 4, 2015.
Policy on Hedging and Pledging Company Stock
We have a policy that prohibits directors and executive officers from engaging in derivative or hedging transactions in the Company’s securities and prohibits pledging of shares of the Company’s securities by directors and executive officers. See the section Corporate Governance – Policy on Hedging and Pledging Company Stock on page 9 for further information.
Compensation Risk Assessment
The Committee is responsible for overseeing the risks relating to compensation policies and practices affecting senior management on an ongoing basis. The Committee believes our governance policies and compensation structure result in a compensation system that is not reasonably likely to lead to management decisions that would have a material adverse effect on the Company. The following features of our programs mitigate this risk:
•the Committee retains an independent compensation consultant to assist with annual compensation decisions;
•the Committee approves the Senior Management Bonus Program financial goals at the start of the fiscal year, and approves the performance achievement level and final payments earned after the end of the fiscal year;
•in fiscal year 2021, the Senior Management Bonus Program capped potential payouts at 150% of the target opportunity and the PRSU grants capped potential payouts at 260% of target opportunity to mitigate potential windfalls;
•we utilize a mix of cash and equity incentive programs, and all equity awards granted to our named executive officers are subject to multi-year vesting;
•we utilize a portfolio of equity award types;
•we utilize competitive general and change-in-control severance programs to help ensure executives continue to work towards our shareholders’ best interests in light of potential employment uncertainty;
•executives are subject to minimum stock ownership guidelines and limitations on trading in our securities, including prohibitions on hedging and pledging; and
•an incentive clawback policy permits the Company to recoup compensation paid on the basis of financial results that are subsequently restated.
Limitations on Deductibility of Compensation
Section 162(m) of the Internal Revenue Code, as amended (the “Code”) was amended under the Tax Cuts and Jobs Act and with limited exceptions, the performance-based exemption no longer applies. Beginning with fiscal year 2019, compensation above $1,000,000 is generally non-deductible for any executive officer who was subject to Section 162(m) in fiscal year 2018 or, beginning with fiscal year 2019, has served as our chief executive officer or chief financial officer or has been one of our three highest-paid other executive officers. The Company’s objectives are not always consistent with the requirements for full deductibility. Therefore, deductibility is not the sole factor used in setting the appropriate compensation levels paid by the Company and decisions leading to future compensation levels may not be fully deductible under Section 162(m). We believe this flexibility enables us to respond to changing business conditions or to an executive’s exceptional individual performance.
Benefits and Perquisites
Retirement - Deferred Compensation
We maintain non-qualified deferred compensation plans for key employees. These plans provide executives with an opportunity to accumulate funds for retirement. The Deferred Compensation Plan for Key Employees allows eligible employees to defer all or a portion of any eligible bonus earned on a pre-tax basis. The committee that administers the plan may determine that matching contributions may be made for any of Post’s fiscal years. We also maintain an Executive Savings Investment Plan which permits eligible employees to make pre-tax deferrals of between 1% and 75% of their base salaries. Income taxes on the amounts deferred and any investment gains are deferred until distributed. The Executive Savings Investment Plan does not provide for Company matching contributions. The Executive Savings Investment Plan does permit, if approved, a discretionary annual employer contribution, which vests at 25% of each year of service.
Deferred compensation under the plans may be hypothetically invested in Post common stock equivalents or in a number of funds operated by The Vanguard Group Inc. (“Vanguard”) with a variety of investment strategies and objectives. We do not guarantee the rate of return of any fund. Any matching contributions under the Deferred Compensation Plan for Key Employees are deemed to be hypothetically invested in Post common stock equivalents. Under both plans, distributions of deferrals invested in common stock equivalents are generally made in shares of our common stock, and deferrals hypothetically invested in the Vanguard funds are made in cash. As with any deferred compensation plan, there are restrictions on deferral and distribution elections as well as potential financial exposure to changes in our financial health. See the section Non-Qualified Deferred Compensation on page 43 for further information.
Perquisites
We provide executives limited perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation philosophy. These benefits help retain and attract superior employees for key positions. The Committee reviews the levels of perquisites and other benefits periodically.
Currently, the only perquisite provided is personal use of our corporate aircraft. Our executive officers may use our corporate aircraft for personal use with prior authorization of the Chief Executive Officer. The Committee has the authority to grant tax gross-ups related to such use, provided that they do not exceed $100,000 for any individual or $200,000 in the aggregate during any fiscal year. The Committee reviews the levels of perquisites and other benefits periodically. Personal use of the Company aircraft is discussed in the Summary Compensation Table on pages 38 and 39, where applicable.
Change in Control and Involuntary Termination Treatment
Management Continuity Agreements
Each member of our senior management, including the NEOs whose compensation is discussed herein, has entered into a Management Continuity Agreement and/or is a participant in our Executive Severance Plan described below. The Management Continuity Agreements are intended to promote stability and continuity of senior management in the event of an actual or anticipated change in control of the Company. The Board of Directors authorized these agreements in recognition of the importance to us and our shareholders of avoiding the distraction and loss of key management personnel that may occur in connection with rumored or actual fundamental corporate changes. Our Board of Directors is of the opinion that a properly designed change in control agreement protects shareholder interests by providing (i) incentives to remain with the Company despite uncertainties while a transaction is under consideration or pending and (ii) assurance of severance benefits for terminated employees.
Under the Management Continuity Agreements, in the event of an involuntary termination in association with a change in control, a NEO who has executed a Management Continuity Agreement may receive (i) a lump sum severance payment equal to the present value of three years of base salary plus the present value of the greater of three years of (A) the NEO’s target bonus for the year in which termination occurred and (B) the NEO’s last annual bonus preceding the termination or change in control (whichever is greater), (ii) a lump sum payout equal to the actuarial value of continued participation in certain welfare benefit plans or equivalent benefits, (iii) outplacement assistance and (iv) reimbursement for certain litigation expenses.
Executive Severance Plan
Our Executive Severance Plan generally provides the following benefits in the event of a termination of employment by us without cause or by the executive for good reason:
•a lump sum payment of two times the executive’s annual base salary and target bonus, plus $20,000;
•a prorated bonus for the year of termination;
•for any equity award granted under the Post Holdings, Inc. 2012 Long-Term Incentive Plan or the Post Holdings, Inc. 2016 Long-Term Incentive Plan with a time-based vesting schedule that is not pro rata, or with a vesting schedule that does not provide for any vesting on or before the first anniversary of the date of grant of the equity award, vesting of the equity award as if there was a three-year pro rata vesting schedule with vesting occurring on the first, second and third anniversaries of the date of grant (to the extent the equity award had not already vested at a greater percentage);

•up to twelve weeks of COBRA subsidy at active employee rates upon timely election of COBRA; and
•outplacement services.
The Executive Severance Plan also provides severance benefits in the event of an involuntary termination in association with a change in control of the Company to participating senior management employees who have not executed a Management Continuity Agreement. These benefits are similar to those benefits provided for under the Management Continuity Agreements. See Potential Payments Upon Termination of Employment or Change in Control on page 44 for further information.
We believe that the Management Continuity Agreements and the Executive Severance Plan are fair to the executives and to our shareholders and, because the severance benefits are agreed to before a possible termination, they avoid the need for protracted negotiations at the termination date.
Equity Compensation
Generally, if a NEO ceases to be employed by the Company in the event of an involuntary termination in association with a change in control, each equity award held by such NEO vests. With some exceptions, if a NEO’s employment terminates other than due to death or disability outside of the context of a change in control, each unvested equity award held by such NEO is forfeited. See Potential Payments Upon Termination of Employment or Change in Control on page 44 for further information.
In November 2021, the Committee amended and restated the Executive Severance Plan. The amended and restated Executive Severance Plan has the same terms as the prior plan, with one change that affects the treatment of certain equity awards. The amended and restated Executive Severance Plan provides that in the event that a plan participant experiences a termination of employment that qualifies the participant for severance payments under the plan, if such participant has unvested PRSUs outstanding with a three-year performance period, at a minimum, the award would vest as follows:
•before the first anniversary of the date of grant, one-third of the target award will vest;
•after the first anniversary and on or before the second anniversary of the date of grant, two-thirds of the target award will vest; and
•after the second anniversary of the date of grant and before the original default vesting date of the award, the target award will fully vest.
Such vesting would occur only if it would not, in the Committee’s determination, cause adverse tax consequences under Section 409A of the Code, and only if the award would not vest at a greater percentage or amount under the existing terms of the applicable award agreement.

Summary Compensation Table
The following table shows information about the compensation of our Chief Executive Officer, our Chief Financial Officer and the three most highly compensated executive officers who were serving as executive officers at September 30, 2021:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Changes in Pension Value and Non- Qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Robert V. Vitale	2021	1,224,000	—	12,994,790	—	—	—	69,701	14,288,491
President & CEO	2020	1,224,000	—	10,830,842	—	—	—	80,956	12,135,798
	2019	1,356,687	—	8,102,503	—	1,620,000	—	141,873	11,221,063
Jeff A. Zadoks	2021	612,000	—	7,527,272	—	—	—	23,350	8,162,622
EVP & CFO	2020	612,000	—	3,070,345	—	—	—	17,984	3,700,329
	2019	673,343	—	1,466,204	660,796	540,000	—	33,758	3,374,101
Howard A. Friedman(1)	2021	700,000	—	3,923,209	—	—	—	74,051	4,697,260
EVP & Chief Operations	2020	700,000	—	2,983,019	—	1,050,000	—	62,692	4,795,711
Officer	2019	700,000	—	795,295	834,679	525,000	—	83,708	2,938,682
Diedre J. Gray	2021	600,000	—	7,078,443	—	—	—	52,602	7,731,045
EVP, General Counsel & Chief	2020	589,250	—	2,696,336	—	—	—	40,045	3,325,631
Administrative Officer, Secretary	2019	589,384	—	1,273,226	573,838	472,500	—	33,498	2,942,446
Mark W. Westphal	2021	600,000	—	3,303,662	—	—	—	18,341	3,922,003
President, Foodservice	2020	671,538	—	2,638,853	—	—	—	17,984	3,328,375
	2019	588,461	—	745,664	782,524	720,000	—	17,513	2,854,162
_________
(1)Effective September 13, 2021, Mr. Friedman transitioned from President and CEO, Post Consumer Brands to Executive Vice President and Chief Operations Officer of Post Holdings.
(2)The amounts relate to awards of RSUs and PRSUs granted in the fiscal year. The awards reflect the aggregate grant date fair values computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, and do not correspond to the actual values that will be realized by the NEOs. See Notes 2 and 20 to the Company’s fiscal year 2021 financial statements in the Company’s Annual Report on Form 10-K for a discussion of the accounting policy and determination of these amounts under FASB ASC Topic 718. The values of PRSUs assume target performance over the performance periods and are consistent with the estimate of aggregate compensation cost to be recognized over the performance periods determined as of the applicable grant date under FASB ASC Topic 718. For Mr. Vitale, in fiscal years 2021, 2020 and 2019, this amount includes a RSU award and a PRSU award. For Mr. Zadoks and Ms. Gray, in fiscal year 2021, this amount includes a RSU award and a PRSU award, in addition to $3,705,886 attributable to a special one-time grant of a RSU award and a PRSU award (see Compensation Discussion and Analysis - 2021 Compensation Elements - Long-Term Incentives - Fiscal Year 2021 Grants - Special One-Time Grants on page 33), and in fiscal years 2020 and 2019, this amount includes a RSU award and a PRSU award. For Messrs. Friedman and Westphal, in fiscal years 2021 and 2020, this amount includes a RSU award and a PRSU award, and in fiscal year 2019, this amount reflects a RSU award.
The following table reflects the value at grant date of the fiscal years 2021, 2020 and 2019 PRSU awards vesting at minimum, threshold, target, above-target and maximum performance level vesting percentages. For PRSUs granted in fiscal years 2021 and 2020, the vesting percentage of PRSUs for achievement of the threshold performance level was set at 50%. For PRSUs granted in fiscal year 2019, the vesting percentage of PRSUs for achievement of the threshold performance level was set at 25%. For PRSUs granted in fiscal year 2021, the above-target performance level was added and the vesting percentage of PRSUs for achievement of the maximum performance level was set at 260%. For PRSUs granted in fiscal years 2020 and 2019, the above-target performance level was not included and the vesting percentage of PRSUs for achievement of the maximum performance level was set at 200%.

GRANT DATE VALUE OF PRSUS
	Fiscal Year	At Minimum 0% ($)	At Threshold 50% or 25% ($)	At Target 100% ($)	At Above-Target 200% ($)	At Maximum 200% or 260% ($)
Robert V. Vitale	2021	—	3,913,982	7,827,964	15,655,929	20,352,707
	2020	—	3,057,396	6,114,792	—	12,229,584
	2019	—	1,155,746	4,622,984	—	9,245,968
Jeff A. Zadoks	2021	—	2,267,186	4,534,372	9,068,745	11,789,368
	2020	—	866,716	1,733,431	—	3,466,862
	2019	—	209,201	836,561	—	1,673,122
Howard A. Friedman	2021	—	1,181,656	2,363,312	4,726,623	6,144,610
	2020	—	842,134	1,684,130	—	3,368,259
Diedre J. Gray	2021	—	2,132,000	4,264,001	8,528,001	11,086,402
	2020	—	761,207	1,522,276	—	3,044,553
	2019	—	181,675	726,455	—	1,452,910
Mark W. Westphal	2021	—	995,050	1,990,101	3,980,202	5,174,262
	2020	—	744,911	1,489,823	—	2,979,646
(3)The amounts relate to option awards granted in the fiscal year and reflect the aggregate grant date fair values computed in accordance with FASB ASC Topic 718 and do not correspond to the actual amounts that will be realized upon exercise by the NEOs. See Note 20 to the Company’s fiscal year 2021 financial statements in the Company’s Annual Report on Form 10-K for a discussion of the determination of these amounts under FASB ASC Topic 718.

(4)The amounts reported in this column reflect bonuses earned by the NEOs during the fiscal year under our Senior Management Bonus Program, previously discussed in Compensation Discussion and Analysis.
(5)There were no above-market or preferential earnings on compensation that is deferred on a basis that is not tax-qualified. The amounts previously reported in our Definitive Proxy Statement on Schedule 14A for the fiscal year ended September 30, 2020 filed with the SEC on December 7, 2020 and our Definitive Proxy Statement on Schedule 14A for the fiscal year ended September 30, 2019 filed with the SEC on December 9, 2019 represented the aggregate earnings on the respective NEO’s account under our Executive Savings Investment Plan and Deferred Compensation Plan for Key Employees, which were not above-market or preferential earnings.
(6)Amounts shown in the “All Other Compensation” column include the following:

Name	Year	Matching Contributions ($)	Life Insurance Premiums ($)	Personal Use of Aircraft ($) (a)	Tax Gross-Ups ($) (b)	Miscellaneous ($)	Total ($)
Robert V. Vitale	2021	17,400	941	33,992	17,368	—	69,701
	2020	17,100	884	37,949	25,023	—	80,956
	2019	16,800	714	88,830	35,529	—	141,873
Jeff A. Zadoks	2021	17,400	941	3,996	1,013	—	23,350
	2020	17,100	884	—	—	—	17,984
	2019	16,800	714	13,571	2,673	—	33,758
Howard A. Friedman	2021	8,750	941	50,277	14,083	—	74,051
	2020	8,750	884	39,515	13,543	—	62,692
	2019	—	714	70,153	12,841	—	83,708
Diedre J. Gray	2021	17,400	941	19,291	14,970	—	52,602
	2020	17,100	884	11,188	10,873	—	40,045
	2019	16,800	714	11,528	4,456	—	33,498
Mark W. Westphal	2021	17,400	941	—	—	—	18,341
	2020	17,100	884	—	—	—	17,984
	2019	16,800	713	—	—	—	17,513
_________
(a)Amounts are based on the aggregate incremental cost to us of the NEO’s use of our aircraft. The incremental cost is calculated by dividing the total estimated variable costs (such as fuel, landing fees, on-board catering and flight crew expenses) by the total flight hours for such fiscal year and multiplying such amount by the individual’s total number of flight hours for non-business use for the fiscal year. Incremental costs do not include certain fixed costs that we incur by virtue of owning the aircraft, including depreciation, employed pilot salaries and benefits, hangar fees and maintenance. Spouses and guests of NEOs occasionally fly on the aircraft as additional passengers on business flights. In those cases, the aggregate incremental cost is a de minimis amount, and no amounts are therefore reported; however, these flights are treated as taxable under the Internal Revenue Service’s Standard Industry Fare Level (“SIFL”) formula for imputing taxable income for such use.
(b)Executive officers may use the aircraft for personal use (including for spouses and guests) so long as the value of such use is treated as taxable compensation to the individual. We report the SIFL rates for such use in each executive officer’s taxable wages. We reimburse our executive officers for amounts necessary to offset the impact of income taxes relating to such use.

Grants of Plan-Based Awards for the Fiscal Year Ended September 30, 2021
The following table provides, for each of the NEOs, information concerning cash awards under our annual incentive plan for fiscal year 2021 and grants of equity awards made during fiscal year 2021. The non-equity incentive plan awards disclosed below are part of the Post Holdings, Inc. Senior Management Bonus Program adopted on May 4, 2015. The plan has threshold, target and maximum payouts, as set forth below, based on achievement of personal and/or corporate or business unit performance measures; however, achievement below the threshold performance measures generally will result in a lower cash award payout (to the extent discretion is exercised) or no cash award payout at all. In November 2021, awards, if any, were approved for each of the NEOs based on a combination of achievement of the corporate or business unit performance measures and personal performance measures in the amounts set forth in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation.” Awards of RSUs and PRSUs were made under the Post Holdings, Inc. 2019 Long-Term Incentive Plan. See Compensation Discussion and Analysis for further information about the awards listed below.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)				All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Above-Target (#)	Maximum (#)
Robert V. Vitale(6)	Annual Incentive		918,000	1,836,000	2,754,000
	PRSUs	11/17/2020				25,652	51,304	102,608	133,390				7,827,964
	RSUs	11/17/2020								51,304			5,166,826
Jeff A. Zadoks	Annual Incentive		306,000	612,000	918,000
	PRSUs	11/17/2020				7,544	15,087	30,174	39,226				2,301,974
	PRSUs	11/17/2020				7,316	14,631	29,262	38,041				2,232,398
	RSUs	11/17/2020								15,087			1,519,412
	RSUs	11/17/2020								14,631			1,473,488
Howard A. Friedman	Annual Incentive		350,000	700,000	1,050,000
	PRSUs	11/17/2020				7,745	15,489	30,978	40,271				2,363,312
	RSUs	11/17/2020								15,489			1,559,897
Diedre J. Gray	Annual Incentive		300,000	600,000	900,000
	PRSUs	11/17/2020				7,316	14,631	29,262	38,041				2,232,398
	PRSUs	11/17/2020				6,658	13,315	26,630	34,619				2,031,603
	RSUs	11/17/2020								14,631			1,473,488
	RSUs	11/17/2020								13,315			1,340,954
Mark W. Westphal	Annual Incentive		300,000	600,000	900,000
	PRSUs	11/17/2020				6,522	13,043	26,086	33,912				1,990,101
	RSUs	11/17/2020								13,043			1,313,561
_________
(1)These columns consist of threshold, target and maximum annual incentive targets for fiscal year 2021 under the Senior Management Bonus Program. The “Threshold” column represents the amount payable to the NEO if the threshold performance level is achieved. If the threshold performance level is not achieved, the NEO may receive a lower cash award payout (to the extent discretion is exercised) or no cash award payout at all. The “Target” column represents the payout amount if the specified performance targets are achieved. The “Maximum” column represents the maximum payout possible. See the Summary Compensation Table for actual amounts paid under the Senior Management Bonus Program.
(2)These columns consist of the threshold, target, above-target and maximum number of PRSUs granted in fiscal year 2021 that will vest based on the Company’s total shareholder return over a three-year performance period ending September 30, 2023. The actual earned award may range from 0% to 260% based on performance. The “Threshold” column represents the number of units that will vest at a 50% vesting percentage. The “Target” column represents the number of units that will vest if the specified performance targets are achieved. The “Above-Target” column represents the number of units that will vest at a 200% vesting percentage. The “Maximum” column represents the maximum number of units that will vest. Any awards earned will vest after the end of the performance period, but no later than December 31, 2023.
(3)This column contains the number of RSUs granted in fiscal year 2021.
(4)This column contains the number of non-qualified stock options granted in fiscal year 2021.
(5)This column represents (a) the grant date fair value of RSUs, which was calculated in accordance with FASB ASC Topic 718 based on the closing market price per share of Post’s common stock on the date of grant ($100.71 per share for awards granted on November 17, 2020), and (b) the grant date fair value of PRSUs, which was calculated assuming 100% attainment of target with a fair value of $152.58 per share and in accordance with FASB ASC Topic 718.
(6)The two-month acceleration of the vesting of Mr. Vitale’s RSUs granted in fiscal year 2016 resulted in no incremental compensation expense and, therefore, such RSUs are not included in this table.

Outstanding Equity Awards at September 30, 2021
The following table sets forth information on exercisable and unexercisable options and unvested RSU and PRSU awards held by the NEOs on September 30, 2021.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (18)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (18)
Robert V. Vitale	125,000	(1)	—	33.79	10/09/2024	12,596	(7)	1,387,575	75,576	(15)	8,325,452
	170,000	(2)	—	49.48	02/27/2025	29,519	(8)	3,251,813	44,278	(16)	4,877,664
	192,000	(3)	—	71.32	11/14/2026	51,304	(9)	5,651,649	102,608	(17)	11,303,297
	72,427	(4)	—	80.15	11/13/2027
Jeff A. Zadoks	13,024	(5)	6,513	92.08	11/13/2028	12,000	(10)	1,321,920	13,676	(15)	1,506,548
						2,280	(7)	251,165	12,552	(16)	1,382,728
						8,368	(8)	921,819	30,174	(17)	3,323,968
						15,087	(9)	1,661,984	29,262	(17)	3,223,502
						14,631	(11)	1,611,751
Howard A. Friedman	16,452	(5)	8,226	92.08	11/13/2028	39,000	(12)	4,296,240	12,195	(16)	1,343,401
						2,879	(7)	317,151	30,978	(17)	3,412,536
						12,195	(13)	1,343,401
						15,489	(9)	1,706,268
Diedre J. Gray	11,310	(5)	5,656	92.08	11/13/2028	9,600	(10)	1,057,536	11,876	(15)	1,308,260
						1,980	(7)	218,117	11,023	(16)	1,214,294
						7,349	(8)	809,566	26,630	(17)	2,933,561
						13,315	(9)	1,466,780	29,262	(17)	3,223,502
						14,631	(11)	1,611,751
Mark W. Westphal	20,508	(6)	—	79.52	12/01/2027	12,593	(14)	1,387,245	10,788	(16)	1,188,406
	15,424	(5)	7,712	92.08	11/13/2028	2,700	(7)	297,432	26,086	(17)	2,873,634
						7,192	(8)	792,271
						13,043	(9)	1,436,817
_________
(1)Non-qualified stock options; exercisable in equal installments on October 9, 2015, 2016 and 2017.
(2)Non-qualified stock options; exercisable in equal installments on February 27, 2016, 2017 and 2018.
(3)Non-qualified stock options; exercisable in equal installments on November 14, 2017, 2018 and 2019.
(4)Non-qualified stock options; exercisable in equal installments on November 13, 2018, 2019 and 2020.
(5)Non-qualified stock options; exercisable in equal installments on November 13, 2019, 2020 and 2021.
(6)Non-qualified stock options; exercisable in equal installments on December 1, 2018, 2019 and 2020.
(7)RSUs; restrictions lapse in equal installments on November 13, 2019, 2020 and 2021. The RSUs will be paid in shares of the Company’s common stock within 60 days of the applicable vesting date.
(8)RSUs; restrictions lapse in equal installments on November 13, 2020, 2021 and 2022. The RSUs will be paid in shares of the Company’s common stock within 60 days of the applicable vesting date.
(9)RSUs; restrictions lapse in equal installments on November 17, 2021, 2022 and 2023. The RSUs will be paid in shares of the Company’s common stock within 60 days of the applicable vesting date.
(10)RSUs; restrictions lapse in equal installments on June 17, 2020, 2021, 2022, 2023 and 2024. Each RSU will be paid out in cash equal to the greater of the grant date price of $51.43 or the fair market value of one share of the Company’s common stock on the applicable vesting date and paid within 60 days of the applicable vesting date.
(11)RSUs; restrictions lapse in one installment on November 17, 2023. The RSUs will be paid in shares of the Company’s common stock within 60 days of the vesting date.
(12)RSUs; restrictions lapse in one installment on July 23, 2023. The RSUs will be paid in shares of the Company’s common stock within 60 days of the vesting date.
(13)RSUs; restrictions lapse in one installment on November 13, 2022. The RSUs will be paid in shares of the Company’s common stock within 60 days of the vesting date.
(14)RSUs; restrictions lapse in one installment on December 4, 2022. The RSUs will be paid in shares of the Company’s common stock within 60 days of the vesting date.
(15)PRSUs; vest in one installment after September 30, 2021, but no later than December 31, 2021. The PRSUs will be paid in shares of the Company’s common stock within 60 days of the vesting date. Amount shown reflects the maximum number of units under the award as if such award vested at 200% of target. As a result of the Company’s performance during the period from October 1, 2018 through September 30, 2021, 122.50% of the target amount of these PRSUs vested for each of Messrs. Vitale (46,290 PRSUs) and Zadoks (8,376 PRSUs) and Ms. Gray (7,274 PRSUs) on October 14, 2021. For additional information, see Compensation Discussion and Analysis - 2021 Compensation Elements - Long-Term Incentives - Fiscal Year 2019 PRSU Grants Completed in Calendar Year 2021.
(16)PRSUs; vest in one installment after September 30, 2022, but no later than December 31, 2022. The PRSUs will be paid in shares of the Company’s common stock within 60 days of the vesting date. Amount shown reflects the target number of units under the award as if such award vested at 100% of target.
(17)PRSUs; vest in one installment after September 30, 2023, but no later than December 31, 2023. The PRSUs will be paid in shares of the Company’s common stock within 60 days of the vesting date. Amount shown reflects the above-target number of units under the award as if such award vested at 200% of target.
(18)Based on our closing stock price of $110.16 on September 30, 2021.

Option Exercises and Stock Vested
for the Fiscal Year Ended September 30, 2021

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Robert V. Vitale	510,000	32,710,600	244,885		23,898,568
Jeff A. Zadoks	75,518	3,338,672	16,561	(1)	1,680,404
Howard A. Friedman	—	—	2,879		295,501
Diedre J. Gray	60,826	2,451,551	13,656	(2)	1,386,759
Mark W. Westphal	—	—	7,890		795,283
_________
(1)This number includes the vesting of 4,000 RSUs which were settled in cash. Mr. Zadoks received $442,640.
(2)This number includes the vesting of 3,200 RSUs which were settled in cash. Ms. Gray received $354,112.
Equity Compensation Plan Information
The following table sets forth aggregate information regarding the Company’s equity compensation plans as of September 30, 2021:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)		Weighted Average of Exercise Price of Outstanding Options, Warrants and Rights ($) (1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#) (2)
Equity compensation plans approved by security holders	2,476,365	(3)	63.83	150,165
Equity compensation plans not approved by security holders	—		—	—
Total	2,476,365			150,165
_________
(1)Weighted average exercise price of outstanding options and stock appreciation rights; excludes RSUs and PRSUs.
(2)These shares of common stock are issuable under the Post Holdings, Inc. 2019 Long-Term Incentive Plan.
(3)This number includes 889,096 shares of common stock issuable upon the exercise of outstanding non-qualified stock options, 827,712 outstanding RSUs which will be settled in shares of our common stock, 664,557 outstanding PRSUs which will be settled in shares of our common stock (which amount reflects vesting at maximum vesting levels of 100% (7,526 PRSUs), 200% (282,800 PRSUs) and 260% (374,231 PRSUs) (292,861 relate to vesting at the 100% target vesting level)) and 95,000 outstanding SARs held by our non-management directors. Excludes RSUs which, by their terms, will be settled in cash. The weighted-average remaining contractual term in years of our SARs is 2.24 years. The weighted-average remaining contractual term in years of our outstanding non-qualified stock options is 4.94 years. See Note 20 to the Company’s fiscal year 2021 financial statements in the Company’s Annual Report on Form 10-K for additional information.
Non-Qualified Deferred Compensation
We maintain non-qualified deferred compensation plans for key employees, the Deferred Compensation Plan for Key Employees and the Executive Savings Investment Plan. Participation in the Deferred Compensation Plan for Key Employees and the Executive Savings Investment Plan is limited to a select group of management or highly-compensated employees. All of our NEOs were eligible to participate in these plans in fiscal year 2021.
Under the Deferred Compensation Plan for Key Employees, eligible employees may elect to defer payment of all or a portion of their eligible annual bonuses until some later date. The Corporate Governance and Compensation Committee that administers the plan may determine that matching discretionary contributions may be made for a particular fiscal year, and if made such contributions will vest five years after such contribution is made, generally subject to acceleration in the event of disability or separation from service by reason of death or involuntary termination without cause, and under certain circumstances subject to acceleration in the event of retirement or change in control of the Company. Absent such determination, no matching discretionary contribution is made. No discretionary contributions under this plan were made for our NEOs in fiscal year 2021. The Deferred Compensation Plan for Key Employees was amended effective October 1, 2019, with respect to bonus deferrals for fiscal year 2020 and beyond, to provide that a participant’s deferral election applies only to that portion of the annual bonus which would otherwise be paid in cash.
The Executive Savings Investment Plan allows eligible employees to defer a portion of their salaries to be paid at a future date. In addition, the Company has the ability to provide a discretionary employer contribution at the times and in the amounts designated by the Company, which vest at 25% for each year of service. Eligible employees may defer between 1% and 75% of their base salaries.

Under both plans, participants may select specified dates in the future upon which their deferrals will be distributed, in addition to selecting distribution at separation from service. Payments also may be made in the event of a change in control of the Company (depending upon the date of deferral or contribution, either as a result of a participant election, or because the plans require it). Payments may be made in lump sum, in five annual installments or in ten annual installments.
Both of the plans offer measurement investment funds that participants may choose for purposes of crediting or debiting hypothetical investment gains and losses to their accounts. The hypothetical investments offered are Post common stock equivalents and a number of funds operated by Vanguard with a variety of investment strategies and objectives. Discretionary employer contributions made to the accounts of participants in the Executive Savings Investment Plan are deemed to be hypothetically invested in the applicable target date retirement fund operated by Vanguard and participants may subsequently change their hypothetical investments. Participants may move their account balances between the various hypothetical investment options at the close of each business day, subject to these exceptions: (1) deferrals into Post common stock equivalents in the plans are not transferable to any other investment option except under limited circumstances and (2) deferrals into the Vanguard investment options cannot be transferred into the Post common stock equivalents option.
Income taxes on the amounts deferred and any investment gains are deferred until distribution. Under both plans, distributions of deferrals hypothetically invested in common stock equivalents are generally made in shares of our common stock, while deferrals hypothetically invested in the Vanguard funds are made in cash.
The following table provides additional information with respect to the participation of our NEOs in our non-qualified deferred compensation plans through September 30, 2021.

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($) (3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (4)
Robert V. Vitale	—	—	280,475	—	1,590,524
Jeff A. Zadoks	24,480	—	105,142	—	644,284
Howard A. Friedman	122,500	—	62,834	—	309,955
Diedre J. Gray	30,000	—	119,352	—	550,995
Mark W. Westphal	—	—	15,267	—	98,253
_________
(1)These amounts reflect deferrals into the Executive Savings Investment Plan and the Deferred Compensation Plan for Key Employees as of September 30, 2021.
(2)These amounts are included in the “All Other Compensation” column of the Summary Compensation Table and reflect our discretionary contributions to the Executive Savings Investment Plan and the Deferred Compensation Plan for Key Employees.
(3)These amounts reflect the aggregate earnings to the Executive Savings Investment Plan and the Deferred Compensation Plan for Key Employees. These amounts do not reflect above-market or preferential earnings on compensation that is deferred on a basis that is not tax-qualified and, accordingly, these amounts are not included in the Summary Compensation Table.
(4)None of the balances shown in this column were included in the Summary Compensation Table for fiscal years 2020 or 2019.

Potential Payments Upon Termination of Employment or Change in Control
In the event of an involuntary termination of employment absent a change in control of the Company, each of our NEOs is eligible for compensation and benefits under the Post Holdings, Inc. Executive Severance Plan (the “Plan”). In the event of the officer’s involuntary termination in association with a change in control of the Company, each of our NEOs is eligible for compensation and benefits under either a Management Continuity Agreement (“MCA”) or the Plan. A description of the terms of the MCAs and the Plan as in effect as of September 30, 2021 is below. In addition, information about treatment of equity awards and non-qualified deferred compensation in the event of involuntary termination and/or a change in control if such event occurred in fiscal year 2021 is provided below.
Potential Payments under the Management Continuity Agreements
As discussed in Compensation Discussion and Analysis, the MCAs are meant to promote the stability and continuity of senior management in the event of an actual or anticipated change in control. The MCAs provide severance compensation to the NEO in the event of the NEO’s involuntary termination in association with a change in control. As of September 30, 2021, the Company had MCAs in effect with the following NEOs: Mr. Vitale, Mr. Zadoks and Ms. Gray.
In the event of a change in control, the compensation provided would be in the form of a lump sum payment equal to the present value of continuing (a) the officer’s salary and (b) the greater of (i) the officer’s target bonus for the year in which termination occurred and (ii) the officer’s last annual bonus preceding the termination or change in control (whichever is greater) for three years following the officer’s involuntary termination of employment within two years following a change in control, and the payment of other benefits (as described below). In the event the officer’s employment is involuntarily terminated within 270 days prior to a change in control, and the officer objects to such termination, he or she also is eligible for compensation and benefits under his or her MCA.
Each officer also would be eligible to receive the following severance benefits: (i) payment in lump sum of the actuarial value of continuation during the applicable period of the officer’s participation in each life, health, accident and disability plan in which the officer was entitled to participate immediately prior to the change in control, (ii) payment of any actual costs and expenses incurred by the officer for litigation related to the enforcement of his or her MCA and (iii) payment of up to $20,000 of costs or expenses incurred for outplacement assistance. Payments are to be made by the Company or the subsidiary that employed the officer.
No payments would be made if the officer’s termination is due to death, disability or normal retirement, or is “for cause,” which is defined as (i) the continued failure by the officer to devote reasonable time and effort to the performance of his or her duties (other than a failure resulting from his or her incapacity due to physical or mental illness), (ii) the officer’s willfully engaging in misconduct which is materially injurious to us or (iii) the officer’s conviction of a felony or a crime involving moral turpitude.
The MCAs also contain provisions relating to non-competition and non-solicitation of our employees which become effective once the officer becomes eligible for payments under his or her MCA. The non-competition provisions have a duration of one year and the non-solicitation provisions have a duration of two years. Furthermore, the MCAs contain provisions regarding the protection of our confidential information, which became effective when the MCAs became effective and apply in perpetuity. In the event of a breach of the foregoing provisions, we are entitled, among other applicable remedies, to specific performance and/or injunctive relief to enforce or prevent violations, and the officer is required to return sums received under his or her MCA if a court issues a final ruling finding that the officer was in breach. These provisions may not be waived unless agreed to in writing by the parties.
The MCAs provide that in the event that any payments to the officers under the MCAs or otherwise would be subject to excise taxes under the Code, such payments will be reduced to the extent necessary to avoid such excise taxes, unless the officer would receive a greater amount were there no reduction and the officer were to pay the excise taxes.
Potential Payments under the Post Holdings, Inc. Executive Severance Plan
Under the Plan, all of our NEOs are eligible for severance benefits in the event of an involuntary termination without “cause” or a termination of employment by the executive for “good reason” outside of the context of a change in control. Additionally, under the Plan, Mr. Friedman and Mr. Westphal are eligible for severance benefits in conjunction with a change in control as described herein.
Severance Benefits Outside of the Context of a Change in Control
Severance benefits under the Plan are not available if the termination of employment is because of short- or long-term disability or death. Severance benefits consist of:
•a lump sum payment of two times the executive’s annual base salary (excluding bonus and incentive compensation) at the time of the qualifying termination, plus an amount equal to two times his or her then current target annual bonus amount, plus $20,000;
•a prorated portion of the applicable annual bonus program target award based on the number of full weeks worked during the fiscal year as of the effective date of termination, provided that the performance goals are achieved;
•Company contributions toward the cost of COBRA healthcare continuation coverage for up to twelve weeks;
•outplacement services for a period to be determined by us, but not exceeding two years; and
•vesting of certain equity awards with a time-based vesting schedule on other than a ratable basis made under the Post Holdings, Inc. 2012 Long-Term Incentive Plan and the Post Holdings, Inc. 2016 Long-Term Incentive Plan, as described below in the subsection Equity Grant Agreements and Nonqualified Deferred Compensation.
Additionally, the Plan provides that certain business executives, including Mr. Westphal, are eligible for enhanced severance benefits in connection with involuntary terminations of employment in conjunction with a sale of such executive’s business or employing subsidiary (a “Business Change”). These benefits are the same benefits that are described immediately below with respect to a change in control of the Company under the Plan, as if the Business Change were a change in control of the Company.

Severance Benefits Within the Context of a Change in Control - Messrs. Friedman and Westphal
The Plan provides severance benefits in the event of involuntary termination outside of the context of a change in control of the Company. It also provides that certain executives who do not have MCAs with the Company are eligible for severance benefits in the context of a change in control of the Company under the Plan intended to mirror those provided under the MCAs. The Plan names Messrs. Friedman and Westphal as eligible for these benefits.
In the event of a change in control (defined as it is in the MCAs), each of Messrs. Friedman and Westphal would be eligible to receive a lump sum payment equal to the present value of continuing (a) his salary and (b) the greater of (i) his target bonus for the year in which termination occurred and (ii) his last annual bonus preceding the termination or change in control (whichever is greater) for three years following his involuntary termination of employment within two years following a change in control, and the payment of other benefits (as described in the next paragraph). In the event the officer’s employment is involuntarily terminated within 270 days prior to a change in control, and he objects to such termination, he will be treated as having met the requirements for these payments and benefits.
Each of Messrs. Friedman and Westphal also would be eligible to receive the following severance benefits: (i) payment in lump sum of the actuarial value of continuation during the applicable period of his participation in each life, health, accident and disability plan in which he was entitled to participate immediately prior to the change in control, (ii) payment of any actual costs and expenses incurred by him for litigation related to the enforcement of the Plan and (iii) payment of up to $20,000 of costs or expenses incurred for outplacement assistance. Payments are to be made by the Company or by the employing subsidiary.
No payments would be made if termination is due to death, disability or normal retirement, or is “for just cause,” which is defined as (i) the continued failure to devote reasonable time and effort to the performance of the officer’s duties (other than a failure resulting from his incapacity due to physical or mental illness), (ii) willfully engaging in misconduct which is materially injurious to us or (iii) conviction of a felony or a crime involving moral turpitude.
General
The payment of benefits by the Company under the Plan is conditioned upon the executive executing a general release in favor of the Company that includes confidentiality and cooperation provisions, among other provisions. If the executive becomes reemployed by the Company during the subsequent two-year period, he or she will be required to repay a portion of the severance payment. The amount of any severance payment will be offset by the amount, if any, the executive receives in relation to the notification period required by the Worker Adjustment and Retraining Notification Act. In addition, no benefits will be paid to the extent duplicative of severance benefits under a change in control or similar agreement with the Company.
The Plan provides that in the event that any payments to the executives under the Plan or otherwise would be subject to excise taxes under the Code, such payments will be reduced to the extent necessary to avoid such excise taxes, unless the executive would receive a greater amount were there no reduction and the executive were to pay the excise taxes.
Interaction between Management Continuity Agreements and Executive Severance Plan
No payments or benefits are to be made under the Plan to the extent that such payments and benefits would be paid in accordance with an MCA. If an executive receives severance benefits under the Plan and later becomes eligible for severance benefits under his or her MCA, the amount of his or her severance benefits under the MCA will be reduced by the benefits paid or received under the Plan.
Equity Grant Agreements and Nonqualified Deferred Compensation
Equity awards granted to officers under the Post Holdings, Inc. 2012 Long-Term Incentive Plan (the “2012 LTIP”), the Post Holdings, Inc. 2016 Long-Term Incentive Plan (the “2016 LTIP”) and the Post Holdings, Inc. 2019 Long-Term Incentive Plan (the “2019 LTIP”) are subject to special provisions in the event of certain involuntary terminations and/or a change in control (as such term is defined under the applicable plan) as described herein. The agreements governing all of our named executive officers’ stock options, SARs and RSUs issued under the 2012 LTIP provide that in the event of a qualifying termination within two years after a change in control, or if instead such officers’ employment continues but the equity awards will not remain outstanding because of the change in control (for example, if they are not assumed by the surviving entity), any unexercised and unvested RSUs, stock options or SARs become 100% vested. With the exception of PRSUs granted to Messrs. Vitale and Zadoks and Ms. Gray on November 13, 2018, November 13, 2019 and November 17, 2020, and PRSUs granted to Messrs. Friedman and Westphal on November 13, 2019 and November 17, 2020, the change in control related vesting of which is described below, equity awards granted under the 2016 LTIP fully vest if the grantee experiences a qualifying termination during the one-year period following a change in control, and equity awards granted under the 2019 LTIP fully vest if the grantee experiences a qualifying termination “in connection with” a change in control, with the specific timeframes surrounding the change in control during which the termination must occur set forth in the applicable award agreement. The 2019 LTIP further provides that the award agreement will specify, with respect to performance-based targets, all performance goals or other vesting criteria will be either (a) deemed achieved at 100% target levels and adjusted pro rata based on the applicable portion of the performance period which has passed, (b) vested based upon actual performance levels or (c) the greater of (a) or (b). Additionally, all other terms and conditions of the equity award will be deemed to be met. With respect to RSUs granted to each of our named executive officers on November 13, 2019 and November 17, 2020, the termination of employment is deemed to be in connection with a change in control if it occurs during the three-month period prior to, or the twenty-four-month period beginning upon, the date of the change in control.
PRSUs granted on November 13, 2018, November 13, 2019 and November 17, 2020 to Messrs. Vitale and Zadoks and Ms. Gray, and PRSUs granted to Messrs. Friedman and Westphal on November 13, 2019 and November 17, 2020, have special vesting provisions in the event of certain involuntary terminations in association with a change in control of the Company. With respect to the PRSUs granted in 2018, if the executive’s employment is terminated involuntarily by the Company without cause, or if the executive terminates his or her own employment for good reason (as defined in the 2016 LTIP), and (a) if the termination occurs within the three-month period before or upon a change in control of the Company, achievement of the performance metrics will be measured through the last trading day prior to the change in control date, or (b) if the termination occurs during the twelve-month period following the change in control of the Company, achievement of performance metrics will be measured through the last trading day prior to the termination of employment; and the number of vested PRSUs will be determined based upon the actual achievement of performance metrics as of the applicable aforementioned date. With respect to the PRSUs granted in 2019 and 2020, if the executive’s employment is terminated involuntarily by the Company without cause (as defined in the applicable award agreement) or if the executive terminates his or her employment for good reason (as defined in the 2019 LTIP), and (a) if the termination occurs within the three-month period before or upon a change in control of the Company, a number of PRSUs become vested upon the change in control equal to the greater of (i) the number of PRSUs that would be vested based upon achievement of the performance metrics through the last trading day prior to the change in control date or (ii) the target number of PRSUs adjusted pro rata from October 1, 2019 or October 1, 2020 (the beginning of the performance period, as applicable) through the date of the change in control or (b) if the termination occurs during the twelve-month period following the change in control date of the Company, a number of PRSUs become vested upon the termination equal to the greater of (i) the number of PRSUs that would be vested based upon achievement of performance metrics through the last trading day prior to the termination of employment or (ii) the target number of PRSUs adjusted pro rata from October 1, 2019 or October 1, 2020 (the beginning of the performance period, as applicable) through the termination date. Notwithstanding the foregoing, if an acquirer of the Company does not agree to assume the PRSUs on substantially the same terms in connection with the change in control of the Company, the achievement of performance metrics will be measured through the last trading day prior to the change in control, and the number of vested PRSUs will be determined based upon the actual achievement of performance metrics as of such date. Furthermore, the Corporate Governance and Compensation Committee may determine that, as a result of the change in control of the Company, performance criteria should no longer apply to the PRSUs. In such case, performance metrics will be measured as of the last trading day before the change in control and based upon such performance, a portion or all of the PRSUs will be converted to time-based RSUs with no additional performance criteria, and those time-based RSUs will continue to vest through the end of the original performance period, subject to the executive’s continued employment and further subject to accelerated vesting in the event of death, disability or involuntary termination of employment without cause or by the employee for good reason if such termination occurs within the twelve-month period beginning on the date of the change in control.
Additional vesting rules for equity awards are as follows:
•Equity awards issued to officers under the 2012 LTIP, the 2016 LTIP and the 2019 LTIP vest in whole or in part upon a termination because of death or disability.
•Award agreements issued under the 2016 LTIP to Messrs. Friedman and Westphal provide that if the officer’s employment with a Company affiliate terminates as a result of the sale of his employing business or that Company affiliate, and the acquirer does not agree to assume the award on substantially the same terms, then the award fully vests. This provision also applies to the RSUs granted to Messrs. Friedman and Westphal under the 2019 LTIP.
•RSUs granted to Mr. Westphal on December 4, 2017 and RSUs granted to Mr. Friedman on July 23, 2018 vest in full on the fifth anniversary of the date of grant, but if such officer’s employment is involuntarily terminated without cause before that vesting date, a portion of the RSUs vests upon that termination of employment. The portion is determined as if the original vesting schedule had provided for vesting in equal installments on each of the first, second and third anniversaries of the date of grant.

•Additionally, under the Plan, in the event that an executive covered under the Plan has an equity award that was issued under the 2012 LTIP or the 2016 LTIP with a time-based vesting schedule on other than a ratable basis, or that is ratable in whole or in part but where the vesting schedule does not provide for any vesting of the equity award on or before the first anniversary of the date of grant of the equity award, and that executive’s employment is involuntarily terminated before the equity award is fully vested and the executive is otherwise eligible for benefits under the Plan, then the equity award will be vested as if there were a three-year ratable vesting schedule where vesting occurs on the first, second and third anniversaries of the date of grant of the equity award, but only to the extent that the equity award had not already vested at a greater percentage, or under the terms of the applicable equity plan would not vest at a greater percentage upon the executive’s involuntary termination.
Following vesting, stock options granted under the 2012 LTIP will remain exercisable until the earlier of: three years from the date of voluntary termination or death or disability; six months from the date of involuntary termination (other than due to death or disability); or the expiration of the award under its terms. Vested stock options granted under the 2016 LTIP will remain exercisable until the earlier of: six months from the date of termination of employment (except in the case of death or disability, where such options remain exercisable for three years from the date of death or termination due to disability); or the expiration of the award under its terms. As of September 30, 2021, no stock options had been granted to the NEOs under the 2019 LTIP. See the below table for the value of stock and option awards at termination.
The NEOs, along with other employees who meet the eligibility requirements, are permitted to participate in the Post Holdings, Inc. Deferred Compensation Plan for Key Employees and the Post Holdings, Inc. Executive Savings Investment Plan, which were amended and restated effective August 1, 2017. These nonqualified plans permit participants to file elections to receive distributions of account balances upon (a) a separation from service, which generally includes retirement, termination of employment or death, or (b) on specified future dates. With respect to balances attributable to deferral elections made before August 1, 2017, or pursuant to any employer contributions made before January 1, 2018, participants could elect to receive distributions in the event of a change in control if that change in control occurred before separation from service (or before a specified distribution date, in the case of the Deferred Compensation Plan for Key Employees). With respect to balances attributable to deferral elections made on or after August 1, 2017, and any Company contributions made on or after January 1, 2018, in the event of a change in control, payment of the vested portion of those balances will be made or commence within 90 days following the occurrence of the change in control (even if the participant elected a later distribution date). Additionally, in the event of a change in control, any Company contributions made under the Deferred Compensation Plan for Key Employees and related hypothetical earnings on such contributions become fully vested. Any distributions of account balances made with respect to amounts notionally invested in Post common stock equivalents will be made in the form of shares of Post common stock unless the Corporate Governance and Compensation Committee determines otherwise.
The table below sets forth estimates of the amounts to which each NEO would be entitled, other than accrued but unpaid base salary and benefits payable under broad-based employee benefit plans and programs that do not discriminate in favor of executive officers and are generally available to all employees, in the event of (a) the voluntary termination of the NEO’s employment or the NEO’s retirement, (b) the involuntary not for cause termination of the NEO’s employment, (c) the involuntary termination of the NEO’s employment after a change in control or (d) the NEO’s death or disability (in conjunction with a termination), each as if such event had occurred on September 30, 2021.

Name			Voluntary Termination or Retirement ($)		Involuntary Not for Cause Termination ($)		Change in Control followed by Involuntary Termination ($)		Death or Disability ($)
Robert V. Vitale	Cash (Salary and Bonus)		—		7,976,000	(1)	8,317,549	(2)	—
	Value of Stock and Option Awards	(3)	—		—		27,736,085		27,736,085
	Non-qualified Deferred Compensation	(4)	1,590,524	(5)	1,590,524	(5)	1,590,524	(6)	1,590,524	(5)
	Health Benefits and Insurance		—		2,310		52,481		—	(7)
	Outplacement Assistance		—		75,000		20,000		—
	Total		1,590,524		9,568,834		37,696,639		29,326,609

Jeff A. Zadoks	Cash (Salary and Bonus)		—		3,080,000	(1)	3,327,020	(2)	—
	Value of Stock and Option Awards	(3)	—		1,321,920		12,464,818	(8)	12,464,818
	Non-qualified Deferred Compensation	(4)	644,284	(9)	644,284	(9)	644,284	(10)	644,284	(9)
	Health Benefits and Insurance		—		3,492		74,222		—	(7)
	Outplacement Assistance		—		75,000		20,000		—
	Total		644,284		5,049,696		16,510,344		13,109,102

Howard A. Friedman	Cash (Salary and Bonus)		—		3,520,000	(1)	4,756,768	(2)	—
	Value of Stock and Option Awards	(3)	—		4,296,240		11,099,732		11,099,732
	Non-qualified Deferred Compensation	(4)	309,955	(11)	309,955	(11)	309,955	(12)	309,955	(11)
	Health Benefits and Insurance		—		3,336		74,812		—	(7)
	Outplacement Assistance		—		75,000		20,000		—
	Total		309,955		8,129,531		16,241,267		11,409,687

Diedre J. Gray	Cash (Salary and Bonus)		—		3,020,000	(1)	3,261,784	(2)	—
	Value of Stock and Option Awards	(3)	—		1,057,536		11,308,947	(13)	11,308,947
	Non-qualified Deferred Compensation	(4)	550,995	(14)	550,995	(14)	550,995	(15)	550,995	(14)
	Health Benefits and Insurance		—		3,492		74,812		—	(7)
	Outplacement Assistance		—		75,000		20,000		—
	Total		550,995		4,632,023		15,196,538		11,859,942

Mark W. Westphal	Cash (Salary and Bonus)		—		3,020,000	(1)	3,261,784	(2)	—
	Value of Stock and Option Awards	(3)	—		1,387,245		6,863,049		6,863,049
	Non-qualified Deferred Compensation	(4)	98,253		98,253		98,253	(16)	98,253
	Health Benefits and Insurance		—		2,336		52,726		—	(7)
	Outplacement Assistance		—		75,000		20,000		—
	Total		98,253		4,582,834		10,295,812		6,961,302
_________
(1)For purposes of this calculation, the Company assumes that performance goals were achieved.
(2)Net present value calculated using a discount rate of 5.10%.
(3)All unvested RSU, PRSU and option awards were valued at the closing price of our common stock on September 30, 2021 of $110.16.
(4)All amounts to be paid in lump sum unless otherwise specified.
(5)Of this amount, $246,920 plus aggregate earnings on such amount would be paid out in five annual installments.
(6)In the event of a change in control without an involuntary termination, Mr. Vitale also would receive this amount.
(7)All salaried employees are generally entitled to two times his or her annual base salary under the Company’s life insurance policies, capped at $700,000.
(8)In the event of a change in control without an involuntary termination, Mr. Zadoks would receive $1,321,920 of this amount.
(9)Of this amount, $122,644 plus aggregate earnings on such amount would be paid out in five annual installments.
(10)In the event of a change in control without an involuntary termination, Mr. Zadoks also would receive this amount.
(11) Of this amount, $208,250 plus aggregate earnings on such amount would be paid out in ten annual installments.
(12)In the event of a change in control without an involuntary termination, Mr. Friedman would receive $245,000 plus aggregate earnings on such amount.
(13)In the event of a change in control without an involuntary termination, Ms. Gray would receive $1,057,536 of this amount.
(14)Of this amount, $54,219 plus aggregate earnings on such amount would be paid out in ten annual installments.
(15)In the event of a change in control without an involuntary termination, Ms. Gray also would receive this amount.
(16)In the event of a change in control without an involuntary termination, Mr. Westphal would receive $65,254 plus aggregate earnings on such amount.

Employment Agreements
None of our NEOs has an employment agreement with the Company.

CEO Pay Ratio

Pursuant to Item 402(u) of Regulation S-K, the Company is required to disclose the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of the median employee of the Company for fiscal year 2021. The annual total compensation of our median employee was $70,721. The annual total compensation of our Chief Executive Officer was $14,301,906. The ratio of our Chief Executive Officer’s annual total compensation to the median employee’s annual total compensation was 202:1.
The annual total compensation of our median employee and our Chief Executive Officer includes the value of employer-provided health and welfare benefits in the amount of $10,521 and $13,415, respectively, that are not included in the Chief Executive Officer’s total compensation in the Summary Compensation Table above.
SEC rules and regulations require a company to identify the median employee only once every three years, absent significant changes to the company’s employee population, employee compensation arrangements or median employee’s status during that period that would reasonably be expected to result in a significant change in the pay ratio. Our median employee for fiscal year 2020 was selected based on compensation measures used to select our original median employee in fiscal year 2018. Therefore, as required under SEC rules and regulations, we identified a new median employee for fiscal year 2021.

We used the following methodology and material assumptions to identify our new median employee:
•The new median employee was identified using employee information as of July 1, 2021, excluding our Chief Executive Officer. We excluded employees based in China (8), Kenya (158), Tanzania (4) and Uganda (9) as permitted by SEC rules and regulations, as they represented less than 5% of our employee population. As a result, from our aggregate employee population of approximately 10,840 who were employed by the Company or subsidiaries consolidated in the Company’s financial statements as of July 1, 2021, an employee population of approximately 10,660 was considered in determining our new median employee.
•We used base pay as the consistently applied compensation measure to identify our new median employee. From our employee population, we used statistical sampling to collect additional compensation data for a group of employees who were paid within a relatively narrow range around our estimated median consistently applied compensation measure. From this group, we selected an employee who was reasonably representative of our workforce to be our new median employee.
The ratio presented above is a reasonable estimate calculated in a manner consistent with SEC rules and regulations, based upon the Company’s payroll and employment records and the methodology described above. The ratio may not be comparable to those reported by other companies due to differences in industry, business models, scope of international operations and scale, as well as the different estimates, assumptions and methodologies applied by other companies in calculating their ratios.

Director Compensation for the Fiscal Year Ended September 30, 2021
All non-employee directors receive several different elements of compensation for serving on our Board of Directors. The Corporate Governance and Compensation Committee makes recommendations to our Board of Directors regarding director compensation. Director compensation was determined based upon a benchmarking study prepared by Aon, the Committee’s independent compensation consultant.
All non-employee directors receive an annual retainer of $90,000. The chairman of the Audit Committee receives an additional annual retainer of $20,000 and the chairman of the Corporate Governance and Compensation Committee receives an additional annual retainer of $15,000. The Lead Director receives an additional annual retainer of $25,000.
In addition to cash compensation, all non-employee directors receive an annual grant in the form of RSUs valued at approximately $150,000 (or $250,000 for the non-employee Chairman of the Board) on the date of grant, rounded to the nearest 100 RSUs. All awards fully vest on the first anniversary of the date of grant. In addition, all awards fully vest at the director’s disability or death. Directors may elect to defer settlement of RSUs until separation from service beginning with grants made in 2020.
We also pay the premiums on directors’ and officers’ liability and travel accident insurance policies insuring directors. We reimburse directors for their reasonable expenses incurred in connection with attending Board meetings.
Under our Deferred Compensation Plan for Non-Management Directors, any non-employee director may elect to defer, with certain limitations, his or her retainer. Deferred compensation may be notionally invested in Post common stock equivalents or in a number of mutual funds operated by Vanguard with a variety of investment strategies and objectives. Deferrals in our common stock equivalents receive a 33 1/3% Company matching contribution, also credited in Post common stock equivalents. Balances are paid upon leaving the Board of Directors, generally in cash, in one of three ways: (1) lump sum payout; (2) five-year installments or (3) ten-year installments.
We have established stock ownership guidelines applicable to all non-employee directors. See Compensation Discussion and Analysis - Other Compensation Policies - Stock Ownership Guidelines on page 34 for more details.
The following table sets forth the compensation paid to non-management directors for fiscal year 2021, other than reimbursement for travel expenses.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(3)(4)	Option Awards ($)(5)	Changes in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(6)(7)	Total ($)
Jay W. Brown (1)	18,750	—	—	—	6,249	24,999
Dorothy M. Burwell	90,000	151,552	—	—	29,997	271,549
Edwin H. Callison	130,000	151,552	—	—	43,329	324,881
Gregory L. Curl	90,000	151,552	—	—	22,498	264,050
Thomas C. Erb (2)	30,000	—	—	—	9,999	39,999
Robert E. Grote	90,000	151,552	—	—	29,997	271,549
Ellen F. Harshman	90,000	151,552	—	—	14,999	256,551
David W. Kemper	110,000	151,552	—	—	36,663	298,215
Jennifer Kuperman (2)	30,000	—	—	—	9,999	39,999
David P. Skarie	90,000	151,552	—	—	29,997	271,549
William P. Stiritz	90,000	246,272	—	—	101,163	437,435
_________
(1)Mr. Brown retired from the Board of Directors effective December 15, 2020. Accordingly, Mr. Brown’s annual retainer was pro-rated based on his retirement date. In connection with Mr. Brown’s retirement, 1,900 RSUs that were granted to him pursuant to a Restricted Stock Unit Agreement, dated January 31, 2018, vested pursuant to the terms thereof. In connection with Mr. Brown’s retirement and in recognition of his service to the Company, the Board of Directors also accelerated the vesting of 1,400 RSUs that were granted to Mr. Brown pursuant to a Restricted Stock Unit Agreement, dated February 4, 2020, and which would have otherwise vested on February 4, 2021.
(2)Mr. Erb and Ms. Kuperman joined the Board of Directors effective May 4, 2021.
(3)These amounts represent the grant date fair value of 1,600 RSUs (2,600 RSUs for Mr. Stiritz) granted on February 2, 2021. The grant date fair values are computed in accordance with FASB ASC Topic 718, and do not correspond to the actual values that will be realized by the non-management directors. See Note 20 to the Company’s fiscal year 2021 financial statements in the Company’s Annual Report on Form 10-K for a discussion of the determination of these amounts under FASB ASC Topic 718. All awards fully vest on the first anniversary of the date of grant, and the stock issued pursuant to such awards must be held until the director has met the ownership requirements under our Stock Ownership Guidelines; however, shares are permitted to be sold to the extent necessary to satisfy any tax obligations relating to the vesting and delivery of such shares. In addition, all awards fully vest at the director’s disability or death.

(4)The number of unvested RSUs held by each non-management director, other than Messrs. Stiritz and Erb and Ms. Kuperman, as of September 30, 2021 was 1,600 RSUs. Mr. Stiritz held 2,600 unvested RSUs as of September 30, 2021. Mr. Erb and Ms. Kuperman held no unvested RSUs as of September 30, 2021.
(5)As of September 30, 2021, Mr. Callison held 25,000 vested SARs, Messrs. Brown, Curl, Grote and Skarie all held 15,000 vested SARs and Mr. Kemper held 10,000 vested SARs. All of these SARs fully vested on the third anniversary of the date of grant. Mses. Burwell, Harshman and Kuperman and Messrs. Stiritz and Erb held no SARs at September 30, 2021.
(6)Except for Mr. Stiritz, these amounts represent the 33 1/3% match on deferrals into common stock equivalents under the Deferred Compensation Plan for Non-Management Directors for all non-management directors who elected to participate in the plan.
(7)For Mr. Stiritz, this amount represents: (a) the 33 1/3% match on deferrals into common stock equivalents under the Deferred Compensation Plan for Non-Management Directors, which was $29,997; and (b) personal use of the Company’s aircraft for the fiscal year ended September 30, 2021; the cost for such use was $71,166. Of such $71,166: (i) the incremental cost to us was $51,528, which is calculated by dividing the total estimated variable costs (such as fuel, landing fees, on-board catering and flight crew expenses) by the total flight hours for fiscal year 2021 and multiplying such amount by Mr. Stiritz’s total number of flight hours for non-business use for fiscal year 2021. Incremental costs do not include certain fixed costs that we incur by virtue of owning the aircraft, including depreciation, employed pilot salaries and benefits, hangar fees and maintenance. Spouses and guests of individuals occasionally fly on the aircraft as additional passengers on business flights. In those cases, the aggregate incremental cost is a de minimis amount, and no amounts are therefore reported; however, these flights are treated as taxable under the Internal Revenue Service’s SIFL formula for imputing taxable income for such use; and (ii) we reimbursed Mr. Stiritz for amounts necessary to offset the impact of income taxes relating to such personal use of the Company’s aircraft in the amount of $19,638.

CORPORATE GOVERNANCE AND COMPENSATION COMMITTEE REPORT
The Corporate Governance and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Corporate Governance and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Edwin H. Callison, Chairman
Robert E. Grote
David P. Skarie

ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION
(Proxy Item No. 3)
Section 14A of the Exchange Act requires that we seek a non-binding advisory vote from our shareholders to approve the compensation as disclosed under the heading Compensation Discussion and Analysis beginning on page 22 and the related tables and narrative disclosures beginning on page 38. As a result of the vote at our 2019 annual meeting of shareholders on the frequency that the Company will seek advisory approval of the Company’s executive compensation, we ask our shareholders to approve, on an advisory basis, the Company’s executive compensation every year.
As described in detail under the heading Compensation Discussion and Analysis, we seek to closely align the interests of our executive officers with the interests of our shareholders. Our compensation programs are designed to reward our executive officers for the achievement of financial and operating performance. To that end, our compensation programs encompass the following principles:
•Total compensation should be competitive with the peer group approved by our Corporate Governance and Compensation Committee.
•Compensation should be tied to our overall financial performance.
•Compensation should align the long-term interests of our executives with those of our shareholders.
•Compensation should serve as an incentive for our executives to remain employed with us, assisting in our long-term growth objectives.
The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of the executive officers named in this proxy statement, as described under the heading Compensation Discussion and Analysis beginning on page 22 and the related tables and narrative disclosures beginning on page 38. We believe that our compensation programs have been effective at appropriately aligning pay and performance and in enabling us to attract and retain very talented executives.
We are asking our shareholders to indicate their support for the executive officer compensation described in this proxy statement. The Board of Directors unanimously recommends a vote “FOR” the following resolution:
“RESOLVED, that the shareholders approve the compensation awarded to the executive officers named in this proxy statement, as described under the heading Compensation Discussion and Analysis beginning on page 22 and the related compensation tables and narrative disclosures beginning on page 38, as required by the rules of the Securities and Exchange Commission.”
Because the vote is advisory, it will not be binding upon the Board of Directors or the Corporate Governance and Compensation Committee, and neither the Board of Directors nor the Corporate Governance and Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal. Although the resolution is non-binding, the Board of Directors and the Corporate Governance and Compensation Committee will consider the outcome of the advisory vote on executive compensation when making future compensation decisions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During our fiscal year 2021, the Corporate Governance and Compensation Committee was composed of Messrs. Callison, Grote and Skarie. Mr. Brown was also a member of the Corporate Governance and Compensation Committee until he retired effective December 15, 2020. There are no relationships involving the members of the Corporate Governance and Compensation Committee or our executive officers that are required to be disclosed under Item 407(e)(4) of Regulation S-K.

APPROVAL OF POST HOLDINGS, INC. 2021 LONG-TERM INCENTIVE PLAN
(Proxy Item No. 4)
Overview and Background
We are asking our shareholders to approve the Post Holdings, Inc. 2021 Long-Term Incentive Plan (the “2021 LTIP”) as we no longer have sufficient shares available under the 2019 LTIP in order for us to be able to continue granting equity awards to employees and directors in amounts to fund the Company’s long-term incentive compensation program. We believe that the 2021 LTIP is necessary in order to allow the Company to continue to utilize equity awards, both performance and time-based, to attract and retain key employees as well as non-employee directors and to incentivize these individuals to create long-term shareholder value.
On November 17, 2021, the Board adopted the 2021 LTIP and directed that it be submitted for shareholder approval. The 2019 LTIP is the plan that the Company currently uses to grant stock options, RSUs and other share-based awards to directors, employees and certain consultants. Upon approval of the 2021 LTIP by our shareholders, the 2021 LTIP will replace the 2019 LTIP, and the Company will not issue any further awards under the 2019 LTIP; however, authorized shares that remain available for grant as of the date of shareholder approval of the 2021 LTIP will roll over from the 2019 LTIP.
Long-term incentive awards are an important part of the Company’s overall compensation programs as such awards (i) enable the Company and its affiliates to attract and retain individuals who will contribute to the Company’s long range success, (ii) motivate key personnel to produce a superior return to the shareholders of the Company by offering these individuals an opportunity to realize stock appreciation, facilitating stock ownership and rewarding such individuals for achieving a high level of corporate performance and (iii) promote the success of the Company’s business.
The 2019 LTIP originally authorized for issuance 1,519,977 shares of our common stock. As of November 22, 2021, there were 190,017 shares authorized and available to be granted under the 2019 LTIP. Between November 22, 2021 (the record date) and the annual meeting date, we anticipate granting additional awards for approximately 77,634 shares under the 2019 LTIP. As of November 22, 2021, we have outstanding (granted or reserved) the following awards under the 2019 LTIP and prior plans: approximately 764,096 stock options which remain unexercised, with a weighted-average exercise price of $70.88 per share and a weighted-average term of 5.00 years; approximately 95,000 SARs which remain unexercised, which have a weighted-average exercise price of $46.59 per share and a weighted-average term of 1.99 years; approximately 563,433 non-vested performance-based RSUs reserved at maximum performance; approximately 627,178 non-vested stock-settled RSUs; 5,600 vested but deferred RSUs; and 29,400 non-vested cash-settled RSUs. In addition, to the extent any of these awards are forfeited, canceled, terminated, expire or lapse under the 2019 LTIP or prior plans, they will become available for grant under the 2021 LTIP.
We are seeking shareholder approval for an additional 2,400,000 shares of common stock to be available for use under the 2021 LTIP in addition to the approximately 112,383 shares we expect will remain available under the 2019 LTIP as of the date of the annual meeting. Of these 2,400,000 shares to be authorized under the 2021 LTIP, we have granted awards for 340,923 shares as of November 22, 2021, and anticipate granting awards for 529,612 shares between November 22, 2021 and the date of the annual meeting. In the event the 2021 LTIP is not approved by November 17, 2022, we will settle these awards in cash instead of shares pursuant to the terms of the award agreements. The closing market price of our common stock on November 22, 2021, the record date, was $103.82, and there were 62,563,659 shares of our common stock outstanding.
Best Practices
The 2021 LTIP is substantially identical in all material respects to the 2019 LTIP and contains a number of provisions that we believe promote best practices by reinforcing the alignment between equity compensation arrangements for directors, employees and consultants and shareholders’ interests. These provisions include, but are not limited to, the following:

2021 LTIP Provision	Description of Best Practice
• No Liberal Share Recycling
• Shares will not be recycled for issuance as awards under the 2021 LTIP in the following circumstances: shares not issued as a result of the net settlement of an outstanding SAR or stock option; shares used to pay the exercise price or withholding taxes related to an outstanding award; or shares repurchased on the open market with the proceeds of a stock option exercise price.

• No Repricing without Shareholder Approval	• The Company cannot reprice stock options and SARs without the approval of its shareholders.
• Double Trigger Acceleration
• The 2021 LTIP provides for “double trigger” rather than “single trigger” accelerated vesting, meaning awards will be accelerated as the result of a change in control only where the participant’s employment is involuntarily terminated or the participant terminates for “good reason” in connection with a change in control, or upon a Committee determination that such acceleration is in the best interests of the Company. With respect to performance-based awards, all performance goals will be either deemed achieved at 100% target levels and adjusted pro rata based on the applicable performance period, or vested based upon actual performance levels, or the greater of target and pro-rated or actual performance, as set forth in the award agreement.

• Minimum Vesting Schedules
• Awards are generally required to have a one-year minimum vesting schedule, except with respect to a maximum of 5% of the shares authorized for issuance under the 2021 LTIP, subject to the Committee’s discretion to accelerate the vesting of an award in certain events, like a termination of employment.

• Limits on Annual Individual Director Compensation	• For any one non-employee director, the aggregate grant date fair value of awards granted during any calendar year, together with any cash retainers payable to the director and any Company matching contributions credited to the director’s nonqualified deferred compensation account for that calendar year, cannot exceed $500,000 (or $700,000 for a non-employee chairperson of the Board).
• Clawback Provision
• Includes language subjecting awards to recovery pursuant to any law, government regulation or stock exchange listing requirement, including the SEC clawback rules. Performance-based awards to Section 16 officers are subject to recovery under the Company’s executive “clawback” policy, described in Compensation of Officers and Directors - Compensation Discussion and Analysis - Other Compensation Policies - Recoupment (“Clawback”) Policy above.

• Dividend and Dividend Equivalents	• Any dividends or dividend equivalents shall be payable no earlier than at the same time as the underlying award becomes vested.
• No Transfers for Value	• Awards may not be transferred for value, and any transfer not for value must be approved by the Committee.
Key Highlights
We believe that the 2021 LTIP is necessary to achieve our objective of aligning the interests of our employees, directors and consultants with those of our shareholders by providing us with the ability to continue granting various types of incentive awards, which will help us continue to attract, retain and motivate employees, directors and consultants and to incentivize these individuals to create long-term shareholder value.
We consider the equity grant rate, or “burn rate,” in evaluating the impact of the program on shareholders. The following table sets forth historical information regarding equity awards used to calculate our annual burn rate:

	Year Ended September 30,
	2019	2020	2021

Stock Options	115,186	30,504	—
Stock Appreciation Rights	—	—	—
Total Appreciation Grants	115,186	30,504	—

Time-Based RSU Awards (a)	379,647	351,786	450,027
Performance-Based RSUs Vested	—	—	42,806
Total Full Value Grants	379,647	351,786	492,833
Total Adjusted Grants (b)	949,118	879,465	1,232,083

Basic Weighted Average Shares Outstanding (in millions)	70.8	68.9	64.2
Annual Burn Rate (b)	1.50%	1.32%	1.92%

Three-year Average Burn Rate (b)			1.58%
(a)Includes 7,526 PRSUs at target that are included in the time-based RSU awards outstanding for fiscal year 2021 as set forth in Note 20 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021.
(b)The “Total Adjusted Grants” include a RSU multiplier of 2.5 for purposes of calculating the burn rate, consistent with the Institutional Shareholder Services Inc. burn rate methodology.
Principal Features of the 2021 LTIP
The full text of the 2021 LTIP is set forth in Annex A hereto, and shareholders are urged to refer to it for a complete description. The description of the 2021 LTIP in this Proxy Item No. 4 is subject to, and qualified entirely by reference to, the full text of the 2021 LTIP.
Administration
The Committee will administer and grant awards under the 2021 LTIP. Subject to the terms of the 2021 LTIP, the Committee’s charter and applicable laws, the Committee has the authority to:
•interpret the 2021 LTIP and apply its provisions;
•promulgate, amend and rescind rules relating to the administration of the 2021 LTIP;
•authorize any person to execute on behalf of the Company any instrument required to carry out the purposes of the 2021 LTIP;
•determine when awards are to be granted under the 2021 LTIP and the applicable grant date;
•select participants, subject to the limitations set forth in the 2021 LTIP;
•determine the number of shares or the amount of cash to be made subject to each award, subject to the limitations set forth in the 2021 LTIP;
•determine whether each option is to be an incentive stock option or a non-qualified stock option;
•prescribe the terms and conditions of the awards;
•determine the number of performance shares to be granted pursuant to an award of performance shares, the performance measures, the performance periods and the number of performance shares earned;
•designate an award as a performance compensation award and select the performance criteria;
•amend any outstanding awards;
•determine whether and under what circumstances awards may be settled in cash, shares or other awards or other property, or canceled, forfeited or suspended;
•determine the duration and purpose of leaves and absences which may be granted without constituting termination of service for purposes of the 2021 LTIP;

•interpret, administer or reconcile any inconsistency in, correct any defect in and/or supply any omission in the 2021 LTIP and any instrument or agreement relating to, or award granted under, the 2021 LTIP; and
•exercise discretion and make all other determinations necessary or advisable for the administration of the 2021 LTIP.
The Committee will not have the right, without shareholder approval, to reduce the purchase price for an outstanding stock option or SAR, cancel an outstanding stock option or SAR for the purpose of replacing such award with a stock option or SAR with a purchase price that is less than the original purchase price, extend the expiration date of a stock option or SAR beyond the tenth anniversary of the date of grant or deliver stock, cash or other consideration in exchange for the cancellation of a stock option or SAR, the purchase price of which exceeds the fair market value of the shares underlying such stock option or SAR as of the date of cancellation.
In addition, the Committee may delegate administration of the 2021 LTIP to senior officers of the Company or a committee or committees of one or more members of the Board, and may authorize further delegation by such committees to senior officers of the Company, subject in all cases to restrictions under Section 16(b) of the Exchange Act. The Board or another committee of the Board also may exercise any authority granted to the Committee. In the event any action taken by the Board conflicts with action taken by the Committee, the Board action controls.
Shares Available under the 2021 LTIP
The 2019 LTIP is currently the Company’s only equity compensation plan with shares available for future award grants. Upon shareholder approval of the 2021 LTIP, no further awards will be issued under the 2019 LTIP. The 2021 LTIP has a term of ten years. We are seeking shareholder approval for 2,400,000 shares of common stock to be available for use under the 2021 LTIP. In addition to the 2,400,000 shares authorized for issuance under the 2021 LTIP, the shares that have not been issued as of the date of shareholder approval of the 2021 LTIP will roll over from the 2019 LTIP and any shares underlying awards currently outstanding under the 2019 LTIP, the 2016 LTIP and the 2012 LTIP that are canceled, forfeited or terminated, that expire or lapse for any reason or that would otherwise be available for grant again under the terms of the applicable plan will be available for grants of equity awards under the 2021 LTIP. No more than 2,400,000 shares may be granted as incentive stock options under the 2021 LTIP. Shares issued under the 2021 LTIP may be authorized and unissued shares or treasury shares. The following shares may not again be made available for issuance as awards: shares not issued as a result of the net settlement of an outstanding SAR or stock option; shares used to pay the exercise price or withholding taxes related to an outstanding award; or shares repurchased on the open market with the proceeds of a stock option exercise price. The following will not be applied to the share limitations above: any shares subject to an award under the 2021 LTIP to the extent the shares are not issued because the award is forfeited, canceled, terminated, expired or lapsed for any reason; and shares and any awards that are granted through the settlement, assumption or substitution of outstanding awards previously granted, or through obligations to grant future awards, as a result of a merger, spin-off, consolidation or acquisition of the employing company with or by us. If an award is settled in cash, the number of shares on which the award is based will not count toward the above share limits.
Eligibility
All full-time and part-time employees, including officers and directors who are employees and certain consultants of the Company and its affiliates (approximately 12,830 persons as of November 1, 2021) and the Company’s non-employee directors (10 persons as of November 1, 2021) will be eligible to participate in the 2021 LTIP at the discretion of the Committee. In fiscal year 2021, the Company granted awards under the 2019 LTIP to approximately 368 employees (including officers and directors who are employees) and non-employee directors. The Committee has discretionary authority to grant awards under the 2021 LTIP. From the beginning of fiscal year 2022 through November 22, 2021, the record date, the Committee has granted under the 2021 LTIP 14 awards (with 340,921 shares outstanding underlying those awards) and anticipates granting approximately 660 separate awards to approximately 362 employees under the 2021 LTIP (with 529,612 shares to be outstanding underlying those awards) prior to the annual meeting. If the 2021 LTIP is not approved by the shareholders, these awards will settle, in accordance with their terms, in cash.
General Terms of Awards
Each award will be evidenced by an agreement, certificate or other instrument or document setting forth the terms and conditions of the award, including any applicable performance period, which will include a term of not greater than ten years. All awards are non-transferable unless the Committee permits the recipient to transfer an award not for value. No award may be exercised for a fraction of a share.
Terms Applicable to Vesting Generally
Each award vests in whole or in part on terms provided in the award agreement. Except with respect to a maximum of five percent (5%) of shares authorized under the 2021 LTIP, awards that vest solely on the basis of the passage of time and awards that vest based on performance standards shall not vest more rapidly than immediate vesting on the first anniversary of the grant date. The 2021 LTIP provides for “double trigger” rather than “single trigger” accelerated vesting, meaning awards will be accelerated as the result of a change in control only where the participant’s employment is involuntarily terminated or the participant terminates employment for “good reason” in connection with a change in control, or upon a Committee determination that such acceleration is in the best interests of the Company. With respect to performance-based awards, all performance goals will be either deemed achieved at 100% target levels and adjusted pro rata based on the applicable performance period, or vested based upon actual performance levels, or the greater of target and pro-rated or actual performance, as set forth in the award agreement.
Types of Awards
General. The Committee has the discretion to award stock options, SARs, performance shares, restricted stock, RSUs and other stock-based and cash-based awards.
Stock Options. Stock options will be either incentive stock options or non-qualified stock options. Incentive stock options may only be granted to employees. The purchase price of a share of common stock underlying an option will be set forth in the award but may not be less than 100% of the fair market value of a share on the grant date. “Fair market value,” as defined in the 2021 LTIP, generally means the closing sale price of a share of common stock. The purchase price will be payable in full at the time of exercise, in cash or by certified or bank check. The purchase price may be paid, if the Committee so permits and upon such terms as the Committee approves, (a) through delivery or tender to the Company of shares held, either actually or by attestation, by the recipient, (b) through a net or cashless form of exercise or (c) through a combination of (a) and (b). Further, the Committee may, in its discretion, approve other methods or forms of payment for the purchase price and establish rules and procedures therefor. Recipients holding options will have no dividend rights with respect to shares subject to such options.
Incentive Stock Options. A recipient may not hold incentive stock options with a fair market value (determined as of the date of grant) in excess of $100,000 in the year in which they are first exercisable, if this limitation is necessary to qualify the option as an incentive stock option. If, upon the grant of an incentive stock option, the recipient possesses more than 10% of the total voting power of all of the stock of the Company and its subsidiaries, the option price for the incentive stock option will be at least 110% of the fair market value of the shares subject to the option on the grant date, and the option will expire five years after the grant date. Incentive stock options may only be granted to employees of the Company or its subsidiaries. The Company has no liability to any recipient or other person if an option designated as an incentive stock option fails to qualify as such.
Stock Appreciation Rights. SARs entitle the recipient, subject to the terms and conditions of the award, to all or a portion of the excess of the fair market value of a specified number of shares on the exercise date over a specified price, which will not be less than 100% of the fair market value of the shares on the grant date. Each SAR may be exercisable in whole or in part according to the terms and conditions set forth in the award. Except as otherwise provided in the award, upon exercise of a SAR, the recipient will receive cash, shares or a combination of cash and shares (as determined by the Committee if not otherwise specified in the award) as promptly as practicable after exercise. The award may limit the amount or percentage of the total appreciation on which payment may be made in the event of the exercise of a SAR. Recipients holding SARs will have no dividend rights with respect to shares subject to such SARs.
Performance Shares and Other Awards Subject to Performance Criteria. The Committee may provide, in its discretion, that an award granted to a recipient is subject to the achievement of performance criteria, which shall be established by the Committee relating to one or more business criteria. Performance criteria may be applied to the Company, an affiliate, a parent, subsidiary, division, business unit or corporate group or an individual or any combination thereof and may be measured in absolute levels or relative to another company or companies, a peer group, an index or indices or Company performance in a previous period. Performance may be measured over such period of time as determined by the Committee. Performance goals that may be used to establish performance criteria include but are not limited to: free cash flow, adjusted free cash flow, base-business net sales, total segment profit, adjusted EBIT/EBITDA, adjusted diluted earnings per share, adjusted gross profit, adjusted operating profit, earnings or earnings per share before income tax (profit before taxes), net earnings or net earnings per share (profit after tax), compound annual growth in earnings per share, operating income, total shareholder return, compound shareholder return, market share, return on equity, average return on invested capital, pre-tax and pre-interest expense return on average invested capital, which may be expressed on a current value basis, or sales growth, marketing, operating or workplan goals. Recipients holding performance shares and other awards subject to performance criteria will have no voting or dividend rights with respect to such performance shares and other awards subject to performance criteria other than as the Committee may provide in an award agreement and if so provided shall be payable only if and no earlier than at the same time the underlying award vests.
Restricted Stock and RSUs. Restricted stock may be granted in the form of shares registered in the name of the recipient but held by the Company until the restrictions have lapsed. RSUs are units representing a value equal to the same number of shares. Restricted stock and RSUs may be subject to such conditions and restrictions as the Committee may establish in the award, which may include continuous service requirements, a requirement that a recipient pay a purchase price for the award, the achievement of performance goals and the lapse of applicable securities law restrictions. Subject to the restrictions set forth in the award agreement, during any period in which restricted stock or RSUs are restricted and subject to forfeiture, (i)

recipients holding restricted stock may exercise full voting rights with respect to such shares and (ii) recipients holding RSUs will have no voting rights with respect to shares. Dividends or dividend equivalents shall be subject to the same restrictions and conditions as the restricted stock underlying such dividends or the RSUs underlying the dividend equivalents and shall be payable only if and no earlier than at the same time as the underlying restricted stock or RSUs become vested.
Other Awards. The Committee also may grant other stock-based and cash-based awards in its sole discretion, including, without limitation, those awards pursuant to which a cash bonus award may be made or pursuant to which shares may be acquired in the future, such as awards denominated in stock, stock units, securities convertible into stock and phantom securities. The Committee may, in its sole discretion, direct the Company to issue shares subject to restrictive legends and/or stop transfer instructions which are consistent with the terms and conditions of the award agreement to which the shares relate. In addition, the Committee may, in its sole discretion, grant other awards subject to performance goals.
Termination of Employment
Each award agreement will set forth the extent to which the recipient will have the right to exercise or retain an award following termination of the recipient’s employment with the Company or its affiliates, including on death, disability or other termination of employment. The provisions will be determined by the Committee, need not be uniform among awards or participants and may reflect distinctions based on the reasons for termination.
If the recipient (or estate or beneficiary) does not exercise a stock option or SAR within the time specified in the award agreement, the option or SAR, as applicable, will terminate.
Change in Control
The 2021 LTIP contains largely the same limited definition of change in control as the 2019 LTIP, however, the 2021 LTIP has removed the provision that excepts transactions commonly known as Reverse Morris Trust transactions, even if a change in control would otherwise be triggered under the definition. A change in control for purposes of the 2021 LTIP is limited to:
(a)replacement of a majority of the incumbent board;
(b)acquisition or beneficial ownership of more than 50% of the combined voting power of the then outstanding voting securities or outstanding shares of stock by any person except in the case of an acquisition or beneficial ownership by the Company or a subsidiary, or an employee benefit plan (or related trust);
(c)consummation of a reorganization, merger, share exchange or consolidation (a “Business Combination”), unless:
(i)all or substantially all of the beneficial owners immediately prior to such Business Combination continue to beneficially own more than 50% of the then outstanding shares of stock and the combined voting power of the then outstanding voting securities after the Business Combination;
(ii)after the Business Combination, no person beneficially owns more than 50% of Company stock or combined voting power, except to the extent that person owned more than 50% prior to the Business Combination; and
(iii)at least a majority of the members of the board of directors resulting from the Business Combination were incumbent members of the board of directors at the time of the initial agreement or action of the board of directors approving such Business Combination;
(d)sale or other disposition of all or substantially all of the assets of the Company; or
(e)the shareholders of the Company approve a plan to liquidate or dissolve the Company.
Notwithstanding the foregoing, a change in control will not have occurred with respect to any award that is subject to Section 409A of the Code to the extent necessary to avoid adverse tax consequences thereunder unless the transaction constitutes a “change in control event” under Section 409A of the Code.
Miscellaneous Provisions
No participant will be granted (i) options to purchase shares and SARs with respect to more than 2,400,000 shares in the aggregate, (ii) any other awards with respect to more than 2,400,000 shares in the aggregate (or, in the event such award denominated or expressed in terms of number of shares is paid in cash, the equivalent cash value) or (iii) any cash bonus award not denominated or expressed in terms of number of shares or units with a value that exceeds $10,000,000 in the aggregate, in each case, in any twelve-month period under the 2021 LTIP. For any one non-employee director, the aggregate grant date fair value of awards granted during any calendar year, together with any cash retainers payable to the director and any Company matching contributions credited to the director’s nonqualified deferred compensation account for that calendar year, cannot exceed $500,000 (or $700,000 for a non-employee chairperson of the Board).
The Committee may specify in an award agreement that the recipient’s rights, payments and benefits with respect to an award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to vesting conditions. Such events may include breach of non-competition, non-solicitation, confidentiality or other restrictive covenants in the award or otherwise applicable to the recipient, a termination of continuous service for cause or other conduct by the recipient detrimental to the business or reputation of the Company or its affiliates. Any award will be subject to such deductions and clawback as may be required to be made pursuant to any applicable law, government regulation or stock exchange listing requirement, or any applicable policy adopted by the Company. Performance-based awards to Section 16 officers are subject to recovery under the Company’s executive “clawback” policy, described in Compensation of Officers and Directors - Compensation Discussion and Analysis - Other Compensation Policies - Recoupment (“Clawback”) Policy above.
New grants of awards will not be made under the 2019 LTIP on or after the date the 2021 LTIP is approved by the shareholders of the Company. All grants and awards previously made under the 2019 LTIP, the 2016 LTIP and the 2012 LTIP will continue to be governed by the terms of the 2019 LTIP, the 2016 LTIP or the 2012 LTIP, as applicable, and the applicable award agreement.
Adjustment Upon Certain Changes
Shares Available for Grants. In the event of any change in the number of shares outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change or transaction, the maximum aggregate number of shares with respect to which the Committee may grant awards and the maximum aggregate number of shares with respect to which the Committee may grant awards to any individual participant in any year shall be appropriately adjusted by the Committee.
Increase or Decrease in Issued Shares Without Consideration. Subject to any required action by the shareholders of the Company, in the event of any increase or decrease in the number of issued shares resulting from a subdivision or consolidation of shares, the payment of a stock dividend (but only on the shares) or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall appropriately adjust the number of shares of stock subject to each outstanding award and the exercise price per share, or similar reference price, to the extent applicable, of each such award.
Certain Mergers. Subject to any required action by the shareholders of the Company, in the event that the Company is the surviving corporation in any merger, consolidation or similar transaction as a result of which the holders of shares receive consideration consisting exclusively of securities of such surviving corporation, the Committee shall have the power to adjust each award outstanding on the date of such merger or consolidation so that the award pertains and applies to the securities which a holder of the number of shares subject to such award would have received in such merger or consolidation.
Certain Other Transactions. In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets (on a consolidated basis), (iii) a merger, consolidation or similar transaction involving the Company in which the Company is not the surviving corporation or (iv) a merger, consolidation or similar transaction involving the Company in which the Company is the surviving corporation but the holders of shares receive securities of another corporation and/or other property, including cash, the Committee shall, in its sole discretion, have the power to:
(a)cancel, effective immediately prior to the occurrence of such event, each award (whether or not then exercisable), and, in full consideration of such cancellation, pay to the participant to whom such award was granted an amount in cash for each share of common stock subject to such award equal to the value, as determined by the Committee in its reasonable discretion, of such award, provided that with respect to any outstanding stock option or SAR such value will be equal to the excess of (I) the value, as determined by the Committee in its reasonable discretion, of the property (including cash) received by the holder of a share as a result of such event over (II) the exercise price per share of such stock option or SAR, and provided, further, that the Committee will not accelerate the vesting of an award in a manner that is inconsistent with the double-trigger change in control provisions described above, unless the Committee determines that such acceleration is in the best interests of the Company;
(b)provide for the exchange of each award (whether or not then exercisable or vested) for an award with respect to, as appropriate, some or all of the property which a holder of the number of shares subject to such award would have received in such transaction and, incident thereto, make an equitable adjustment as determined by the Committee in its reasonable discretion in the exercise price of the award, or the number of shares or amount of property subject to the award or, if appropriate, provide for a cash payment to the participant to whom such award was granted in partial consideration for the exchange of the award, or
(c)any combination of the foregoing.

Other Changes. In the event of any change in the capitalization of the Company or corporate change other than those specifically referred to above, the Committee shall make equitable adjustments in the number and class of shares subject to awards outstanding on the date on which such change occurs and in such other terms of such awards.
Performance Awards. In the event of any transaction or event described above, and in the event of any changes in accounting treatment, practices, standards or principles, the Committee will have the power to make equitable adjustments in any performance criteria and in other terms and the performance goals of any award made pursuant to the 2021 LTIP.
Amendment, Modification and Termination
Subject to the terms of the 2021 LTIP, the Board may at any time amend, modify or suspend the 2021 LTIP, and the Committee may at any time alter or amend any or all awards under the 2021 LTIP to the extent permitted by law. Any alterations or amendments may be made unilaterally by the Committee, subject to the provisions of the 2021 LTIP, unless such amendments are deemed by the Committee to be materially adverse to the participants and are not required as a matter of law. Amendments are subject to approval of the shareholders of the Company only as required by law, or if the amendment increases the total number of shares available under the 2021 LTIP, except as adjusted for specified changes in capitalization. The 2021 LTIP shall remain in effect for a term of ten years following the date on which it is effective or until all shares subject to the 2021 LTIP shall have been purchased or acquired according to the 2021 LTIP provisions, whichever occurs first, unless the 2021 LTIP is sooner terminated pursuant to its complete terms.
Certain U.S. Federal Income Tax Consequences
The following is a summary of the U.S. federal income tax consequences that generally will arise with respect to awards granted under the 2021 LTIP. This summary is based upon the provisions of the Code and regulations promulgated thereunder, as in effect on the date of this proxy statement. Changes in the law may modify this discussion, and in some cases, the changes may be retroactive. Further, this summary is not intended to be a complete discussion of all of the federal income tax consequences associated with the 2021 LTIP. Accordingly, participants should consult with their own tax and legal advisors, including with respect to any state, local and foreign taxes and any federal gift, estate and inheritance taxes.
Incentive Stock Options. Some options may constitute “incentive stock options” within the meaning of Section 422 of the Code. If the Company grants an incentive stock option, the recipient will not be required to recognize income upon the grant of the incentive stock option, and the Company will not be allowed to take a deduction.
Similarly, when the recipient exercises any incentive stock options, provided the recipient has not ceased to be an employee for more than three months before the date of exercise, the recipient will not be required to recognize income, and the Company will not be allowed to take a deduction. For purposes of the alternative minimum tax, however, the amount by which the aggregate fair market value of common stock acquired on exercise of an incentive stock option exceeds the exercise price of that option generally will be an adjustment included in the recipient’s alternative minimum taxable income for the year in which the incentive stock option is exercised. The Code imposes an alternative minimum tax on a taxpayer whose alternative minimum taxable income, as defined in Section 55(b)(2) of the Code, exceeds the taxpayer’s adjusted gross income.
Additional tax consequences will depend upon how long recipients hold the shares of common stock received after exercising the incentive stock options. If a recipient holds the shares for more than two years from the date of grant and one year from the date of exercise of the option, upon disposition of the shares, the recipient will not recognize any ordinary income, and the Company will not be allowed to take a deduction. However, the difference between the amount the recipient realizes upon disposition of the shares and the basis (i.e., the amount the recipient paid upon exercise of the incentive stock option) in those shares will be taxed as a long-term capital gain or loss.
If the recipient disposes of shares acquired upon exercise of an incentive stock option which he or she has held for less than two years from the date of grant or one year from the date of exercise, the recipient generally will recognize ordinary income in the year of the disposition. To calculate the amount of ordinary income that must be recognized upon such a disposition, the recipient must make the following determinations and calculations:
•determine which is smaller: the amount realized on disposition of the shares or the fair market value of the shares on the date of exercise; and
•next, subtract the basis in those shares from the smaller amount. This is the amount of ordinary income that the recipient must recognize.
To the extent that the recipient recognizes ordinary income, the Company is allowed to take a deduction. In addition, the recipient must recognize as short-term or long-term capital gain, depending on whether the holding period for the shares exceeds one year, any amount that the recipient realizes upon disposition of those shares which exceeds the fair market value of those shares on the date the recipient exercised the option. The recipient will recognize a short-term or long-term capital loss, depending on whether the holding period for the shares exceeds one year, to the extent the basis in the shares exceeds the amount realized upon disposition of those shares.

As noted above, the excess of the fair market value of the shares at the time the recipient exercises his or her incentive stock option over the exercise price for the shares is a tax adjustment item for the purposes of the alternative minimum tax.
Non-Qualified Stock Options. If the recipient receives a non-qualified stock option, the recipient will not recognize income at the time of the grant of the stock option; however, the recipient will recognize ordinary income upon the exercise of the non-qualified stock option. The amount of ordinary income recognized equals the difference between (a) the fair market value of the stock on the date of exercise and (b) the exercise price. The Company will be entitled to a deduction in the same amount. The ordinary income the recipient recognizes will be subject to applicable tax withholding by the Company. When the recipient sells these shares, any difference between the sales price and the basis (i.e., the exercise price plus the ordinary income recognized by the recipient) will be treated as a capital gain or loss.
Restricted Stock. Unless a timely Section 83(b) election is made as described in the following paragraph, a recipient generally will not recognize taxable income upon the grant of restricted stock because the restricted stock generally will be nontransferable and subject to a substantial risk of forfeiture. A recipient will recognize ordinary income when the restrictions that impose a substantial risk of forfeiture of the shares of common stock or the transfer restrictions lapse. The amount recognized will be equal to the difference between the fair market value of the shares at this time and the original purchase price paid for the shares, if any. The ordinary income recognized by a recipient with respect to restricted stock awarded under the 2021 LTIP will be subject to applicable tax withholding by the Company. If a timely Section 83(b) election has not been made, any dividends received with respect to common stock subject to such restrictions will be treated as additional compensation income and not as dividend income.
A recipient may elect, pursuant to Section 83(b) of the Code, to recognize as ordinary income the fair market value of the restricted stock upon grant, notwithstanding that the restricted stock would otherwise not be includable in gross income at that time. If the election is properly made within 30 days of the date of grant, then the recipient would include in gross income an amount equal to the difference between the fair market value of the restricted stock on the date of grant and the purchase price paid for the restricted stock, if any. Any change in the value of the shares after the date of grant will be taxed as a capital gain or capital loss only if and when the shares are disposed of by the recipient. If the Section 83(b) election is made, the recipient’s capital gains holding period begins on the date of grant.
The Section 83(b) election is irrevocable. If a Section 83(b) election is made and the recipient then forfeits the restricted stock, the recipient may not deduct as a loss the amount previously included in gross income.
A recipient’s tax basis in shares of restricted stock received pursuant to the 2021 LTIP will be equal to the sum of the amount (if any) the recipient paid for the common stock and the amount of ordinary income recognized by the recipient as a result of making a Section 83(b) election or upon the lapse of the restrictions. Unless a Section 83(b) election is made, the recipient’s holding period for the shares for purposes of determining gain or loss on a subsequent sale will begin on the date the restrictions lapse.
In general, the Company will be entitled to a deduction at the same time and in an amount equal to the ordinary income recognized by a recipient with respect to shares of restricted stock awarded pursuant to the 2021 LTIP.
If, subsequent to the lapse of the restrictions on the shares, the recipient sells the shares, the difference, if any, between the amount realized from the sale and the tax basis of the shares to the recipient will be taxed as a capital gain or capital loss.
Stock Appreciation Rights / Performance Shares / Restricted Stock Units. A recipient generally will not recognize taxable income upon the grant of SARs, performance shares or RSUs. Instead, a recipient will recognize as ordinary income, and the Company will have a corresponding deduction of, any cash delivered and the fair market value of any common stock delivered in payment of an amount due under the SAR, performance share or RSU award. The ordinary income the recipient recognizes will be subject to applicable tax withholding by the Company.
Upon selling any common stock received by a recipient in payment of an amount due under a SAR, performance share or RSU award, the recipient generally will recognize a capital gain or loss in an amount equal to the difference between the sale price of the common stock and the recipient’s tax basis in the common stock (i.e., the ordinary income recognized by the recipient).
Other Stock-Based and Cash-Based Awards. The tax consequences associated with any other stock-based or cash-based award granted under the 2021 LTIP will vary depending on the specific terms of the award, including whether the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the recipient under the award, any applicable holding period and the recipient’s tax basis.
Section 162(m) of the Code. Notwithstanding anything to the contrary herein, pursuant to Section 162(m) of the Code, the Company may not deduct compensation of more than $1,000,000 that is paid in a taxable year to our “covered employees,” as that term is defined under Section 162(m) of the Code.

Section 409A of the Code. Pursuant to Section 409A of the Code, significant restrictions have been imposed on the ability to defer the taxation of compensation, including, without limitation, the deferral of income pursuant to some of the arrangements described herein (e.g., performance shares). Violation of Section 409A of the Code triggers immediate inclusion in income and application of income and additional taxes.
Section 280G of the Code and Section 4999 of the Code. Under Section 280G of the Code and Section 4999 of the Code, the Company is prohibited from deducting any “excess parachute payment” to an individual, and the individual must pay a 20% excise tax on any “excess parachute payment.” An individual’s “parachute payments” which exceed his or her average annual compensation will generally be treated as “excess parachute payments” if the present value of such payments equals or exceeds three times the individual’s average annual compensation. A payment generally may be considered a “parachute payment” if it is contingent on a change in control of the Company, as defined in Sections 280G and 4999 of the Code.
New Plan Benefits
Awards under the 2021 LTIP are discretionary and are not subject to set benefits or amounts. Accordingly, the Company cannot currently determine the benefits or number of shares subject to awards that may be granted in the future under the 2021 LTIP. However, the following reflects grants under the 2021 LTIP that were made in November 2021 following its adoption and prior to the date of this proxy statement, as well as awards the Company anticipates granting. The settlement of these awards in Company shares is subject to shareholder approval of the 2021 LTIP, and in the event that the shareholders do not approve the 2021 LTIP, the awards provide that they will be settled in cash.

Named Executive Officers	Number of Shares Underlying Options	Number of Shares Underlying RSUs (1)
Robert V. Vitale	0	160,383
Jeff A. Zadoks	0	50,648
Howard A. Friedman	0	0
Diedre J. Gray	0	48,114
Mark W. Westphal	0	43,894
All current Executive Officers as a group (6 persons)	0	332,792
All current Non-Employee Directors as a group (10 persons)	0	0
All other employees as a group (approx. 12,830 persons)	0	537,741

(1)	Includes performance-based RSUs (at maximum payout of up to 260% as provided in the applicable award agreement) granted under the 2021 LTIP.
Because the Committee has discretion to grant additional awards pursuant to the 2021 LTIP, it is not possible to calculate the future value of awards to executive officers at this time.

The Board of Directors unanimously recommends a vote “FOR” the approval of the
Post Holdings, Inc. 2021 Long-Term Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN SHAREHOLDERS

Security Ownership of Certain Beneficial Owners
The table below indicates the persons or entities known to us to be the beneficial holders of more than 5% of our common stock, par value $0.01 per share, as of November 22, 2021, except for one person set forth in the Security Ownership of Management table on page 66. The information set forth in the table below is based solely upon information included in Schedule 13D, Schedule 13F and Schedule 13G filings as of the most recent practicable date. We have no reason to believe that such information is not complete or accurate or that a statement or amendment to any Schedule 13D, Schedule 13F or Schedule 13G filing should have been filed and was not.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	% of Shares Outstanding (5)
Route One Investment Company, L.P. (1) One Letterman Drive, Bldg D-Main, Suite DM200, San Francisco, CA 94129	7,000,573	11.1%
Vanguard Group Inc. (2) PO Box 2600 V26, Valley Forge, PA 19482	5,324,046	8.4%
BlackRock Inc. (3) 55 East 52nd Street, New York, NY 10055	4,275,638	6.8%
JPMorgan Chase & Co. (4) 383 Madison Avenue, New York, NY 10017	3,232,671	5.1%
_________
(1)As reported on Schedule 13F filed with the SEC on November 15, 2021 with a report date of September 30, 2021. The filing indicated that as of September 30, 2021, Route One Investment Company, L.P. had sole investment power and sole voting power over all of these shares.
(2)As reported on Schedule 13F filed with the SEC on November 12, 2021 with a report date of September 30, 2021 (represents combined Vanguard Group Inc., Vanguard Fiduciary Trust Co and Vanguard Global Advisers, LLC). The filing indicated that as of September 30, 2021, Vanguard Group Inc. had sole investment power over 5,254,037 of such shares and shared defined investment power over 70,009 of such shares, and had shared voting power over 18,711 of such shares and no voting power over 5,305,335 of such shares.
(3)As reported on Schedule 13F filed with the SEC on November 9, 2021 with a report date of September 30, 2021 (represents combined BlackRock Fund Advisors and BlackRock Institutional Trust Company, N.A.). The filing indicated that as of September 30, 2021, BlackRock Inc. had sole investment power over all of these shares, and had sole voting power over 4,203,691 of these shares and no voting power over 71,947 of these shares.
(4)As reported on Schedule 13F filed with the SEC on November 12, 2021 with a report date of September 30, 2021. The filing indicated that as of September 30, 2021, JPMorgan Chase & Co. shared defined investment power over all of these shares, and had sole voting power over 3,167,973 of these shares and no voting power over 64,698 of these shares.
(5)The number of shares outstanding for purposes of this calculation was the number of shares outstanding as of November 22, 2021 (62,563,659 shares), plus the number of shares which could be acquired upon the exercise of vested options, or options that vest within 60 days of that date (619,252 shares), by all directors, director nominees and executive officers.

Security Ownership of Management
The following table shows the shares of our common stock beneficially owned, as of November 22, 2021, by each of our directors, director nominees and named executive officers and by our directors, director nominees and executive officers as a group. Except as noted, all such persons possess sole voting and dispositive power with respect to the shares listed. In general, “beneficial ownership” includes those shares an individual has the power to vote or transfer, and options or other equity awards that are vested and exercisable or that become vested and/or exercisable within 60 days. An asterisk in the column listing the percentage of shares outstanding indicates that the person owns less than 1% of the common stock outstanding.

Name	Number of Shares Beneficially Owned(1)(2)		RSUs and PRSUs Vesting Within 60 Days	Exercisable Options (3)		Total	% of Shares Outstanding (4)(5)	Other Stock-Based Items (6)	Total Stock-Based Ownership
William P. Stiritz	4,651,518	(7)	—	—		4,651,518	7.4%	128,691	4,780,209
Robert V. Vitale	527,135	(8)	—	434,427	(9)	961,562	1.5%	1,450	963,012
Dorothy M. Burwell	—		—	—		—	*	1,514	1,514
Edwin H. Callison	9,980	(10)	—	25,000	(11)	34,980	*	19,051	54,031
Gregory L. Curl	16,232		—	15,000	(11)	31,232	*	917	32,149
Thomas C. Erb	3,000		—	—		3,000	*	402	3,402
Robert E. Grote	11,312	(12)	—	15,000	(11)	26,312	*	19,284	45,596
Ellen F. Harshman	3,200		—	—		3,200	*	3,644	6,844
David W. Kemper	18,200		—	10,000	(11)	28,200	*	9,120	37,320
Jennifer Kuperman	—		—	—		—	*	402	402
David P. Skarie	31,834	(13)	—	15,000	(11)	46,834	*	19,581	66,415
Jeff A. Zadoks	49,938		—	19,537		69,475	*	—	69,475
Howard A. Friedman	8,427		—	24,678		33,105	*	—	33,105
Diedre J. Gray	42,908	(14)	—	16,966		59,874	*	—	59,874
Mark W. Westphal	50,190	(15)	—	43,644		93,834	*	—	93,834
All directors and executive officers as a group (16 people)	5,423,874		—	619,252		6,043,126	9.6%	204,056	6,247,182

_________
(1)In addition to the shares of our common stock shown as beneficially owned in this column, certain of our directors, director nominees and executive officers also beneficially owned, with sole voting and dispositive power, shares of Class A common stock of BellRing Brands, Inc., our publicly-traded subsidiary, as follows: Jennifer Kuperman - 4,395 shares (representing less than 1% of the shares outstanding) and Robert V. Vitale - 10,300 shares (representing less than 1% of the shares outstanding). Collectively, our directors, director nominees and executive officers beneficially held 14,695 shares of Class A common stock of BellRing, representing less than 1% of the shares outstanding. None of such shares were pledged as security, and none of our directors, director nominees or executive officers had a right to acquire beneficial ownership of any other shares of Class A common stock of BellRing.
(2)None of our directors, director nominees or executive officers beneficially owned any equity securities of Post Holdings Partnering Corporation, our publicly-traded affiliate, or had a right to acquire beneficial ownership of any such equity securities.
(3)Includes the number of shares which could be acquired upon the exercise of vested options, or options that vest within 60 days of November 22, 2021, by all directors, director nominees and executive officers.
(4)The number of shares outstanding for purposes of this calculation for each individual was the number of shares outstanding as of November 22, 2021 (62,563,659 shares), plus the number of shares which could be acquired upon the exercise of vested options, or options that vest within 60 days of that date, by such individual.
(5)The number of shares outstanding for purposes of this calculation for all directors, director nominees and executive officers as a group was the number of shares outstanding as of November 22, 2021 (62,563,659 shares), plus the number of shares which could be acquired upon the exercise of vested options, or options that vest within 60 days of that date (619,252 shares), by all directors, director nominees and executive officers.
(6)Includes indirect interests in shares of our common stock held under our Deferred Compensation Plan for Non-Management Directors. For Mr. Vitale, includes indirect interests in shares of our common stock held under our Executive Savings Investment Plan. Although indirect interests in shares of our common stock under deferred compensation plans may not be voted or transferred, they have been included in the table above as they represent an economic interest in our common stock that is subject to the same market risk as ownership of actual shares of our common stock.
(7)Includes 169,369 shares of common stock held in a trust for the benefit of Mr. Stiritz. Mr. Stiritz also has shared voting and investment power with respect to 384,132 shares of common stock held by his wife.
(8)Includes 290,647 shares held in trusts for the benefit of Mr. Vitale, 12,961 shares held in a trust for the benefit of his spouse and 26,388 shares held in trusts for the benefit of his children. Mr. Vitale also has shared voting and investment power with respect to 90,000 shares held by his spouse.
(9)Includes 170,000 exercisable stock options held in a trust for the benefit of Mr. Vitale.
(10)Includes 100 shares of common stock held by Mr. Callison’s wife. Mr. Callison also has shared voting and investment power with respect to 300 shares held in a family trust and 880 shares held in his daughter’s and grandchildren’s trusts.
(11)Prior to 2016, our non-management directors (other than our Chairman of the Board) were granted SARs on an annual basis; these SARs became exercisable three years from the date of grant.
(12)Mr. Grote has shared voting and investment power with respect to 1,000 shares held in his children’s trust.
(13)Mr. Skarie has shared voting and investment power with his wife with respect to 432 shares held in his children’s trust.
(14)Ms. Gray has shared voting and investment power with her husband with respect to 25,938 shares held in a revocable trust.
(15)Includes 16,139 shares of common stock held by Mr. Westphal in the Post Holdings, Inc. Savings Investment Plan.

Delinquent Section 16(a) Reports
Our Section 16 officers and directors are required under the Exchange Act to file reports of ownership and changes in ownership of our common stock with the SEC and the NYSE. Copies of those reports also must be furnished to us.
Based solely upon a review of copies of those reports, other documents furnished to us and written representations that no other reports were required, we believe that all such filing requirements applicable to officers and directors have been complied with during fiscal year 2021.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Policies and Procedures Governing Related Party Transactions
Our written code of conduct for directors, officers and employees contains written conflict of interest policies that are designed to prevent each director and executive officer from engaging in any transaction that could be deemed a conflict of interest.
Our Corporate Governance and Compensation Committee is responsible for reviewing transactions in which one or more directors or officers may have an interest. The Committee acts pursuant to a written charter, giving the Committee the authority to oversee compliance with legal and regulatory requirements, codes of conduct and ethics programs established by the Company. If the Committee determines that a director or officer has a direct or indirect material interest in a transaction involving us, the Committee will either approve, ratify or disapprove the transaction. In considering a related party transaction, the Committee will take into account relevant facts and circumstances, including the following:
•whether the terms of the transaction are no less favorable to us than terms generally available to an unaffiliated third party under similar circumstances;
•the materiality of the director’s or officer’s interest in the transaction, including any actual or perceived conflicts of interest; and
•the importance of the transaction and the benefit (or lack thereof) of such transaction to us.
We expect that the Committee will not approve or ratify such transaction unless, after considering all facts and circumstances, including the factors listed above, it determines that the transaction is in, or is not inconsistent with, the best interests of our Company and our shareholders. In the event management, in the normal course of reviewing corporate records, determines a related party transaction exists which was not approved by the Committee, management will present the transaction to the Committee for consideration.
No director will be permitted to participate in the approval of a related party transaction in which such director was interested. If a related party transaction will be ongoing, the Committee may establish guidelines for management to follow in its ongoing dealings with the related party.
Mr. Nick Stiritz, the adult son of Mr. William Stiritz, our Chairman of the Board, joined Premier Nutrition Company, LLC, a subsidiary of BellRing, as a Brand Manager in November 2013. Mr. Nick Stiritz was a Director of Marketing of Premier Nutrition Company, LLC during fiscal year 2021 and, effective December 1, 2021, he was promoted to Senior Director of Marketing. In fiscal year 2021, his total compensation exceeded $120,000, including an annual base salary of $196,741, a bonus of $73,778 and 2,493 RSUs for shares of BellRing Class A common stock with a grant date fair value of $49,985 (computed in accordance with FASB ASC Topic 718). In November 2020 and November 2021, the Committee reviewed this transaction in accordance with the related party policy described above, and determined that no conflict of interest would arise from such transaction. In setting Mr. Nick Stiritz’s compensation, we and BellRing and its subsidiaries followed the same policies and practices that have historically been used to set compensation for other similarly-situated employees.

Mr. Thomas Erb, a member of our Board of Directors, is the Chairman Emeritus of the law firm of Lewis Rice. Lewis Rice is one of our main outside law firms, and we pay Lewis Rice its customary fees for its services, which consisted of approximately $3.0 million for fiscal year 2021. Mr. Erb does not have a direct material interest in the payment of such fees, but has an indirect interest as a member of Lewis Rice. Because of the relationship with and fees paid to Lewis Rice, the Board did not deem Mr. Erb independent as of May 2021 when he was appointed to the Board of Directors. In May 2021 and November 2021, the Committee reviewed this transaction in accordance with the related party policy described above, and determined that no conflict of interest would arise from such transaction.

OTHER MATTERS

Proxy Solicitation
We will bear the expense of preparing, making available or otherwise transmitting this proxy statement and the accompanying materials. We have paid certain entities for assistance with preparing this proxy statement and the proxy card. We also will pay for the solicitation of proxies. We hired Georgeson LLC to assist in the solicitation of proxies for a fee of $14,000 plus expenses. We will reimburse brokers, banks and other nominees for costs, including postage and handling, reasonably incurred by them in sending proxy materials to the beneficial owners of our common stock. In addition to the standard mail, our employees may make proxy solicitations via telephone, email, facsimile, the Internet or personal contact. Our employees will not receive additional compensation for these activities.

Shareholder Director Nominations and Proposals for the 2023 Annual Meeting
Under our Amended and Restated Bylaws, shareholders who desire to nominate a director or present any other business at an annual meeting of shareholders must follow certain procedures. Generally, to be considered at the 2023 annual meeting of shareholders, a shareholder nomination of a director or a proposal not to be included in the proxy statement and notice of meeting must be received by our corporate secretary between September 29, 2022 and October 29, 2022. However, if the shareholder desires that the proposal be included in our proxy statement and notice of meeting for the 2023 annual meeting of shareholders, then it must be received by our corporate secretary no later than August 8, 2022 and also must comply in all respects with the rules and regulations of the SEC and the laws of the State of Missouri. A copy of the Amended and Restated Bylaws will be furnished to any shareholder without charge upon written request to our corporate secretary.

Form 10-K and Other Filings
Promptly upon written or oral request and at no charge, we will provide a copy of any of our filings with the SEC, including our Annual Report on Form 10-K, with financial statements and schedules for our most recent fiscal year. We may impose a reasonable fee for expenses associated with providing copies of separate exhibits to the report when such exhibits are requested. To request a copy, shareholders can contact our corporate secretary. Our corporate secretary may be reached by telephone at (314) 644-7600 or by mail at our principal executive offices at Post Holdings, Inc., 2503 S. Hanley Road, St. Louis, Missouri 63144, Attention: Corporate Secretary. These documents also are available on our website at www.postholdings.com and the website of the SEC at www.sec.gov. Information on our website does not constitute part of (and shall not be deemed incorporated by reference in) this proxy statement or any other document we file with the SEC.

Internet Availability of Proxy Materials
The notice of annual meeting, proxy statement and our 2021 annual report to shareholders may be viewed online at www.envisionreports.com/POST and on our website at www.postholdings.com. Information on our website does not constitute part of (and shall not be deemed incorporated by reference in) this proxy statement or any other document we file with the SEC. You may find more information about the date, time and location of the annual meeting of shareholders, as well as the items to be voted on by shareholders at the annual meeting, in the section entitled Proxy and Voting Information beginning on page 3 of this proxy statement. There, you also will find information about attending the virtual annual meeting and voting your proxy, including where you may find the individual control numbers necessary to vote your shares by telephone or over the Internet.
If you are a shareholder of record and are interested in receiving future proxy statements and annual reports electronically, you should contact our transfer agent by accessing your account at www.envisionreports.com/POST and following the instructions as listed. If you hold shares of our common stock through a broker, bank or other nominee, please refer to the instructions provided by that entity for instructions on how to elect this option.

List of Shareholders
For a period of 10 days prior to the virtual annual meeting, a complete list of the shareholders entitled to vote at the annual meeting will be available and open to the inspection of any shareholder during normal business hours at our principal executive offices at 2503 S. Hanley Road, St. Louis, Missouri 63144. As our principal executive offices may be closed at that time due to the COVID-19 pandemic, please contact our corporate secretary by telephone at (314) 644-7600 in advance to arrange for inspection of the list of shareholders. A complete list of shareholders entitled to vote at the annual meeting also will be available at the annual meeting website during the meeting.

Householding
SEC rules allow delivery of a single proxy statement and annual report to shareholders to households at which two or more shareholders reside. Accordingly, shareholders sharing an address who previously have been notified by their broker or its intermediary will receive only one copy of the proxy statement and annual report to shareholders, unless the shareholder has provided contrary instructions. Individual proxy cards or voting instruction forms (or electronic voting facilities) will, however, continue to be provided for each shareholder account. This procedure, referred to as “householding,” reduces the volume of duplicate information received by shareholders, as well as our expenses. Shareholders having multiple accounts may have received householding notifications from their respective brokers, and consequently, such shareholders may receive only one proxy statement and annual report to shareholders. Shareholders who prefer to receive separate copies of the proxy statement and annual report to shareholders, either now or in the future, may request to receive separate copies of the proxy statement and annual report to shareholders by notifying our corporate secretary and those materials will be delivered promptly. Shareholders currently sharing an address with another shareholder who wish to have only one proxy statement and annual report to shareholders delivered to the household in the future also should contact our corporate secretary. Our corporate secretary may be reached by telephone at (314) 644-7600 or by mail at our principal executive offices at Post Holdings, Inc., 2503 S. Hanley Road, St. Louis, Missouri 63144, Attention: Corporate Secretary.

By order of the Board of Directors,
/s/ Diedre J. Gray
Diedre J. Gray
Executive Vice President, General Counsel
and Chief Administrative Officer, Secretary

December 6, 2021

ANNEX A
POST HOLDINGS, INC.
2021 LONG-TERM INCENTIVE PLAN
1.Establishment and Purpose. Post Holdings, Inc. hereby establishes, effective November 17, 2021, an incentive compensation plan known as the “Post Holdings, Inc. 2021 Long-Term Incentive Plan.” The purpose of the Plan is to attract, retain and motivate Participants (as defined herein) by offering such individuals opportunities to realize stock price appreciation, by facilitating stock ownership and/or by rewarding them for achieving a high level of performance.
2.Definitions. The capitalized terms used in this Plan have the meanings set forth below.
(a)“Affiliate” means any corporation that is a Subsidiary of the Company and, for purposes other than the grant of Incentive Stock Options, any limited liability company, partnership, corporation, joint venture, or any other entity in which the Company or any such Subsidiary owns an equity interest.
(b)“Agreement” means a written agreement, contract, certificate or other instrument or document (which may be transmitted electronically to any Participant) evidencing the terms and conditions of an Award in such form (not inconsistent with this Plan) as the Committee approves from time to time, together with all amendments thereof, which amendments may be made unilaterally by the Company (with the approval of the Committee) unless such amendments are deemed by the Committee to be materially adverse to the Participant and not required as a matter of law.
(c)“Associate” means any service provider (including any employee, director, general partner, consultant or advisor) to the Company or an Affiliate. References in this Plan to “employment” and related terms (except for references to “employee” in this definition of “Associate” or in Section 7(a)(i)) shall include the providing of services as a service provider to the Company or an Affiliate who is not an employee of the Company or an Affiliate.
(d)“Award” means a grant made under this Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares or any Other Award, whether singly, in combination or in tandem.
(e)“Board” means the Board of Directors of the Company.
(f)“Cause” shall have the meaning ascribed to such term in the Agreement.
(g)“Change in Control” shall mean any of the following:
(i)Individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board.
(ii)More than 50% of the (x) combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (“Outstanding Company Voting Securities”) or (y) then outstanding Shares of Stock (“Outstanding Company Common Stock”) is directly or indirectly acquired or beneficially owned (as defined in Rule 13d-3 under the Exchange Act, or any successor rule thereto) by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), provided, however, that the following acquisitions and beneficial ownership shall not constitute Changes in Control pursuant to this paragraph 2(g)(ii):
(A)any acquisition or beneficial ownership by the Company or a Subsidiary, or
(B)any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one of more of its Subsidiaries.
(iii)Consummation of a reorganization, merger, share exchange or consolidation (a “Business Combination”), unless in each case following such Business Combination:
(A)all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other governing body, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company through one or more subsidiaries);

(B)no individual, entity or group (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors or other governing body of the entity resulting from such Business Combination, except to the extent that such individual, entity or group owned more than 50% of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the Business Combination; and
(C)at least a majority of the members of the board of directors or other governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, approving such Business Combination.
(iv)The Company shall sell or otherwise dispose of all or substantially all of the assets of the Company (in one transaction or a series of transactions).
(v)The shareholders of the Company shall approve a plan to liquidate or dissolve the Company and the Company shall commence such liquidation or dissolution of the Company.
Notwithstanding anything herein to the contrary, an event described herein shall be considered a Change in Control hereunder only if it also constitutes a “change in control event” under Section 409A of the Code, to the extent necessary to avoid the adverse tax consequences thereunder.
(h) “Change in Control Date” shall mean, in the case of a Change in Control defined in clauses (i) through (iv) of the definition thereof, the date on which the event is consummated, and in the case of a Change in Control defined in clause (v) of the definition thereof, the date on which the Company shall commence such liquidation or dissolution.
(i)“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.
(j)“Committee” means the committee of directors appointed by the Board to administer this Plan. In the absence of a specific appointment, “Committee” shall mean the compensation committee of the Board.
(k)“Company” means Post Holdings, Inc., a Missouri corporation, or any successor to all or substantially all of its businesses by merger, consolidation, purchase of assets or otherwise.
(l)“Disability” means, except as otherwise provided in an Agreement, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, provided, however, for purposes of determining the Term of an Incentive Stock Option, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be determined under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the Term of an Incentive Stock Option within the meaning of Section 22(e)(3) of the Code, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates, provided that the definition of disability applied under such disability plan meets the requirements of a Disability in the first sentence hereof.
(m)“Exchange Act” means the Securities Exchange Act of 1934, as amended; “Exchange Act Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor regulation.
(n)“Fair Market Value” as of any date means, unless otherwise expressly provided in this Plan:
(i)(A) the closing sales price of a Share on the composite tape for New York Stock Exchange (“NYSE”) listed shares, or if Shares are not quoted on the composite tape for NYSE listed shares, on the Nasdaq Global Select Market or any similar system then in use, or (B) if clause (i)(A) is not applicable, the mean between the closing “bid” and the closing “asked” quotation of a Share on the Nasdaq Global Select Market or any similar system then in use, or (C) if the Shares are not quoted on the NYSE composite tape or the Nasdaq Global Select Market or any similar system then in use, the closing sale price of a Share on the principal United States securities exchange registered under the Exchange Act on which the Shares are listed, in any case on the specified date, or, if no sale of Shares shall have occurred on that date, on the immediately preceding day on which a sale of Shares occurred, or

(ii)if clause (i) is not applicable, what the Committee determines in good faith to be 100% of the fair market value of a Share on that date.
In the case of any Option or Stock Appreciation Right, the determination of Fair Market Value shall be done in a manner consistent with the then current regulations of the Secretary of the Treasury. The determination of Fair Market Value shall be subject to adjustment as provided in Section 12(f) hereof.
(o)“Good Reason” means, except as otherwise provided in an Agreement, the occurrence of one or more of the following, which circumstances are not remedied by the Company within thirty (30) days after its receipt of a written notice from the Participant describing the applicable circumstances (which notice must be provided by the Participant within 90 days after the Participant’s knowledge of the applicable circumstances): (i) a material diminution in a Participant’s duties and responsibilities, (ii) a material decrease in a Participant’s base salary or bonus opportunity, or (iii) a geographical relocation of the Participant’s principal office location by more than fifty (50) miles, in each case, without written consent; provided that in each case, the Participant must actually terminate his or her employment within thirty (30) days following the Company’s thirty (30)-day cure period specified herein.
(p)“Incentive Stock Option” means any Option designated as such and granted in accordance with the requirements of Section 422 of the Code or any successor to such section.
(q)“Incumbent Board” means the group of directors consisting of (i) those individuals who, as of the effective date of the Plan, constituted the Board; and (ii) any individuals who become directors subsequent to such effective date whose appointment, election or nomination for election by the shareholders of the Company was approved by a vote of at least a majority of the directors then comprising the Incumbent Board. The Incumbent Board shall exclude any individual whose initial assumption of office occurred (i) as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or group (other than a solicitation of proxies by the Incumbent Board) or (ii) with the approval of the Incumbent Board but by reason of any agreement intended to avoid or settle a proxy contest.
(r)“Non-Employee Director” means a member of the Board who is a “non-employee director,” as defined by Exchange Act Rule 16b-3.
(s)“Non-Qualified Stock Option” means an Option other than an Incentive Stock Option.
(t)“Option” means a right to purchase Stock (or, if the Committee so provides in an applicable Agreement, Restricted Stock), including both Non-Qualified Stock Options and Incentive Stock Options granted under Section 7 hereof.
(u)“Other Award” means an Award of Stock, an Award based on Stock other than Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Performance Shares, or a cash-based Award granted under Section 11 hereof.
(v)“Parent” means a “parent corporation,” as that term is defined in Section 424(e) of the Code, or any successor provision.
(w)“Participant” means an Associate to whom an Award is granted pursuant to the Plan or, if applicable, such other person who validly holds an outstanding Award.
(x)“Performance Criteria” means performance goals relating to certain criteria as further described in Section 9 hereof.
(y)“Performance Period” means one or more periods of time, as the Committee may select, over which the attainment of one or more performance goals (including Performance Criteria) will be measured for the purpose of determining which Awards, if any, are to vest or be earned.
(z)“Performance Shares” means a contingent award of a specified number of Performance Shares or Units granted under Section 9 hereof, with each Performance Share equivalent to one or more Shares or a fractional Share or a Unit expressed in terms of one or more Shares or a fractional Share, as specified in the applicable Agreement, a variable percentage of which may vest or be earned depending upon the extent of achievement of specified performance objectives during the applicable Performance Period.
(aa)“Plan” means this 2021 Long-Term Incentive Plan, as amended and in effect from time to time.

(bb)    “Restricted Stock” means Stock granted under Section 10 hereof so long as such Stock remains subject to one or more restrictions.
(cc)    “Restricted Stock Units” means Units of Stock granted under Section 10 hereof.
(dd)    “Retirement” shall mean, except as otherwise provided in an Agreement, a voluntary termination of employment after attainment of age 65.
(ee)    “Securities Act” means the Securities Act of 1933, as amended.
(ff)    “Share” means a share of Stock.
(gg)    “Stock” means the Company’s common stock, $0.01 par value per share (as such par value may be adjusted from time to time) or any securities issued in respect thereof by the Company or any successor to the Company as a result of an event described in Section 12(f).
(hh)    “Stock Appreciation Right” means a right, the value of which is determined relative to appreciation in value of Shares pursuant to an Award granted under Section 8 hereof.
(ii)    “Subsidiary” means a “subsidiary corporation,” as that term is defined in Section 424(f) of the Code, or any successor provision.
(jj)    “Successor” with respect to a Participant means, except as otherwise provided in an Agreement, the legal representative of an incompetent Participant and, if the Participant is deceased, the legal representative of the estate of the Participant or the person or persons who may, by bequest or inheritance, or under the terms of an Award or forms submitted by the Participant to the Committee under Section 12(h) hereof, acquire the right to exercise an Option or Stock Appreciation Right or receive cash and/or Shares issuable in satisfaction of an Award in the event of a Participant’s death.
(kk)    “Term” means the period during which an Option or Stock Appreciation Right may be exercised or the period during which the restrictions placed on Restricted Stock or any other Award are in effect.
(ll)    “Unit” means a bookkeeping entry that may be used by the Company to record and account for the grant of Stock, Units of Stock, Stock Appreciation Rights and Performance Shares expressed in terms of Units of Stock until such time as the Award is paid, canceled, forfeited or terminated. No Shares will be issued at the time of grant, and the Company will not be required to set aside a fund for the payment of any such Award.
Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.
3.Administration.
(a)Authority of Committee. The Committee shall administer this Plan or delegate its authority to do so as provided herein or, in the Board’s sole discretion or in the absence of the Committee, the Board shall administer this Plan. Subject to the terms of the Plan, the Committee’s charter and applicable laws, and in addition to other express powers and authorization conferred by the Plan, the Committee shall have the authority:
(i)to construe and interpret the Plan and apply its provisions;
(ii)to promulgate, amend and rescind rules and regulations relating to the administration of the Plan;
(iii)to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;
(iv)to determine when Awards are to be granted under the Plan and the applicable grant date;
(v)from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted;
(vi)to determine the number of Shares or the amount of cash to be made subject to each Award, subject to the limitations set forth in this Plan;
(vii)to determine whether each Option is to be an Incentive Stock Option or a Non-Qualified Stock Option;

(viii)to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Agreement relating to such grant;
(ix)to determine the target number of Performance Shares to be granted pursuant to an Award of Performance Shares, the performance measures that will be used to establish the performance goals (including Performance Criteria), the performance period(s) and the number of Performance Shares earned by a Participant;
(x)to designate an Award (including a cash bonus) as a performance Award and to select the performance criteria that will be used to establish the performance goals (including Performance Criteria);
(xi)to amend any outstanding Awards; provided, however, that if any such amendment is materially adverse to a Participant’s rights, such amendment shall also be subject to the Participant’s consent, unless such amendment is required by law;
(xii)to determine whether, to what extent and under what circumstances Awards may be settled, paid or exercised in cash, Shares or other Awards or other property, or canceled, forfeited or suspended;
(xiii)to determine the duration and purpose of leaves and absences which may be granted to a Participant without constituting termination of employment for purposes of the Plan;
(xiv)to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;
(xv)to interpret, administer or reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and
(xvi)to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.
Notwithstanding the foregoing, in administering this Plan with respect to Awards for Non-Employee Directors, the Board shall exercise the powers of the Committee. The Committee has the authority and discretion to make modifications to this Plan or Awards granted to Participants outside of the United States as the Committee determines to be necessary or appropriate to fulfill the purposes of this Plan or to conform to applicable requirements or practices of jurisdictions outside of the United States.
The Committee shall not have the right, without shareholder approval, to (i) reduce or decrease the purchase price for an outstanding Option or Stock Appreciation Right, (ii) cancel an outstanding Option or Stock Appreciation Right for the purpose of replacing or re-granting such Option or Stock Appreciation Right with a purchase price that is less than the original purchase price, (iii) extend the Term of an Option or Stock Appreciation Right or (iv) deliver stock, cash or other consideration in exchange for the cancellation of an Option or Stock Appreciation Right, the purchase price of which exceeds the Fair Market Value of the Shares underlying such Option or Stock Appreciation Right as of the date of such cancellation.
All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.
(b)Delegation. The Committee, or if no Committee has been appointed, the Board, may delegate all or any part of the administration of the Plan to one or more committees of one or more members of the Board, or to senior officers of the Company, and may authorize further delegation by such committees to senior officers of the Company, in each case, to the extent permitted by Missouri law and subject to the Committee’s charter; provided that, determinations regarding the timing, pricing, amount and terms of any Award to a “reporting person” for purposes of Section 16 of the Exchange Act shall be made only by the Committee; and provided further that subject to Section 3(e) no such delegation may be made that would cause Awards or other transactions under this Plan to cease to be exempt from Section 16(b) of the Exchange Act or cause an Award intended to qualify for favorable treatment under the Code or any other applicable law not to qualify for, or to cease to qualify for, such favorable treatment. Any such delegation may be revoked by the Committee at any time. The term “Committee” shall apply to any person or persons to whom such authority has been delegated in respect of actions within the scope of such delegation. The Board may abolish, suspend or supersede the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.
(c)Board Authority. Any authority granted to the Committee may also be exercised by the Board or another duly authorized committee or delegate of the Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control. Without limiting the generality of the foregoing, to the extent the Board has delegated any authority under this Plan to another committee of the Board, such authority shall not be exercised by the Committee unless expressly permitted by the Board in connection with such delegation.
(d)Awards for Non-Employee Directors. The Board (which may delegate the determination to a committee of the Board) may from time to time determine that each individual who is elected or appointed to the office of director as a Non-Employee Director receive an Award (other than Incentive Stock Options) as compensation, in whole or in part, for such individual’s services as a director. In determining the level and terms of such Awards for Non-Employee Directors, the Board may consider such factors as compensation practices of comparable companies with respect to directors, consultants’ recommendations and such other information as the Board may deem appropriate.
(e)Committee Composition. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Exchange Act Rule 16b-3, the Code or other applicable law. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a committee of the Board that does not at all times consist solely of two or more Non-Employee Directors.
4.Shares Available; Maximum Payouts.
(a)Shares Available. Subject to adjustment in accordance with Section 12(f) and subject to Section 4(b), the total number of Shares available for the grant of Awards under the Plan shall be (i) 2,400,000 (two million four hundred thousand) Shares plus (ii) the number of Shares that, immediately prior to the date of approval of this Plan by the Company’s shareholders, remain available for future awards under the Post Holdings, Inc. 2019 Long-Term Incentive Plan (including any Shares assumed thereunder from the Post Holdings, Inc. 2016 Long-Term Incentive Plan). Such number of Shares shall be increased by the number of Shares made available as a result of any awards that are forfeited, cancelled or terminated, or that expire or lapse for any reason, after the date of approval of this Plan by the Company’s shareholders under the Post Holdings, Inc. 2019 Long-Term Incentive Plan, the Post Holdings, Inc., 2016 Long-Term Incentive Plan or the Post Holdings, Inc. 2012 Long-Term Incentive Plan, as amended and restated. No more than a maximum aggregate of 2,400,000 (two million four hundred thousand) Shares may be granted as Incentive Stock Options. Stock Options, Stock Appreciation Rights and Restricted Stock awarded, and Awards of Restricted Stock Units, Performance Shares and Other Awards settled in Shares awarded, shall reduce the number of Shares available for Awards by one Share for every one Share subject to such Award. Shares issued under this Plan may be authorized and unissued shares or issued shares held as treasury shares. Any Shares that again become available for future grants pursuant to Section 4 shall be added back as one Share. The following Shares may not again be made available for issuance as Awards: (i) Shares not issued or delivered as a result of the net settlement of an outstanding Stock Appreciation Right or Stock Option; (ii) Shares used to pay the exercise price or withholding taxes related to an outstanding Award; or (iii) Shares repurchased on the open market with the proceeds of a Stock Option exercise price.
(b)Shares Not Applied to Limitations. The following will not be applied to the Share limitations of subsection 4(a) above: (i) any Shares subject to an Award under the Plan to the extent to which such Award is forfeited, cancelled, terminated, expires or lapses for any reason; and (ii) Shares and any Awards that are granted through the settlement, assumption or substitution of outstanding awards previously granted (subject to applicable repricing restrictions herein), or through obligations to grant future awards, as a result of a merger, consolidation or acquisition of the employing company with or by the Company. If an Award is settled in cash, the number of Shares on which the Award is based shall not be applied to the Share limitations of subsection 4(a).
(c)Award Limitations.
(i)No Participant shall be granted (A) Options to purchase Shares and Stock Appreciation Rights with respect to more than 2,400,000 (two million four hundred thousand) Shares in the aggregate, (B) any other Awards with respect to more than 2,400,000 (two million four hundred thousand) Shares in the aggregate (or, in the event such Award denominated or expressed in terms of number of Shares or Units is paid in cash, the equivalent cash value thereof) or (C) any cash bonus Awards not denominated or expressed in terms of number of Shares or Units with a value that exceeds ten million (10,000,000) dollars in the aggregate, in each of (A), (B) and (C), in any twelve-month period under this Plan (such Share limits being subject to adjustment under Section 12(f) hereof).
(ii)Notwithstanding the foregoing, in no event shall the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any single Non-Employee

Director during any single calendar year, taken together with any cash retainers payable to such person during such calendar year and any Company matching contributions credited toward such person’s account under the deferred compensation plan for Non-Employee Directors with respect to such calendar year, exceed $500,000 (or, for the non-employee Chairperson of the Board, $700,000).
(d)No Fractional Shares. No fractional Shares may be issued under this Plan; fractional Shares will be rounded down to the nearest whole Share.
5.Eligibility. Awards may be granted under this Plan to any Associate at the discretion of the Committee.
6.General Terms of Awards.
(a)Awards. Awards under this Plan may consist of Options (either Incentive Stock Options or Non-Qualified Stock Options), Stock Appreciation Rights, Performance Shares, Restricted Stock, Restricted Stock Units or Other Awards.
(b)Amount of Awards. Each Agreement shall set forth the number of Shares of Restricted Stock, Stock, Units of Stock or Performance Shares, or the amount of cash, subject to such Agreement, or the number of Shares to which the Option applies or with respect to which payment upon the exercise of the Stock Appreciation Right is to be determined, as the case may be, together with such other terms and conditions applicable to the Award (not inconsistent with this Plan) as determined by the Committee in its sole discretion.
(c)Term. Each Agreement, other than those relating solely to Awards of Stock without restrictions, shall set forth the Term of the Award and any applicable Performance Period, as the case may be, but in no event shall the Term of an Award or the Performance Period be longer than ten years after the date of grant. An Agreement with a Participant may permit acceleration of vesting requirements and of the expiration of the applicable Term upon such terms and conditions as shall be set forth in the Agreement, which may, but, unless otherwise specifically provided in this Plan, need not, include, without limitation, acceleration resulting from the occurrence of the Participant’s death or Disability. Acceleration of the Performance Period of Performance Shares and other performance-based Awards shall be subject to Section 9 and/or Section 12(f) hereof, as applicable.
(d)Agreements. Each Award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions, as determined by the Committee, that shall apply to such Award, in addition to the terms and conditions specified in this Plan.
(e)Transferability. Except as otherwise permitted by the Committee, during the lifetime of a Participant to whom an Award is granted, only such Participant (or such Participant’s legal representative) may exercise an Option or Stock Appreciation Right or receive payment with respect to any other Award. Except as may be permitted by the Committee in the case of a transfer not for value, no Award of Restricted Stock (prior to the expiration of the restrictions), Restricted Stock Units, Options, Stock Appreciation Rights, Performance Shares or Other Award (other than an award of Stock without restrictions) may be sold, assigned, transferred, exchanged or otherwise encumbered, and any attempt to do so (including pursuant to a decree of divorce or any judicial declaration of property division) shall be of no effect. Notwithstanding the immediately preceding sentence, an Agreement may provide that an Award shall be transferable to a Successor in the event of a Participant’s death.
(f)Termination of Employment. Each Agreement shall set forth the extent to which the Participant shall have the right to exercise and/or retain an Award following termination of the Participant’s service with the Company or its Affiliates, including, without limitation, upon death or Disability or other termination of employment. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Agreement, need not be uniform among Agreements issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.
(g)Change in Control. In the event the Participant ceases to be employed with the Company, either as a result of a termination by the Company without Cause or by the Participant for Good Reason, in connection with a Change in Control:
(i)all Options and Stock Appreciation Rights shall become immediately exercisable with respect to 100% of the Shares subject to such Options or Stock Appreciation Rights, and/or the period of restriction shall expire and the Award shall vest immediately with respect to 100% of the Shares of Restricted Stock, Restricted Stock Units and any other Award; and
(ii)the Agreement will specify that, with respect to performance-based awards, all performance goals (including Performance Criteria) or other vesting criteria will be either (A) deemed achieved at 100% target levels and adjusted pro rata based on the applicable portion of the performance period which has passed, (B) vested based upon actual performance levels, or (C) the greater of (A) or (B); and

(iii)all other terms and conditions will be deemed met.
(h)Rights as Shareholder. A Participant shall have no right as a shareholder with respect to any securities covered by an Award until the date the Participant becomes the holder of record.
(i)Minimum Vesting of Awards. Except with respect to a maximum of five percent (5%) of the Shares authorized in Section 4(a) and subject to Sections 6(g) and 12(f), Awards that vest solely on the basis of the passage of time or continued employment with the Company, or any Awards that vest upon the attainment of performance goals (including Performance Criteria), shall not provide for vesting which is any more rapid than immediate vesting on the first anniversary of the Award grant date. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of such Awards in certain events, including in the event of the Participant’s death, Disability or Retirement.
(j)Performance Goals. The Committee may require the satisfaction of certain performance goals (including Performance Criteria) as a condition to the grant, vesting or payment of any Award provided under the Plan.
7.Stock Options.
(a)Terms of All Options.
(i)Grants. Each Option shall be granted pursuant to an Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. Incentive Stock Options may only be granted to Associates who are employees of the Company or an Affiliate in accordance with the requirements of Section 422 of the Code. Only Non-Qualified Stock Options may be granted to Associates who are not employees of the Company or an Affiliate. In no event may Options known as reload options be granted hereunder. The provisions of separate Options need not be identical. Except as provided by Section 12(f), Participants holding Options shall have no dividend rights with respect to Shares subject to such Options. The Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time.
(ii)Purchase Price. The purchase price of each Share subject to an Option shall be determined by the Committee and set forth in the applicable Agreement, but shall not be less than 100% of the Fair Market Value of a Share as of the date the Option is granted. The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise. The purchase price may be paid in cash or, if the Committee so permits and upon such terms as the Committee shall approve, through delivery or tender to the Company of Shares held, either actually or by attestation, by such Participant (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased pursuant to the Option) or through a net or cashless form of exercise as permitted by the Committee, or, if the Committee so permits, a combination thereof, unless otherwise provided in the Agreement. Further, the Committee, in its discretion, may approve other methods or forms of payment of the purchase price, and establish rules and procedures therefor.
(iii)Exercisability. Each Option shall vest and be exercisable in whole or in part on the terms and for the duration provided in the Agreement. In no event shall any Option be exercisable at any time after its Term. When an Option is no longer exercisable, it shall be deemed to have lapsed or terminated. No Option may be exercised for a fraction of a Share.
(b)Incentive Stock Options. In addition to the other terms and conditions applicable to all Options:
(i)the aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which Incentive Stock Options held by an individual first become exercisable in any calendar year (under this Plan and all other incentive stock option plans of the Company and its Affiliates) shall not exceed $100,000 (or such other limit as may be required by the Code), if such limitation is necessary to qualify the Option as an Incentive Stock Option, and to the extent an Option granted to a Participant exceeds such limit such Option shall be treated as a Non-Qualified Stock Option;
(ii)an Incentive Stock Option shall not be exercisable and the Term of the Award shall not be more than ten years after the date of grant (or such other limit as may be required by the Code) if such limitation is necessary to qualify the Option as an Incentive Stock Option;
(iii)the Agreement covering an Incentive Stock Option shall contain such other terms and provisions which the Committee determines necessary to qualify such Option as an Incentive Stock Option; and
(iv)notwithstanding any other provision of this Plan if, at the time an Incentive Stock Option is granted, the Participant owns (after application of the rules contained in Section 424(d) of the Code, or its successor provision) Shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or its subsidiaries, (A) the option price for such Incentive Stock Option shall be at least 110% of the Fair Market Value of the Shares subject to such Incentive Stock Option on the date of grant and (B) such Option shall not be exercisable after the date five years from the date such Incentive Stock Option is granted.
8.Stock Appreciation Rights.
(a)Grant. An Award of a Stock Appreciation Right shall entitle the Participant, subject to terms and conditions determined by the Committee, to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right over (ii) a specified price which shall not be less than 100% of the Fair Market Value of such Shares as of the date of grant of the Stock Appreciation Right (“purchase price”). Each Stock Appreciation Right may be exercisable in whole or in part on and otherwise subject to the terms provided in the applicable Agreement. No Stock Appreciation Right shall be exercisable at any time after its Term. When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have lapsed or terminated. Except as otherwise provided in the applicable Agreement, upon exercise of a Stock Appreciation Right, payment to the Participant (or to his or her Successor) shall be made in the form of cash, Stock or a combination of cash and Stock (as determined by the Committee if not otherwise specified in the Award) as promptly as practicable after such exercise. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Stock) may be made in the event of the exercise of a Stock Appreciation Right. Except as provided by Section 12(f), Participants holding Stock Appreciation Rights shall have no dividend rights with respect to Shares subject to such Stock Appreciation Rights.
(b)Exercisability. Each Stock Appreciation Right shall vest and be exercisable in whole or in part on the terms provided in the Agreement. In no event shall any Stock Appreciation Right be exercisable at any time after its Term. When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have lapsed or terminated. No Stock Appreciation Right may be exercised for a fraction of a Share.
9.Performance Shares and other Awards Subject to Performance Criteria.
(a)Initial Award. An Award of Performance Shares or other Awards subject to performance goals shall entitle a Participant to future payments based upon the achievement of performance goals (including Performance Criteria) established in writing by the Committee and denominated in Stock. Payment shall be made in cash or Stock, or a combination of cash and Stock, as determined by the Committee. Such performance goals and other terms and conditions shall be determined by the Committee in its sole discretion. The Agreement shall provide for the timing of such payment.
(b)Vesting. An Award subject to this Section 9 shall vest or be earned on the terms provided in the Agreement.
(c)Valuation. To the extent that payment of a Performance Share is made in cash, a Performance Share earned after conclusion of a Performance Period shall have a value equal to the Fair Market Value of a Share on the last day of such Performance Period.
(d)Voting; Dividends. Participants holding Performance Shares or other Awards subject to performance goals shall have no voting rights with respect to such Awards and shall have no dividend rights with respect to Shares subject to such Performances Shares or other Awards subject to performance goals, other than as the Committee so provides, in its discretion, in an Agreement, or as provided by Section 12(f); provided, that, any such dividends shall be subject to the same restrictions and conditions as the Performance Shares or other Awards underlying such dividends and shall be payable only if and no earlier than at the same time as the underlying Performance Shares or other Awards subject to performance goals become vested.
(e)Performance Criteria. Performance Shares and other Awards under the Plan may be made subject to the achievement of Performance Criteria, which shall be performance goals established by the Committee which may relate to one or more business criteria as set forth herein. Performance Criteria may be applied to the Company, an Affiliate, a Parent, a Subsidiary, a division, a business unit, a corporate group or an individual or any combination thereof and may be measured in absolute levels or relative to another company or companies, a peer group, an index or indices or Company performance in a previous period. Performance may be measured over such period of time as determined by the Committee. Performance goals that may be used to establish Performance Criteria shall include but are not limited to: free cash flow, adjusted free cash flow, base-business net sales, total segment profit, adjusted EBIT/EBITDA, adjusted diluted earnings per share, adjusted gross profit, adjusted operating profit, earnings or earnings per share before income tax (profit before taxes), net earnings or net earnings per share (profit after tax), compound annual growth in earnings per share, operating income, total shareholder return, compound shareholder return, market share, return on equity, average return on invested capital, pre-tax and pre-interest expense return on average invested capital, which may be expressed on a current value basis, or sales growth, marketing, operating or workplan goals. Such Performance Criteria and the amount payable for each performance period if the Performance Criteria are achieved shall be set forth in the applicable Agreement and shall be established pursuant to such procedures and on such terms and conditions as are necessary to satisfy the requirements of the Code or other applicable law.

10.Restricted Stock and Restricted Stock Unit Awards.
(a)Grant. All or any part of any Restricted Stock or Restricted Stock Unit Award may be subject to such conditions and restrictions as may be established by the Committee, and set forth in the applicable Agreement, which may include, but are not limited to, continuous employment with the Company, a requirement that a Participant pay a purchase price for such Award, the achievement of specific performance goals (including Performance Criteria) and/or applicable securities laws restrictions. During any period in which an Award of Restricted Stock or Restricted Stock Units is restricted and subject to a substantial risk of forfeiture, (i) Participants holding Restricted Stock Awards may exercise full voting rights with respect to such Shares and (ii) Participants holding Restricted Stock Units shall have no voting rights with respect to such Awards. Except as provided by Section 12(f), dividends or dividend equivalents shall be subject to the same restrictions and conditions as the Restricted Stock Awards underlying such dividends or the Restricted Stock Units underlying the dividend equivalents and shall be payable only if and no earlier than at the same time as the underlying Restricted Stock Award or Restricted Stock Unit become vested. If the Committee determines that Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to execute and deliver to the Company an escrow agreement satisfactory to the Committee, if applicable, and an appropriate blank stock power with respect to the Restricted Stock covered by such agreement.
(b)Restrictions.
(i)Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the period during which the Award is restricted, and to such other terms and conditions as may be set forth in the applicable Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the Shares shall be subject to the restrictions on transferability set forth in the Agreement; (C) the Shares shall be subject to forfeiture for such period and subject to satisfaction of any applicable performance goals (including Performance Criteria) during such period, to the extent provided in the applicable Agreement; and (D) to the extent such Shares are forfeited, the stock certificates, if any, shall be returned to the Company, and all rights of the Participant to such Shares and as a shareholder with respect to such Shares shall terminate without further obligation on the part of the Company.
(ii)Restricted Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the period during which the Award is restricted, and the satisfaction of any applicable performance goals (including Performance Criteria) during such period, to the extent provided in the applicable Agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Agreement.
(iii)Subject to Section 6(i), the Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date the Restricted Stock or Restricted Stock Units are granted, such action is appropriate.
(c)Restricted Period. An Award of Restricted Stock or Restricted Stock Units shall vest on the terms provided in the Agreement. Each certificate representing Restricted Stock awarded under the Plan shall bear a legend in such form as the Company deems appropriate.
11.Other Awards. The Committee may from time to time grant Other Awards under this Plan, including without limitation those Awards pursuant to which a cash bonus award may be made or pursuant to which Shares may be acquired in the future, such as Awards denominated in Stock, Units of Stock, securities convertible into Stock and phantom securities. The Committee, in its sole discretion, shall determine, and provide in the applicable Agreement for, the terms and conditions of such Awards provided that such Awards shall not be inconsistent with the terms and purposes of this Plan. The Committee may, in its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions which are consistent with the terms and conditions of the Award to which such Shares relate. In addition, the Committee may, in its sole discretion, issue such Other Awards subject to the performance criteria under Section 9 hereof.
12.General Provisions.
(a)Effective Date of this Plan. This Plan shall become effective as of November 17, 2021, provided that no Shares may be issued in respect of Awards granted under this Plan if the Plan has not been approved by the shareholders of the Company within twelve (12) months after the date the Plan is adopted by the Board.
(b)Duration of this Plan; Date of Grant. This Plan shall remain in effect for a term of ten years following the date on which it is effective (i.e., until November 17, 2031) or until all Shares subject to the Plan shall have been purchased or acquired according to the Plan’s provisions, whichever occurs first, unless this Plan is sooner terminated pursuant to Section

12(e) hereof. No Awards shall be granted pursuant to the Plan after such Plan termination or expiration, but outstanding Awards may extend beyond that date. The date and time of approval by the Committee of the granting of an Award shall be considered the date and time at which such Award is made or granted, or such later effective date as determined by the Committee, notwithstanding the date of any Agreement with respect to such Award; provided, however, that the Committee may grant Awards other than Incentive Stock Options to Associates or to persons who are about to become Associates, to be effective and deemed to be granted on the occurrence of certain specified contingencies, provided that if the Award is granted to a non-Associate who is about to become an Associate, such specified contingencies shall include, without limitation, that such person becomes an Associate.
(c)Right to Terminate Employment. Nothing in this Plan or in any Agreement shall confer upon any Participant the right to continue in the employment of the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate or modify the employment of the Participant with or without cause.
(d)Tax Withholding. The Company shall withhold from any payment of cash or Stock to a Participant or other person under this Plan an amount sufficient to cover any required withholding taxes, including the Participant’s social security and Medicare taxes (FICA) and federal, state and local income tax with respect to income arising from payment of the Award. The Company shall have the right to require the payment of any such taxes before issuing any Stock pursuant to the Award. In lieu of all or any part of a cash payment from a person receiving Stock under this Plan, the Committee may, in the applicable Agreement or otherwise, permit a person to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover the person’s full FICA and federal, state and local income tax with respect to income arising from payment of the Award, through a reduction of the numbers of Shares delivered to such person or a delivery or tender to the Company of Shares held by such person, in each case valued in the same manner as used in computing the withholding taxes under applicable laws.
(e)Amendment, Modification and Termination of this Plan. Except as provided in this Section 12(e), the Board may at any time amend, modify, terminate or suspend this Plan. Except as provided in this Section 12(e), the Committee may at any time alter or amend any or all Agreements under this Plan to the extent permitted by law and subject to the requirements of Section 2(b), in which event, as provided in Section 2(b), the term “Agreement” shall mean the Agreement as so amended. Amendments are subject to approval of the shareholders of the Company only as required by applicable law or regulation, or if the amendment increases the total number of shares available under this Plan, except as provided in Section 12(f). No termination, suspension or modification of this Plan may materially and adversely affect any right acquired by any Participant (or a Participant’s legal representative) or any Successor or permitted transferee under an Award granted before the date of termination, suspension or modification, unless otherwise provided in an Agreement or otherwise or required as a matter of law. It is conclusively presumed that any adjustment for changes in capitalization provided for in Section 12(f) hereof does not adversely affect any right of a Participant or other person under an Award. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Associates with the maximum benefits provided or to be provided under the provisions of the Code relating to Incentive Stock Options or to the provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.
(f)Adjustment Upon Certain Changes.
(i)Shares Available for Grants. In the event of any change in the number of Shares outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change or transaction, the maximum aggregate number of Shares with respect to which the Committee may grant Awards and the maximum aggregate number of Shares with respect to which the Committee may grant Awards to any individual Participant in any year shall be appropriately adjusted by the Committee.
(ii)Increase or Decrease in Issued Shares Without Consideration. Subject to any required action by the shareholders of the Company, in the event of any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares, the payment of a stock dividend (but only on the Shares), or any other increase or decrease in the number of such Shares effected without receipt or payment of consideration by the Company, the Committee shall appropriately adjust the number of Shares subject to each outstanding Award and the exercise price per Share, or similar reference price, to the extent applicable, of each such Award.
(iii)Certain Mergers. Subject to any required action by the shareholders of the Company, in the event that the Company shall be the surviving corporation in any merger, consolidation or similar transaction as a result of which the holders of Shares receive consideration consisting exclusively of securities of such surviving corporation, the Committee shall have the power to adjust each Award outstanding on the date of such merger or consolidation so that it pertains and applies to the securities which a holder of the number of Shares subject to such Award would have received in such merger or consolidation.

(iv)Certain Other Transactions. In the event of (A) a dissolution or liquidation of the Company, (B) a sale of all or substantially all of the Company’s assets (on a consolidated basis), (C) a merger, consolidation or similar transaction involving the Company in which the Company is not the surviving corporation or (D) a merger, consolidation or similar transaction involving the Company in which the Company is the surviving corporation but the holders of Shares receive securities of another corporation and/or other property, including cash, the Committee shall, in its sole discretion, have the power to:
(1) cancel, effective immediately prior to the occurrence of such event, each Award (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Award was granted an amount in cash for each Share subject to such Award equal to the value, as determined by the Committee in its reasonable discretion, of such Award, provided that with respect to any outstanding Stock Option or Stock Appreciation Right such value shall be equal to the excess of (I) the value, as determined by the Committee in its reasonable discretion, of the property (including cash) received by the holder of a Share as a result of such event over (II) the exercise price per Share of such Stock Option or Stock Appreciation Right, and provided, further, that the Committee shall not accelerate the vesting of an Award in a manner that is inconsistent with Section 6(g) hereof, unless the Committee determines that such acceleration is in the best interests of the Company; or
(2) provide for the exchange of each Award (whether or not then exercisable or vested) for an Award with respect to, as appropriate, some or all of the property which a holder of the number of Shares subject to such Award would have received in such transaction and, incident thereto, make an equitable adjustment as determined by the Committee in its reasonable discretion in the exercise price of the Award, or the number of shares or amount of property subject to the Award or, if appropriate, provide for a cash payment to the Participant to whom such Award was granted in partial consideration for the exchange of the Award; or
(3) any combination of the foregoing.
(v)Other Changes. In the event of any change in the capitalization of the Company or any corporate change other than those specifically referred to in subsections (ii), (iii) or (iv), the Committee shall make equitable adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in such other terms of such Awards.
(vi)Performance Awards. In the event of any transaction or event described in this Section 12(f), including without limitation any corporate change referred to in subsection (v) hereof, and in the event of any changes in accounting treatment, practices, standards or principles, the Committee shall have the power to make equitable adjustments in any Performance Criteria and in other terms and the performance goals of any Award made pursuant to Section 9 hereof.
(vii)No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares or amount of other property subject to, or the terms related to, any Award.
(g)Other Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate, unless expressly so provided by such other plan, contract or arrangement or the Committee determines that an Award or portion of an Award should be included to reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.
(h)Beneficiary Upon Participant’s Death. To the extent that the transfer of a Participant’s Award at death is permitted by this Plan or under an Agreement, (i) a Participant’s Award shall be transferable to the beneficiary, if any, designated on forms prescribed by and filed with the Committee and (ii) upon the death of the Participant, such beneficiary shall succeed to the rights of the Participant to the extent permitted by law and this Plan. If no such designation of a beneficiary has been made, or if the Committee shall be in doubt as to the rights of any beneficiary, as determined in the Committee’s discretion, the Participant’s legal representative shall succeed to the Awards, which shall be transferable by will or pursuant to laws of descent and distribution to the extent permitted by this Plan or under an Agreement, and the Company and the Committee and Board and members thereof shall not be under any further liability to anyone.
(i)Unfunded Plan. This Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. None of the Company, its Affiliates, the Committee or the Board shall be deemed to be a trustee of any amounts to be paid under this Plan nor shall anything contained in this Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor. To the extent any person acquires a right to receive an Award under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.
(j)Limits of Liability.
(i)Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and the Agreement.
(ii)Except as may be required by law, neither the Company nor any member or former member of the Board or the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3 hereof) in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken, or not taken, in good faith under this Plan.
(iii)To the full extent permitted by law, each member and former member of the Board and the Committee and each person to whom the Committee delegates or has delegated authority under this Plan shall be entitled to indemnification by the Company against any loss, liability, judgment, damage, cost and reasonable expense incurred by such member, former member or other person by reason of any action taken, failure to act or determination made in good faith under or with respect to this Plan.
(k)Compliance with Applicable Legal Requirements. The Company shall not be required to issue or deliver a certificate for Shares distributable pursuant to this Plan unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act, the Exchange Act and the requirements of the exchanges, if any, on which the Company’s Shares may, at the time, be listed.
(l)Deferrals and Settlements. The Committee may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under this Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts.
(m)Forfeiture. The Committee may specify in an Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality or other restrictive covenants that are contained in the Agreement or otherwise applicable to the Participant, a termination of the Participant’s employment for Cause or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.
(n)Clawback and Noncompete. Notwithstanding any other provisions of this Plan, any Award which is subject to recovery under any law, government regulation, stock exchange listing requirement or Company policy will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement, or any policy adopted by the Company, whether pursuant to any such law, government regulation or stock exchange listing requirement or otherwise. In addition and notwithstanding any other provisions of this Plan, any Award shall be subject to such noncompete provisions under the terms of the Agreement or any other agreement or policy adopted by the Company, including, without limitation, any such terms providing for immediate termination and forfeiture of an Award if and when a Participant becomes an employee, agent or principal of a competitor without the express written consent of the Company.
(o)Sub-plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.
(p)Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.

(q)Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards and the Committee will not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments and to enter into non-uniform and selective Agreements.
13.Substitute Awards. Awards may be granted under this Plan from time to time in substitution for Awards held by employees or other service providers of other entities who are about to become Associates, or whose employer (or entity with respect to which such individual provides services) is about to become an Affiliate of the Company, as the result of an acquisition by or combination with the Company or Subsidiary of the Company. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the Awards in substitution for which they are granted, but with respect to Awards which are Incentive Stock Options, no such variation shall be permitted which affects the status of any such substitute option as an Incentive Stock Option.
14.Governing Law. To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the laws of Missouri, without giving effect to principles of conflicts of laws, and construed accordingly.
15.Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
16.Deferred Compensation. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Each installment in any series of payments under any Award shall be considered a “separate payment” for all purposes of Section 409A of the Code. Any payments that are due within the short-term deferral period as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable laws require otherwise. References to termination or cessation of employment, separation from service, or similar or correlative terms shall be construed to require a “separation from service” (as that term is defined in Section 1.409A-1(h) of the Code), to the extent necessary to comply with Section 409A of the Code. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid adverse tax consequences under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six-month period immediately following the Participant’s termination of employment shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, none of the Company, the Board or the Committee shall have any obligation to take any action to prevent the assessment of any tax or penalty under Section 409A of the Code and none of the Company, the Board or the Committee will have any liability to any Participant or otherwise for such tax or penalty. If any Award would be considered deferred compensation as defined under Code Section 409A and would fail to meet the requirements of Code Section 409A, then such Award shall be null and void.
17.Prior Plans. Grants of awards under the Post Holdings, Inc. 2019 Long-Term Incentive Plan shall not be made after the date of approval of this Plan by the Company’s shareholders. All grants and awards previously made under the Post Holdings, Inc. 2012 Long-Term Incentive Plan, the Post Holdings, Inc. 2016 Long-Term Incentive Plan or the Post Holdings, Inc. 2019 Long-Term Incentive Plan shall be governed by the terms of such plan.

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Proxies for shares owned through the Post Holdings, Inc. Savings Investment Plan, the 8th Avenue Food & Provisions, Inc. 401(k) Plan and the BellRing Brands, Inc. 401(k) Plan must be received by 11:59 p.m. Eastern Time on January 24, 2022.
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2022 Annual Meeting Proxy Card
▼IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼
A. Proposals — The Board of Directors recommends a vote FOR all of the nominees listed in Item No. 1 and FOR Item Nos. 2, 3 and 4.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold
01 – Gregory L. Curl	☐	☐	02 – Ellen F. Harshman	☐	☐	03 – David P. Skarie	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Ratification of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending September 30, 2022.	☐	☐	☐	3. Advisory approval of the Company’s executive compensation.	☐	☐	☐

4. Approval of the Post Holdings, Inc. 2021 Long-Term Incentive Plan.	☐	☐	☐
B. Non-Voting Items

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C. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.
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POST HOLDINGS, INC.
2022 ANNUAL MEETING OF SHAREHOLDERS
IN LIGHT OF THE COVID-19 PANDEMIC, THE BOARD OF DIRECTORS, AFTER CAREFUL CONSIDERATION, HAS DECIDED TO HOLD THE 2022 ANNUAL MEETING OF SHAREHOLDERS EXCLUSIVELY ONLINE IN ORDER TO PROTECT THE HEALTH AND SAFETY OF OUR SHAREHOLDERS AND EMPLOYEES. YOU WILL BE ABLE TO ATTEND AND PARTICIPATE IN THE ANNUAL MEETING ONLINE, VOTE YOUR SHARES ELECTRONICALLY AND SUBMIT YOUR QUESTIONS PRIOR TO AND DURING THE MEETING BY VISITING https://meetnow.global/MMC6X9U. TO ACCESS THE VIRTUAL MEETING, YOU MUST HAVE THE INFORMATION THAT IS PRINTED IN THE SHADED BAR LOCATED ON THE REVERSE SIDE OF THIS FORM. PLEASE REFER TO THE PROXY STATEMENT FOR ADDITIONAL INFORMATION. THERE IS NO PHYSICAL LOCATION FOR THE ANNUAL MEETING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING
The notice, proxy statement and Post Holdings, Inc. annual report to shareholders for the fiscal year ended September 30, 2021 are available at www.envisionreports.com/POST.

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▼IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

PROXY/VOTING INSTRUCTION CARD — POST HOLDINGS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF POST HOLDINGS, INC.
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, JANUARY 27, 2022

VIRTUAL MEETING TO BE CONDUCTED ONLINE AT
https://meetnow.global/MMC6X9U

The undersigned appoints Jeff A. Zadoks and Diedre J. Gray, and each of them, lawful attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to represent the undersigned at the Annual Meeting of Shareholders of Post Holdings, Inc., to be held on Thursday, January 27, 2022 at 9:00 a.m., Central Time, and at any adjournment or postponement thereof, and to vote in accordance with the instructions on the reverse side, shares of Common Stock of Post Holdings, Inc. which the undersigned is entitled to vote.

Trustee’s Authorization. The undersigned also authorizes Vanguard Fiduciary Trust Company to vote any shares of Common Stock of Post Holdings, Inc. credited to the undersigned’s account under the Post Holdings, Inc. Savings Investment Plan, the 8th Avenue Food & Provisions, Inc. 401(k) Plan or the BellRing Brands, Inc. 401(k) Plan at the Annual Meeting of Shareholders in accordance with the instructions on the reverse side.

THE PROXIES ARE DIRECTED TO VOTE AS SPECIFIED ON THE REVERSE SIDE AND IN THEIR DISCRETION ON ALL OTHER MATTERS COMING BEFORE THE MEETING. IF NO DIRECTION IS MADE, THE PROXIES WILL VOTE “FOR” ALL NOMINEES LISTED ON THE REVERSE SIDE AND “FOR” ITEM NOS. 2, 3 and 4.
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
IMPORTANT-PLEASE SIGN AND DATE ON THE REVERSE SIDE.
RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE;
NO POSTAGE NECESSARY.
(Continued and to be dated and signed on reverse side.)